CIT GROUP INC.
11 West 42nd Street
New York, NY 10036

April 4, 2013

Dear Stockholder:

You are cordially invited to attend our Annual Meeting of Stockholders on Tuesday, May 14, 2013, at 11:00 a.m., Eastern Daylight Saving Time, at our corporate offices at One CIT Drive, Livingston, New Jersey 07039. Internet and telephone voting are available until 11:59 p.m. Eastern Daylight Saving Time the day prior to the meeting.

In connection with our Annual Meeting, we have provided our stockholders with our Notice of Annual Meeting, Proxy Statement, proxy card and 2012 Annual Report, which documents provide detailed information related to the matters to be addressed during the Annual Meeting, as well as our business activities and operating performance. On April 4, 2013, we mailed to our stockholders a notice of the Internet availability of proxy materials (“Access Notice”) containing instructions on how to access these materials online. Electronic delivery expedites your receipt of proxy materials, while lowering expenses and reducing the environmental impact of our Annual Meeting. If you received an Access Notice by mail, you will not receive printed copies of the materials unless you request them by following the instructions in the Access Notice.

In addition to the formal items of business to be brought before the Annual Meeting, I will report on the state of CIT and respond to stockholder questions. Whether or not you are personally able to attend the Annual Meeting, please complete, sign and date the enclosed proxy card and return it in the enclosed postage paid envelope as soon as possible, or follow the instructions to vote online or by telephone. Your vote is very important. Submitting your vote by proxy will not limit your right to attend the Annual Meeting.

On behalf of the entire Board of Directors, I thank you for your support of CIT and hope to see you at our Annual Meeting.

Sincerely,

John A. Thain Chairman and Chief Executive Officer

CIT GROUP INC.
One CIT Drive
Livingston, NJ 07039

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 14, 2013

TO THE STOCKHOLDERS OF CIT GROUP INC.:

Notice is hereby given that the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of CIT Group Inc., a Delaware corporation (“CIT”), will be held at CIT’s offices at One CIT Drive, Livingston, New Jersey 07039, on Tuesday, May 14, 2013 at 11:00 a.m., Eastern Daylight Saving Time, for the following purposes, as more fully described in the accompanying proxy statement (the “Proxy Statement”):

1.	to elect CIT’s Board of Directors to serve for one year or until the next annual meeting of stockholders — the Board has nominated for election the following eleven nominees: John A. Thain, Michael J. Embler, William M. Freeman, David M. Moffett, R. Brad Oates, Marianne Miller Parrs, Gerald Rosenfeld, Vice Admiral John R. Ryan, USN (Ret.), Seymour Sternberg, Peter J. Tobin and Laura S. Unger;

2.	to ratify the appointment of PricewaterhouseCoopers LLP as CIT’s independent registered public accounting firm for 2013;

3.	to hold a non-binding advisory vote on executive compensation; and

4.	to transact such other business as may properly come before the Annual Meeting.

Only stockholders of record as of the close of business on March 18, 2013, are entitled to receive notice of, to attend, and to vote at the Annual Meeting. Internet and telephone voting are available until 11:59 p.m., Eastern Daylight Saving Time, the day immediately prior to the Annual Meeting. To ensure that your vote is counted at the Annual Meeting, please vote your proxy as soon as possible.

Instructions to vote online, by telephone or by mail are in the Question and Answer section of the Proxy Statement included with this notice of Annual Meeting (“Notice of Annual Meeting”) and can also be found in the notice of the Internet availability of proxy materials mailed to you on April 4, 2013 (“Access Notice”). To vote online, by telephone or by mail, you need your personal Control Number, which is included in the Access Notice. There is no charge for requesting printed proxy materials. Stockholders who request printed proxy materials for 2013 will continue to receive printed proxy materials in future years until such time as they may opt-out of paper delivery. To facilitate timely delivery of the proxy materials for the Annual Meeting, please make your request on or before April 30, 2013.

Go to www.cit.com to be connected to CIT’s website.

By Order of the Board of Directors,

Robert J. Ingato Executive Vice President, General Counsel and Secretary

Livingston, New Jersey
April 4, 2013

TABLE OF CONTENTS

GENERAL INFORMATION	1
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING	1
DIRECTORS	5
— General Information	5
— Nominees	6
— Director Qualifications and Experience	12
CORPORATE GOVERNANCE	12
— Director Independence	13
— Related Person Transactions Policy	13
— Appointment of Directors	14
— Diversity of Directors	14
— Majority Voting for Directors	15
— Board Leadership Structure	15
— The Board’s Role in Risk Oversight	15
— Succession Planning	16
— Director and Senior Executive Officer Stock Ownership Policy	16
— Board Committees	16
— Stockholder Communications with the Board	19
— Compensation Committee Interlocks, Insider Participation and Banking Interlocks	19
— Legal Proceedings	20
— Hedging, Margin Accounts and Pledged Securities	20
DIRECTOR COMPENSATION	20
— Director Compensation Table	21
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	22
— Security Ownership of Certain Beneficial Owners	22
— Security Ownership of Directors and Executive Officers	22
EXECUTIVE OFFICERS	24
— Section 16(a) Beneficial Ownership Reporting Compliance	26
EXECUTIVE COMPENSATION	26
— Compensation Discussion and Analysis	26
— Summary Compensation Table	41
— Equity and Non-Equity Incentive Plans	43
— Grants of Plan-Based Awards	43
— Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table	43
— Outstanding Equity Awards at Fiscal Year-End	44
— Option Exercises and Stock Vested	45
— Pension Benefits	46
— Narrative Information Relating to Retirement Arrangements for Named Executive Officers	47
— Nonqualified Deferred Compensation	49
— Narrative Information Relating to Nonqualified Deferred Compensation	49
— Narrative Information Relating to Potential Payments Upon Termination or Change of Control	50
— Potential Payments Upon Termination or Change of Control	51
2013 COMPENSATION COMMITTEE REPORT	52
2013 AUDIT COMMITTEE REPORT	53
OVERVIEW OF PROPOSALS	53
PROPOSAL 1: ELECTION OF DIRECTORS	53
PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	54
PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION	55
OTHER BUSINESS	56
STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE 2014 ANNUAL MEETING	56
ATTENDANCE AT THE ANNUAL MEETING	56

YOUR VOTE IS IMPORTANT.
PLEASE VOTE YOUR PROXY.

CIT GROUP INC.

PROXY STATEMENT

GENERAL INFORMATION

Our Board of Directors is soliciting proxies from our stockholders in connection with our annual meeting of stockholders (“Annual Meeting”) to be held on May 14, 2013 and any adjournment of such meeting. No business can be conducted at the Annual Meeting unless a majority of all outstanding shares entitled to vote are either present in person or represented by proxy at the Annual Meeting. The only matters to be brought before the Annual Meeting are those referred to in this proxy statement (“Proxy Statement”). If any additional matters are properly presented at the Annual Meeting, the persons named as proxies may vote your shares in their discretion.

As permitted by rules adopted by the U.S. Securities and Exchange Commission (“SEC”), we have elected to provide access to this Proxy Statement, proxy card and our 2012 Annual Report (“Annual Report”) to you electronically via the Internet at www.proxyvote.com. We believe that these rules allow CIT Group Inc. (“CIT” or the “Company”) to provide you with the information you need while reducing the environmental impact of the Annual Meeting and reducing expenses. If you are a holder of record, you will also receive this Proxy Statement, proxy card and our Annual Report by mail.

If you received a notice of the Internet availability of proxy materials (“Access Notice”) by mail, you will not receive a printed copy of the proxy materials in the mail. The Access Notice instructs you how to access and review all of the important information contained in the Proxy Statement, proxy card and Annual Report. The Access Notice also instructs you how to submit your vote over the Internet, by telephone or by mail. If you received an Access Notice and would like to receive a printed copy of our proxy materials, please follow the instructions for requesting such materials included in the Access Notice or as set forth below under “How do I vote? — Vote by Mail”.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

When and where is the Annual Meeting?

When: Tuesday, May 14, 2013, at 11:00 a.m. Eastern Daylight Saving Time.

Where: One CIT Drive, Livingston, New Jersey 07039.

Who is soliciting my vote?

CIT’s Board of Directors (the “Board”) is soliciting your vote for our Annual Meeting.

What will I vote on?

You are being asked to vote:

•	to elect the members of CIT’s Board for a term of one year or until the next annual meeting of stockholders — the Board has nominated for election the following eleven nominees: John A. Thain, Michael J. Embler, William M. Freeman, David M. Moffett, R. Brad Oates, Marianne Miller Parrs, Gerald Rosenfeld, Vice Admiral John R. Ryan, USN
(Ret.), Seymour Sternberg, Peter J. Tobin and Laura S. Unger (Proposal 1);

•	to ratify the appointment of PricewaterhouseCoopers LLP as CIT’s independent registered public accounting firm for 2013 (Proposal 2); and

•	to approve executive compensation, on an advisory basis (Proposal 3).

What is the record date for the Annual Meeting?

The record date for the Annual Meeting is the close of business on March 18, 2013 (“Record Date”). The Record Date is used to determine those stockholders who are entitled to vote at the Annual Meeting and at any adjournment or postponement thereof.

How many votes can be cast by all stockholders?

A total of 201,895,046 votes may be cast on each matter presented, consisting of one vote for each share of CIT common stock, par value $0.01 per share, which was outstanding on the Record Date. CIT’s common stock is listed on the New York Stock Exchange (“NYSE”), and CIT is subject to the NYSE’s rules and regulations. There is no cumulative voting.

How many votes must be present to hold the Annual Meeting?

A quorum of a majority of the votes entitled to be cast, or 100,947,524 votes, must be present in person or represented by proxy to hold the Annual Meeting. We urge you to vote by proxy even if you plan to attend the Annual Meeting. This will help us know as soon as possible that enough votes will be present to hold the Annual Meeting. In determining whether a quorum exists, we will include in the count shares represented by proxies that reflect abstentions and “broker non-votes” (as further described in this Proxy Statement under the heading “Questions and Answers About the Annual Meeting and Voting — What happens if I hold my shares through a broker but do not give my broker specific voting instructions?”).

How do I vote?

You may vote by proxy or in person at the Annual Meeting.

If you are a holder of record (that is, if your shares are registered in your own name with our transfer agent), we have furnished you with the proxy materials, including a proxy card. You may vote by mail, by telephone, on the Internet, or by attending the Annual Meeting and voting in person, as described below.

If you hold your shares in street name (that is, you hold your shares through a broker, bank or other holder of record), please refer to the information on the voting instruction form forwarded to you by your bank, broker or other holder of record to determine which voting options are available to you.

Vote by Mail

To vote by mail, simply mark, sign and date the proxy card and return it in the postage-paid envelope provided. If you received an Access Notice, you can vote by mail by requesting paper copies of the Proxy Statement, proxy card and other materials by calling 1-800-579-1639, or going to www.proxyvote.com or by sending an email to sendmaterial@proxyvote.com and requesting a proxy card.

If you request a proxy card by e-mail, please send a blank e-mail to sendmaterial@proxyvote.com with your 12-digit Control Number in the subject line. Your Control Number can be found in the Access Notice mailed to you on April 4, 2013. Upon receipt of your request, the proxy card and printed copies of the Annual Report and other proxy materials will be mailed to you. Upon receipt, simply mark, sign and date your proxy card and return it in the enclosed postage pre-paid envelope.

If you request printed copies, in future years, you will continue to receive printed copies of the proxy card and other proxy materials automatically until such time as you may opt-out of receiving printed copies.

If you wish to vote by mail, please make your request for paper copies of the proxy card and other proxy materials on or before April 30, 2013. Votes by mailed proxy card must be received at CIT Group Inc., c/o Vote Processing, Broadridge, 51 Mercedes Way, Edgewood, NY 11717 by 8:00 a.m. Eastern Daylight Saving Time on May 14, 2013, the day of the Annual Meeting.

Vote by Telephone

You can vote by calling 1-800-690-6903. You will need your 12-digit Control Number, which can be found in the Access Notice mailed to you on April 4, 2013. Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Daylight Saving Time, on May 13, 2013.

Vote on the Internet

You can also choose to vote on the Internet by going to www.proxyvote.com. You will need your 12-digit Control Number, which can be found in the Access Notice mailed to you on April 4, 2013. Use the Internet to transmit your vote up until 11:59 p.m., Eastern Daylight Saving Time, on May 13, 2013.

Vote at the Annual Meeting

If you want to vote in person at the Annual Meeting and you are a holder of record, you must register with the Inspector of Election at the Annual Meeting (“Inspector of Election”) and produce valid photo identification. If you want to vote in person at the Annual Meeting and you hold your shares in street name, you must obtain an additional proxy from your bank, broker or other holder of record authorizing you to vote. You must bring such proxy to the Annual Meeting, present it to the Inspector of Election, and produce valid photo identification.

What does it mean to give a proxy?

Your properly completed proxy card will appoint Robert J. Ingato, Christopher H. Paul and James P. Shanahan, each of whom is an officer of CIT, as proxy holders or your representatives to vote your shares in the manner directed by you. Your proxy card permits you to direct the proxy holders to vote “for” or “against,” or “abstain” from voting, regarding each of the nominees for director and each of Proposals 2 and 3. All of your shares entitled to vote and represented by a properly completed proxy card received prior to the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with your instructions.

How many votes will be required to elect directors or to adopt the other proposals?

Because this election is not a contested election, to elect directors to the Board, a majority of the votes cast “for” each nominee for director at the Annual Meeting is required. A nominee for director shall be elected to the Board if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election. “Votes cast” exclude abstentions and “broker non-votes” (as further described below under “What happens if I hold my shares through a broker but do not give my broker specific voting instructions?”).

The affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote is required to: (a) ratify the appointment of CIT’s independent registered public accounting firm (Proposal 2); and (b) approve the non-binding advisory vote on executive compensation (Proposal 3). Abstentions will not be included in the affirmative vote and thus will have the same effect as a vote “against” each of Proposals 2 and 3.

Although the advisory vote on Proposal 3 is non-binding, as provided by law, the Board will review the result of the vote and may take it into account in considering executive compensation going forward.

Can a director be elected without receiving votes from a majority of the shares outstanding?

No stockholder has nominated any candidates for our Board for inclusion on the agenda for the Annual Meeting, and therefore, the election is uncontested.

If a stockholder has provided notice of an intention to nominate one or more candidates to compete with the Board’s nominees, in accordance with the requirements of the By-Laws of CIT (“By-Laws”), and such stockholder has not withdrawn such nomination by the tenth day before we mail our Notice of Annual Meeting, then a director may be elected by a plurality of the votes cast. This means that the eleven nominees who receive the most votes “for” would be elected, even if it is less than a majority of the total shares outstanding, and stockholders would not be permitted to vote “against” a nominee. However, under our By-Laws and corporate governance guidelines (“Corporate Governance Guidelines”), because the election of directors is uncontested, meaning that the only nominees are those recommended by the Board (as is the case for this Annual Meeting), each nominee for director must receive more votes “for” than “against” his or her election or re-election. Any nominee who fails to receive the required vote “for” his or her election or re-election must promptly tender his or her resignation to the Chairman of the Board. If an incumbent director fails to receive the required vote for re-election, the Nominating & Governance Committee of the Board (the “Governance Committee”) will promptly consider the resignation submitted by such director and will recommend to the Board whether to accept such resignation. The Board will act on the recommendation of the Governance Committee no later than 90 days following the date of the Annual Meeting. See “Corporate Governance — Majority Voting for Directors” in this Proxy Statement.

Can I change or revoke my proxy?

Yes, you may change your vote or revoke your proxy at any time before it is exercised. To do so, you should:

•	send in a new proxy card with a later date;
•	send a written revocation to the Corporate Secretary;
•	cast a new vote by telephone or Internet; or
•	attend the Annual Meeting and vote in person.

Written revocations of a prior vote must be sent by mail to CIT’s Corporate Secretary at One CIT Drive, Livingston, NJ 07039, or by delivering a duly executed proxy bearing a later date. If you attend the Annual Meeting and vote in person, your vote will revoke any previously submitted proxy. If you hold your shares in street name, you must contact your broker if you wish to change your vote.

What if I do not return a signed proxy card?

If you are a holder of record and you do not return a signed proxy card to vote shares held in your name, those shares will not be voted.

What if I return a signed proxy card but do not indicate my vote for one or more of the matters on my proxy card?

If you return a signed proxy card without indicating your vote, your shares will be voted “for” each of the eleven nominees named in “Proposal 1 — Election of Directors”, and “for” Proposals 2 and 3 (except in the case of a “broker non-vote” as described below under “What happens if I hold my shares through a broker but do not give my broker specific voting instructions?”).

What happens if I hold my shares through a broker but do not give my broker specific voting instructions?

If you hold your shares in street name with a broker who is a member of the NYSE and do not instruct your broker as to how to vote your shares, your broker can vote your shares on the ratification of the selection of our independent registered public accounting firm (Proposal 2), in your broker’s discretion; however, absent such specific voting instruction, your broker cannot vote on the election of directors (Proposal 1), or on the non-binding advisory vote on executive compensation (Proposal 3), and your proxy would represent shares reflecting a “broker non-vote” with respect to Proposals 1 and 3.

A “broker non-vote” occurs when a nominee holding shares for a beneficial owner has not received instructions from the beneficial owner, or person entitled to vote, and does not have discretionary authority to vote the shares. This could occur on Proposals 1 and 3 but not on Proposal 2.

Shares represented by proxies that reflect a broker non-vote will, like abstentions, be counted for purposes of determining whether a quorum exists. However, with respect to Proposal 1, abstentions and broker non-votes will not be considered votes cast, and therefore will have no effect on whether a director is elected. With respect to Proposal 3, while abstentions will have the same effect as votes cast “against” such Proposal, broker non-votes will not be counted as entitled to vote on Proposal 3 and thus will have no effect on the outcome of such vote.

Brokers who are members of the Financial Industry Regulatory Authority may vote shares held by them in nominee name if they are permitted to do so under the rules of any national securities exchange to which they belong. A member broker of the NYSE is prohibited, under NYSE rules, from voting on matters that are not routine if the beneficial owner has not provided the broker with voting instructions.

Why haven’t I received a printed copy of the Proxy Statement, proxy card or Annual Report?

We have elected to take advantage of the SEC’s rule that allows us to furnish proxy materials to you online. We believe electronic delivery will expedite your receipt of materials, while lowering costs and reducing the environmental impact of our Annual Meeting by reducing printing and mailing of full sets of proxy materials. On April 4, 2013, we mailed to our stockholders an Access Notice containing instructions on how to access our Proxy Statement, proxy card and Annual Report online. If you received such Access Notice by mail, you will not receive a printed copy of the proxy materials, unless you specifically request one no later than the date specified in this Proxy Statement; however, the Access Notice contains instructions on how to receive a paper copy of the Annual Report, proxy card and other proxy materials.

What if multiple stockholders share the same address?

SEC rules permit CIT to deliver a single Access Notice or, if a stockholder does not participate in electronic delivery of proxy materials, a single printed copy of the proxy materials, to stockholders who share the same address unless CIT has received contrary instructions from any stockholder at that address. This procedure, known as “householding,” is designed to reduce CIT’s printing costs and postage fees. Each stockholder who participates in householding retains a separate right to vote on all matters presented at the Annual Meeting. If you participate in householding and wish to receive a separate copy of the Access Notice or proxy materials, please call 1-800-579-1639 or mail your request to: CIT Group Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. A separate copy of the Access Notice or proxy materials, as applicable, will be delivered promptly upon request. Any such stockholder may also opt out of householding and continue to receive separate copies of the Access Notice or proxy materials in the future by notifying CIT at the above-referenced address or telephone number. Other stockholders who have multiple accounts in their names or who share an address with other stockholders can request householding by notifying CIT at the above-referenced address or telephone number.

Is this Proxy Statement available on the Internet?

Yes. You can also view this Proxy Statement on the Internet by going to CIT’s website at www.CIT.com/2013proxy. You can elect to receive future proxy statements and annual reports over the Internet instead of receiving paper copies by mail by following the instructions set forth in the Access Notice or as set forth above under “Questions and Answers About the Annual Meeting and Voting — How do I vote?”.

Will my vote be confidential?

Yes. We have a policy of confidentiality in the voting of shares. Individual stockholder votes are kept confidential, unless disclosure is: (i) necessary to meet legal requirements or to assert or defend claims for or against CIT, or (ii) made during a contested proxy solicitation, tender offer, or other change of control situations.

What if there is voting on other matters?

Our By-Laws provide that business may be transacted at the Annual Meeting only if it is (a) stated in the Notice of Annual Meeting, (b) proposed at the direction of our Board or (c) proposed by any CIT stockholder who is entitled to vote at the Annual Meeting and who has complied with the notice procedures in our By-Laws. We did not receive notice of any stockholder proposals for the Annual Meeting.

What was the deadline for stockholders to notify us of proposals for the Annual Meeting?

The deadline for submitting stockholder proposals for the Annual Meeting for inclusion in the Proxy Statement was December 6, 2012. The deadline for submitting stockholder proposals for the Annual Meeting for inclusion on the agenda was February 14, 2013.

What is the deadline for stockholders to notify us of proposals for the 2014 Annual Meeting of Stockholders?

The deadline for submitting stockholder proposals for the 2014 annual meeting of stockholders (“2014 Annual Meeting”) for inclusion in the 2014 proxy statement is December 5, 2013. The deadline for submitting stockholder proposals for the 2014 Annual Meeting for inclusion on the agenda is February 13, 2014.

Will a representative of CIT’s independent registered public accounting firm be present at the Annual Meeting?

Yes, a representative of PricewaterhouseCoopers LLP will attend the Annual Meeting and can answer questions that you may have. The representative will also have the opportunity to make a statement if PricewaterhouseCoopers LLP desires to do so. The Audit Committee has approved the appointment of PricewaterhouseCoopers LLP as our independent registered accounting firm and auditors for 2013.

How can I attend the Annual Meeting?

Only stockholders as of the Record Date (or their proxy holders) may attend the Annual Meeting. If you plan to attend the Annual Meeting or appoint someone to attend as your proxy, please check the appropriate box on your proxy card. If you are voting by telephone or Internet, follow the instructions provided to indicate that you or your proxy holder plan to attend. You or your proxy holder will need to show (a) photo identification, and (b) if you hold your shares in street name, proof of ownership as of the Record Date, such as a letter or account statement from your broker or bank, at the reception desk to gain admittance to the Annual Meeting.

What happens if the Annual Meeting is postponed or adjourned?

Your proxy remains valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

Do any stockholders beneficially own 5% or more of our common stock?

According to public filings made on or before February 14, 2013, there were two holders that beneficially owned 5% or more of our common stock as of December 31, 2012:

OppenheimerFunds, Inc. and AllianceBernstein L.P. See “Security Ownership of Certain Beneficial Owners and Management — Security Ownership of Certain Beneficial Owners” in this Proxy Statement.

How can I review the list of stockholders eligible to vote?

A list of stockholders as of the Record Date will be available at our offices at both 11 West 42nd Street, New York, New York 10036 and One CIT Drive, Livingston, NJ 07039 from May 4, 2013 to the date of the Annual Meeting for inspection and review by any stockholder during regular business hours. We will also make the list available at the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the Inspector of Election and published in CIT’s Current Report on Form 8-K, which CIT is required to file with the SEC within four business days after the date of the Annual Meeting.

Who will pay the expenses incurred in connection with the solicitation of my vote?

CIT pays the cost of preparing proxy materials and of soliciting your vote. Proxies may be solicited on our behalf by our directors, officers or employees by telephone, electronic or facsimile transmission or in person.

We have retained D.F. King & Co., Inc. to assist us in this proxy solicitation, and we anticipate that their fees will be approximately $15,000. We also may pay brokers, nominees, fiduciaries, and other custodians their reasonable fees and expenses for sending proxy materials to beneficial owners and obtaining their instructions.

DIRECTORS

General Information

During 2012, our Board met eight times. The number of 2012 meetings for each committee of the Board (each, a “Board Committee”) is disclosed in “Corporate Governance — Board Committees” in this Proxy Statement. All of the nominees listed below who were Board members during all of 2012 attended at least 75% of the aggregate of the meetings of the Board and of any Board Committees on which he or she served. Our Corporate Governance Guidelines provide that directors are expected to attend the Annual Meeting. At our 2012 annual meeting of stockholders (“2012 Annual Meeting”), each of the eleven nominees for director, all of whom were on the Board at that time, attended the meeting.

The Board consists of a diverse group of professionals in their respective fields. Many of the current directors have senior leadership experience at banks, financial institutions and other business, academic and governmental organizations. In these positions, they have gained expertise in strategic and financial planning, regulatory and banking matters, financial reporting, corporate governance, risk management and leadership development. Many of the current directors also have a longstanding knowledge and in-depth understanding of our businesses, products, and services. The biographies below describe the skills, qualifications, attributes and experiences of each of the nominees that led the Board to determine that it is appropriate to nominate these directors.

The Governance Committee and the Board believe the skills, qualities, and experience of our directors provide CIT with a diverse range of perspectives to engage each other and management to effectively address CIT’s needs and represent the best interests of CIT’s stockholders.

Nominees

The information below includes each nominee’s age as of February 15, 2013 and business experience during at least the past five years. CIT knows of no family relationships among the nominees. Certain directors may also be directors or trustees of privately held businesses or not-for-profit entities that may not be referred to below. With the exception of Mr. Thain, all of the nominees are independent of management.

Name	Age	Principal Occupation

John A. Thain	57	Chairman of the Board and Chief Executive Officer
Michael J. Embler	48	Former Chief Investment Officer of Franklin Mutual Advisors LLC
William M. Freeman	60	Executive Chairman of General Waters Inc.
David M. Moffett	60	Consultant to Bridgewater Associates, LP and Former Chief Executive Officer of the Federal Home Loan Mortgage Corporation (Freddie Mac)
R. Brad Oates	59	Chairman and Managing Partner of Stone Advisors, LP
Marianne Miller Parrs	68	Retired Executive Vice President and Chief Financial Officer of International Paper Company
Gerald Rosenfeld	66	Vice Chairman of Lazard Ltd.
Vice Admiral John R. Ryan, USN (Ret.)	67	President and Chief Executive Officer of the Center for Creative Leadership and Retired Vice Admiral of the U.S. Navy
Seymour Sternberg	69	Retired Chairman of the Board and Chief Executive Officer of New York Life Insurance Company
Peter J. Tobin	68	Retired Special Assistant to the President of St. John’s University and Retired Chief Financial Officer of The Chase Manhattan Corporation
Laura S. Unger	52	Independent Consultant, Former Commissioner of the U.S. Securities and Exchange Commission

John A. Thain	Board Committees:	Other Public Directorships:
Age: 57	• None	• None

Director Since: February	Prior Senior Leadership Positions:
2010	• President of Global Banking, Securities and Wealth Management for Bank of America • Chairman and Chief Executive Officer of Merrill Lynch & Co., Inc.
•  Chief Executive Officer and Director of NYSE Euronext, Inc.
•  Chief Executive Officer and Director of the New York Stock
Exchange
•  President and Chief Operating Officer of The Goldman Sachs
Group, Inc.

Mr. Thain has served as Chairman and Chief Executive Officer of CIT since February 2010. In January 2009, prior to joining CIT, Mr. Thain was President of Global Banking, Securities and Wealth Management for Bank of America. From December 2007 to January 1, 2009, prior to its merger with Bank of America, Mr. Thain was Chairman and Chief Executive Officer of Merrill Lynch & Co., Inc. From June 2006 to December 2007, Mr. Thain served as Chief Executive Officer and a director of NYSE Euronext, Inc. following the NYSE Group and Euronext N.V. merger. Mr. Thain joined the New York Stock Exchange in January 2004, serving as Chief Executive Officer and a director. From June 2003 through December 2003, Mr. Thain was the President and Chief Operating Officer of The Goldman Sachs Group Inc., and from May 1999 through June 2003 he was President and Co-Chief Operating Officer of The Goldman Sachs Group, L.P. From 1994 to 1999, Mr. Thain served as Chief Financial Officer and Head of Operations, Technology and Finance, and from 1995 to 1997 he was also Co-Chief Executive Officer for

European operations for The Goldman Sachs Group, L.P. Mr. Thain currently serves as a member of the MIT Corporation Board, the Dean’s Advisory Council of MIT/Sloan School of Management, the U.S. National Advisory Board of INSEAD, the Board of Managers of the New York Botanical Garden and the Board of Directors of the French-American Foundation. Mr. Thain is a trustee of New York-Presbyterian Hospital, a General Trustee of Howard University, and a Trustee and Corporate Officer of The Antz Foundation, a private foundation.

Qualifications: Mr. Thain provides the Board with extensive experience as a senior leader of large and diverse financial institutions, including experience in risk management, finance, information technology, and operations and, as Chief Executive Officer, he provides in-depth knowledge of CIT’s business and affairs, management’s perspective on those matters, and a transparent avenue of communication between the Board and management.

Michael J. Embler	Board Committees:	Other Public Directorships:
Age: 48	• Audit • Nominating & Governance	• None

Director Since: December	Prior Senior Leadership Positions:	Senior Leadership Positions:
2009	• Director of Abovenet Inc. • Director of Dynegy Inc./Dynegy Holdings Inc./Dynegy Holdings, LLC • Chief Investment Officer of Franklin Mutual Advisers LLC • Director of Kindred Healthcare, Inc.	• Director of NMI Holdings, Inc. • Board of Trustees, Corlears School

Mr. Embler has served as a director of CIT since December 2009. He formerly served as the Chief Investment Officer of Franklin Mutual Advisers LLC, an asset management subsidiary of Franklin Resources, Inc. Mr. Embler joined Franklin Mutual Advisers in 2001 and, prior to becoming Chief Investment Officer in 2005, served as head of its Distressed Investment Group. From 1992 until 2001, he worked at Nomura Holdings America, where he served as Managing Director managing a team investing in a proprietary fund focused on distressed and other event-driven corporate investments. Mr. Embler currently serves on the Board of Directors of NMI Holdings, Inc., a privately owned mortgage insurance company and Corlears School and has served during the preceding five years on the Board of Directors of Abovenet Inc., Kindred Healthcare Inc. and Dynegy Inc. and Dynegy Holdings Inc./Dynegy Holdings, LLC.

Qualifications: Mr. Embler provides the Board with experience in finance, asset management and restructurings, expertise in capital markets and capital management, and experience in the healthcare industry, a key market for certain of CIT’s businesses. His experience as Chief Investment Officer of a major asset management firm provides the Board with an analytical view from the perspective of an investor.

William M. Freeman	Board Committees:	Other Public Directorships:
Age: 60	• Compensation	• TerreStar Corporation

Director Since: July 2003	Prior Senior Leadership Positions:	Senior Leadership Positions:

•  Chairman of the Board of Arbinet-thexchange, Inc.
•  Chief Executive Officer and Director of Leap Wireless International
•  Chief Executive Officer of Bell Atlantic-Washington, D.C.
•  President of the Public Communications Group of Verizon Communications Inc.
•  President and Chief Executive Officer of Bell Atlantic-New Jersey
• Executive Chairman of General Waters Inc. • Board of Trustees of Drew University • Chairman of Celadon Global Inc.

Mr. Freeman has served as a director of CIT since July 2003. Mr. Freeman retired in February 2010 as Chairman of the Board of Arbinet-thexchange, Inc., in which capacity he had served since November 2007. Previously, Mr. Freeman served as President and Chief Executive Officer and Director of Arbinet-thexchange, Inc. from November 2007 until September 2008. Prior to joining Arbinet-thexchange, Mr. Freeman was elected to the Board of Motient Corp., now TerreStar Corporation, in February 2007, and Chairman of Motient/TerreStar in March 2007. Mr. Freeman also served as Chief Executive Officer and Director of Leap Wireless International, Inc. from May 2004 to February 2005 and as President of the Public Communications Group of Verizon Communications Inc. from 2000 to February 2004. Mr. Freeman served as President and Chief Executive Officer of Bell Atlantic-New Jersey from 1998 to 2000, President and Chief Executive Officer of Bell Atlantic-Washington, D.C.

from 1994 to 1998, and in a number of other executive and management positions at Verizon since 1974. Mr. Freeman was a founder and co-owner of Synthesis Security LLC, a closely held telecommunications company. Mr. Freeman currently serves, or during the preceding five years served, on the Board of Trustees of Drew University, and as a director of Value Added Holdings, Inc., a privately held communications company and is the Executive Chairman and shareholder of General Waters Inc. (formerly Oh Daddy LLC), a privately held beverage marketing and distribution company and Chairman of Celadon Global Inc., a privately held mergers and acquisitions research firm.

Qualifications: Mr. Freeman provides the Board with extensive experience in managing organizations of various sizes and extensive experience in the telecommunications industry, a key market for CIT’s lending products.

David M. Moffett	Board Committees:	Other Public Directorships:
Age: 60	• Audit	• eBay Inc. • Genworth Financial, Inc.

Director Since: July 2010	Prior Senior Leadership Positions:	Senior Leadership Positions:

•  Chief Executive Officer of Federal Home Loan Mortgage Corporation (Freddie Mac)
•  Senior Advisor with the Carlyle Group LLC
•  Vice Chairman and Chief Financial Officer of U.S. Bancorp
•  Director of Building Materials Holding Corp.
•  Director of MBIA Inc.
•  Director of E.W. Scripps Company
• Trustee of University of Oklahoma Foundation • Trustee of Columbia Atlantic Mutual Funds

Mr. Moffett has served as a director of CIT since July 2010. Mr. Moffett is the former Chief Executive Officer of Federal Home Loan Mortgage Corporation (Freddie Mac), in which capacity he had served from September 2008 to March 2009. Prior to this position, Mr. Moffett served as a Senior Advisor with the Carlyle Group LLC. Mr. Moffett also served as Vice Chairman and Chief Financial Officer of U.S. Bancorp from 2001 to 2007, and has held senior positions with a number of other banking institutions, including Star Banc Corporation, Firstar Corporation, Bank of America, Security Pacific, Sooner Federal Bank & Trust Co., and First National Bank & Trust Co. of Tulsa. Mr. Moffett has served on the Board of Directors of eBay Inc. since May 2007 and Genworth Financial, Inc. since 2012, and previously served on the Board of Directors of each of MBIA Inc., E.W. Scripps Company and Building Materials Holding Corp. Mr. Moffett is currently employed as a consultant to Bridgewater Associates, LP, a private hedge fund.

Qualifications: Mr. Moffett provides the Board with more than 30 years of strategic finance, risk management and operational experience in commercial banking, and experience in retail banking and management in a regulated environment. His experience as Chief Financial Officer of a major bank holding company provides the Board with insight into the financial, accounting and risk management issues of, and communicating with investors in, a bank holding company.

R. Brad Oates	Board Committees:	Other Public Directorships:
Age: 59	• Risk Management	• None

Director Since: December	Prior Senior Leadership Positions:	Senior Leadership Positions:
2009	• Chairman of the Board of Directors of NFC Global, LLC • President and Chief Operating Officer of Bluebonnet Savings Bank FSB	• Chairman and Managing Partner of Stone Advisors, LP • Director of GearingStone, LLC • Director of Neways Inc.

Mr. Oates has served as a director of CIT since December 2009. He currently serves as Chairman and Managing Partner of Stone Advisors, LP, a strategic advisory firm specializing in distressed asset situations, which is currently engaged as a contractor by the Federal Deposit Insurance Corporation (“FDIC”) to assist in resolving bank receiverships. Prior to joining Stone Advisors, Mr. Oates served from 1988 until 2003 as President and Chief Operating Officer of Bluebonnet Savings Bank FSB, responsible for bank operations and strategic planning in a bank turnaround situation, and as Executive Vice President of Stone Holdings, Inc., the holding company for Bluebonnet Savings Bank and a private investment company specializing in banking, information services, risk management and emerging technologies. Mr. Oates currently serves, or during the preceding five years served, as Chairman of the Board of Directors of NFC Global,

LLC, a privately owned provider of due diligence, risk consulting and compliance services, and as a director of each of GearingStone, LLC, a special servicing company for distressed bank assets, and Neways Inc., a privately owned dietary supplement and personal care products company.

Qualifications: Mr. Oates provides the Board with in-depth experience in successfully managing the turnaround of troubled financial institutions and a strong background in operating regulated commercial banks and strategic planning. His extensive experience in interacting with the FDIC and other bank regulators during his career provides the Board with insight into bank regulatory matters and supervisory expectations and communications. He also has experience in information technology and risk management.

Marianne Miller Parrs	Board Committees:	Other Public Directorships:
Age: 68	• Audit (Chair) • Special Compliance	• Stanley Black & Decker, Inc. • Signet Jewelers Limited

Director Since: January	Prior Senior Leadership Positions:	Senior Leadership Positions:
2003	• Executive Vice President and Chief Financial Officer of International Paper Company	• Board Member, United Way of the Mid-South • Board Member, Rise Foundation • Board Member, New Memphis Institute

Ms. Parrs has served as a director of CIT since January 2003. Ms. Parrs retired at the end of 2007 from International Paper Company where she had served as Executive Vice President and Chief Financial Officer since November 2005 and as interim Chief Financial Officer since May 2005. Ms. Parrs also has served as Executive Vice President with responsibility for Information Technology, Global Sourcing, Global Supply Chain — Delivery, a major supply chain project, and Investor Relations since 1999. From 1995 to 1999, Ms. Parrs served as Senior Vice President and Chief Financial Officer of International Paper Company. Previously, she served in a number of other executive and management positions at International Paper Company since 1974, and was a security analyst at a number of firms prior to joining International Paper Company. Ms. Parrs currently serves, or during the preceding five years served, on the Board of United Way of the Mid-South, the Board of Rise Foundation in Memphis, Tennessee, the Board of the New Memphis

Institute, Memphis, the Board, the Audit Committee, the Compensation Committee and the Finance Committee of Stanley Black & Decker, Inc., the Board, the Audit Committee and the Nomination & Corporate Governance Committee of Signet Jewelers Limited, and is on the Board and is Chair of the Finance Committee of Josephines Circle, Memphis.

Qualifications: Ms. Parrs provides the Board with financial and operational expertise as a result of her significant experience in those roles in industry, particularly in her roles as Chief Financial Officer and as the senior executive in charge of information technology and global supply chain management at a major industrial company, which provide a valuable perspective on financial and accounting issues and on processes and technology. She also has extensive audit committee experience and is an “Audit Committee Financial Expert,” as defined by the SEC.

Gerald Rosenfeld	Board Committees:	Other Public Directorships:
Age: 66	• Risk Management (Chair)	• None

Director Since: January	Prior Senior Leadership Positions:	Senior Leadership Positions:
2010	• Deputy Chairman of Rothschild North America • President of G Rosenfeld & Co LLC • Head of Investment Banking and a member of the Management Committee of Lazard Freres
•  Vice Chairman of U.S. Investment Banking of Lazard Ltd.
•  Director of Continental Grain Company
•  Board of Overseers, New York University Stern School of Business
•  Board Member, American Academy of Arts and Sciences
•  Board Member, Catalist LLC

Mr. Rosenfeld has served as a director of CIT since January 2010. Mr. Rosenfeld re-joined Lazard Ltd. as Vice Chairman of United States investment banking effective March 1, 2011. He was Deputy Chairman of Rothschild North America from 2007 to 2011 and served as its Chief Executive Officer from 1999 to 2007. Prior to joining Rothschild, he was President of G Rosenfeld & Co LLC, an investment banking firm. Prior to founding G Rosenfeld & Co LLC in 1998, he was Head of Investment Banking and a member of the Management Committee of Lazard Freres & Co. LLC. Mr. Rosenfeld joined Lazard in 1992 after holding significant management positions at Bankers Trust Company, Salomon Inc. and its Salomon Brothers subsidiary and McKinsey & Company. Prior to joining McKinsey, Mr. Rosenfeld was a member of the faculty of the City College of New York, New York University and the University of Maryland. Mr. Rosenfeld

currently serves, or during the preceding five years served, as a member of the Board of Directors of Continental Grain Company, on the Board of Overseers of New York University’s Stern School of Business, where he also serves as an Adjunct Professor of Finance, and on the Boards of the American Academy of Arts and Sciences and Catalist LLC.

Qualifications: Mr. Rosenfeld provides the Board with extensive experience and expertise in risk management and sophisticated financial matters gained by both practical experience in a regulated environment and through research and teaching finance-related courses at several prominent universities. He also has management experience as a senior executive in commercial banking, investment banking and capital markets.

Vice Admiral John R. Ryan, USN (Ret.) Age: 67	Board Committees: • Compensation • Nominating & Governance	Other Public Directorships: • Cablevision Systems Corporation

Director Since: July 2003	Prior Senior Leadership Positions:	Senior Leadership Positions:
Lead Director Since: May 2008
•  Chancellor of the State University of New York
•  President of the State University of New York Maritime College
•  Superintendent of the U.S. Naval Academy
•  Commander of the Fleet Air Mediterranean, U.S. Navy
•  Commander of the Patrol Wings for the U.S. Pacific Fleet, U.S. Navy
•  Director of Logistics for the U.S. Pacific Command, U.S. Navy
• President and Chief Executive Officer of the Center for Creative Leadership • Chairman of the Board of Directors of the U.S. Naval Academy Foundation

Vice Admiral Ryan has served as a director of CIT since July 2003 and was appointed lead director (“Lead Director”) by the Board in May 2008. Mr. Ryan has been President and Chief Executive Officer of the Center for Creative Leadership in Greensboro, North Carolina since May 2007. Previously, Mr. Ryan served as Chancellor of the State University of New York from June 2005 to June 2007. Mr. Ryan also served as President of the State University of New York Maritime College from June 2002 until June 2005 while also serving as the Interim President of the State University of New York at Albany from February 2004 until February 2005. From 1998 to 2002, Mr. Ryan was Superintendent of the U.S. Naval Academy, Annapolis, Maryland. Mr. Ryan served in the U.S. Navy from 1967 to July 2002, including as Commander of the Fleet Air Mediterranean in Naples, Italy from 1995 to 1998, Commander of the Patrol Wings for the U.S. Pacific Fleet in Pearl Harbor from 1993 to 1995, and Director of Logistics for the U.S. Pacific Command in Aiea, Hawaii from 1991 to 1993. Mr. Ryan currently serves as a director and member of the Compensation Committee and Chair of the Audit Committee of Cablevision Systems Corporation, President and Chief Executive Officer of the Center for Creative Leadership, and as Chairman of the Board of the U.S. Naval Academy Foundation.

Qualifications: Vice Admiral Ryan provides the Board with experienced leadership and an expertise in managing large complex organizations, primarily in academia and the military. In addition, Mr. Ryan provides the Board with extensive experience in logistics, talent development and succession planning. His tenure as a director, and more recently as Lead Director, of CIT enables him to provide the Board with valuable experience in overseeing CIT’s business and providing leadership to the Board.

Seymour Sternberg	Board Committees:	Other Public Directorships:
Age: 69	• Compensation (Chair)	• Express Scripts Inc.

Director Since: December	Prior Senior Leadership Positions:	Senior Leadership Positions:
2005	• Chairman of the Board of Directors & CEO of New York Life Insurance Company • Board of Directors, U.S. Chamber of Commerce	• Board of Trustees, Hackley School • Chairman of Board of Trustees of Northeastern University • Board of Trustees, Columbia-Presbyterian Hospital

Mr. Sternberg has served as a director of CIT since December 2005. Mr. Sternberg served as Chairman of the Board of Directors & CEO of New York Life Insurance Company from April 1997 until June 2009. Mr. Sternberg joined New York Life as a Senior Vice President in 1989, and held positions of increasing responsibility, including Executive Vice President, Vice Chairman, President, Chief Operating Officer and Chief Executive Officer. Mr. Sternberg serves on the Board of Directors of Express Scripts, Inc., a pharmacy benefits manager. He is a member of the Council on Foreign Relations. Mr. Sternberg currently serves, or during the preceding five years served, on the boards of the U.S.

Chamber of Commerce, Columbia-Presbyterian Hospital, Northeastern University, the Hackley School, Big Brothers/Big Sisters, New York City Partnership, the New York City Leadership Academy, and the Kennedy Center Corporate Fund.

Qualifications: Mr. Sternberg provides the Board with extensive experience in managing a large regulated institution from his experience in the insurance industry. Based on his experience in multiple areas during his career, Mr. Sternberg provides the Board with insight into funding, financial management, risk management, and operations issues.

Peter J. Tobin	Board Committees:	Other Public Directorships:
Age: 68	• Special Compliance (Chair) • Risk Management	• AllianceBernstein Corporation (General Partner of AllianceBernstein Holding L.P.)

Director Since: July 2002	Prior Senior Leadership Positions:
	• Interim Chief Executive Officer of CIT Group Inc. • Dean of the Peter J. Tobin College of Business at St. John’s University • Director of H.W. Wilson	• Director of AXA Financial • Director of Rock Valley Tool • Chief Financial Officer of The Chase Manhattan Corporation

Mr. Tobin has served as a director of CIT since July 1, 2002, and previously from May 1984 to June 1, 2001. Mr. Tobin served as CIT’s Interim Chief Executive Officer from January 19, 2010 through February 7, 2010. He retired from St. John’s University in May 2005, after serving as Special Assistant in Corporate Relations and Development to the President of St. John’s University since September 2003, and previously as Dean of the Peter J. Tobin College of Business at St. John’s University since August 1998. From March 1996 to December 1997, Mr. Tobin was Chief Financial Officer of The Chase Manhattan Corporation. From January 1992 to March 1996, Mr. Tobin served as Chief Financial Officer of Chemical Banking Corporation, a predecessor of The Chase Manhattan Corporation, and prior to that he served in a number of executive positions at Manufacturers Hanover

Corporation, a predecessor of Chemical Banking Corporation. Mr. Tobin currently serves, or during the preceding five years served, as a director of AXA Financial, AllianceBernstein Corporation, a subsidiary of AXA Financial that manages mutual funds, H.W. Wilson, a publishing company, and as an officer and director of Rock Valley Tool.

Qualifications: Mr. Tobin provides the Board with expertise and experience on various financial and accounting issues as a former Chief Financial Officer with several large and diverse commercial banking institutions. He is also a certified public accountant. In addition, Mr. Tobin provides the Board with insight from a customer’s perspective as an officer and/or director of two privately held companies.

Laura S. Unger	Board Committees:	Other Public Directorships:
Age: 52	• Nominating & Governance (Chair) • Special Compliance	• Ambac Financial Group Inc. • CA, Inc.

Director Since: January	Prior Senior Leadership Positions:
2010	• Acting Chairperson of the U.S. Securities and Exchange Commission • Commissioner of the U.S. Securities and Exchange Commission	• Counsel to the United States Senate Committee on Banking, Housing and Urban Affairs • Director of MBNA Corporation • Board Member, Children’s National Medical Center Foundation

Ms. Unger has served as a director of CIT since January 2010. She served as Commissioner of the SEC from November 1997 to February 2002, including Acting Chairperson of the SEC from February to August 2001. Subsequently, she served as a Regulatory Expert for CNBC. Before being appointed to the SEC, Ms. Unger served as Counsel to the United States Senate Committee on Banking, Housing and Urban Affairs. Prior to working on Capitol Hill, she was an attorney with the Enforcement Division of the SEC. Ms. Unger currently serves, or during the preceding five years served, as a director of Ambac Financial Group, Inc., the IQ Funds Complex, CA, Inc., MBNA Corp. and Children’s National Medical Center Foundation. She also acts or has acted as an Independent

Consultant to JP Morgan Chase for the Global Analyst Conflict Settlement and the Marwood Group, a healthcare-focused strategic advisory and financial services firm.

Qualifications: Ms. Unger provides the Board with insight into dealing with regulators and operating in a regulatory environment, based on her experience as both a former Commissioner and a former enforcement attorney with the SEC. In addition, Ms. Unger provides the Board with insight into the legislative process, based on her experience as a staff counsel in the U.S. Senate. She also has significant corporate governance expertise.

Director Qualifications and Experience

The table below includes the qualifications and experience of each director that assisted the Board in determining the directors are qualified to serve on the Board and that the Board is composed of directors with diverse backgrounds and experiences.

Summary of Director Qualifications and Experience	John Thain	Michael Embler	William Freeman	David Moffett	R. Brad Oates	Marianne Parrs	Gerald Rosenfeld	John Ryan	Seymour Sternberg	Peter Tobin	Laura Unger
Business Head/Administration experience is important as directors with such experience typically possess strong leadership qualities and the ability to identify and develop those qualities in others.	X	X	X	X	X	X	X	X	X	X
Business Operations experience gives directors a practical understanding of developing, implementing and assessing our operating and business strategy.	X	X	X	X	X	X	X		X	X
Corporate Governance experience supports our goals of strong Board and management accountability, transparency and protection of shareholder interests.	X	X	X	X	X	X	X	X	X	X	X
Finance/Capital Allocation experience is important in evaluating our financial statements and capital structure.	X	X		X	X	X	X		X	X
Banking Expertise is important because it assists our directors in understanding and overseeing our banking activities, regulatory requirements and environment and financial reporting and internal controls.
	X			X	X					X
Financial Services Industry experience is important in understanding and reviewing our business strategy and financial statements.	X	X		X	X		X		X	X
Government/Public Policy experience is relevant to CIT as it operates in a regulated industry that is directly affected by governmental actions.								X			X
International experience is important in understanding and reviewing our international businesses.	X						X	X	X
Risk Management experience is critical to the Board’s role in overseeing the risks facing CIT.	X	X		X	X	X	X		X	X
Marketing/Sales experience is relevant to CIT as it seeks to identify and develop new markets for its products and services and new products and services for its customers.			X						X
Technology Systems experience is relevant to CIT as it looks for ways to enhance CIT’s customer experience and retention and internal operating efficiencies and controls.	X				X	X			X
Academia/Education experience brings perspective regarding organizational management relevant to our business.	X		X				X	X	X	X	X

CORPORATE GOVERNANCE

CIT is committed to the values of effective corporate governance and high ethical standards. Our Board believes that these values promote long-term performance and reevaluates our governance policies on an ongoing basis to ensure they sufficiently meet CIT’s needs and our stockholders’ interests. Listed below are some of the significant corporate governance practices and policies we have adopted.

•	Majority Voting in Director Elections. In accordance with CIT’s By-Laws, except in the case of a contested election, each of our director-nominees have agreed to tender his or her irrevocable contingent resignation which becomes effective if he or she is not elected by a majority of the votes cast by stockholders and our Board accepts the resignation. If a director-nominee is not elected by a majority of the votes cast, our Governance Committee will promptly consider the director’s resignation and recommend to our Board whether to accept or reject the resignation. Our Board will act on the Governance Committee’s recommendation within 90 days of the applicable stockholder meeting and will then publicly disclose its decision, the process by which the decision was reached, and, if applicable, the rationale behind its decision to reject a tendered resignation.

•	Lead Director. Our Corporate Governance Guidelines establish the role of an independent lead director who is elected annually by a majority vote of the independent directors. More information about the role of the lead director and our Board structure may be found in this Proxy Statement under the heading “Board Leadership Structure”.

•	Related Person Transactions Policy. Our Governance Committee is responsible for approving or ratifying transactions involving CIT and related persons and determining if the transaction is in, or not inconsistent with, the best interests of CIT and our stockholders. More information about our Related Person Transactions Policy may be found below under the heading “Related Person Transactions Policy”.

•	Executive Sessions. Our Board meets regularly in executive sessions without the presence of management, including our Chairman. These sessions are led by our Lead Director.

•	Limitations on Participation on Other Boards. To ensure that our directors have sufficient time to devote proper attention to their responsibilities as directors of CIT, unless otherwise approved by the Governance Committee, employed directors are limited to service on two boards of other publicly traded companies, while other directors may not serve on the boards of more than four other public companies.

•	Absence of a Stockholder Rights Plan. We do not have a stockholder rights plan and are not currently considering adopting one.

•	Stock Ownership Requirements. Both our directors and senior executive officers are required to own a minimum amount of CIT’s common stock at all times while they remain with CIT.

Additional information is provided below regarding these and certain other key corporate governance policies which we believe enable us to manage our business in accordance with the highest standards of business practices and in the best interests of our stockholders. Investors can find a copy of CIT’s Corporate Governance Guidelines and other governance policies on our website at http://www.cit.com/about-cit/corporate-governance/index.htm. Information contained on the CIT website does not constitute part of this Proxy Statement.

Director Independence

Our Corporate Governance Guidelines require that a substantial majority of the Board be composed of directors who meet the independence criteria established by the NYSE. For a director to be considered independent, the Board must affirmatively determine that neither the director nor any of such director’s immediate family has a material relationship with CIT (either directly or as a partner, stockholder, or officer of an organization that has a relationship with CIT). In making its determination, the Board considers all relevant facts and circumstances, both with respect to the director and with respect to any persons or organizations with which the director has an affiliation, including immediate family members. The Board also considers the specific independence criteria for directors as defined by the NYSE.

In furtherance of our Board’s commitment to maintain the independence of our independent directors, the Board implemented a charitable contributions policy. The policy requires that if any charitable contribution proposed to be made by CIT to an organization in which a director is affiliated exceeds the lesser of (i) $25,000 or (ii) 2% of the charitable organization’s most recently reported annual consolidated gross revenues, such contribution is subject to the approval of the Governance Committee. In determining whether to approve any such contribution, the Governance Committee considers whether the donation would impair the director’s independence.

Based on the foregoing considerations, the Board has determined that, except for Mr. Thain, our CEO, all of CIT’s directors are independent and each of the Board Committees are composed solely of independent directors. In making this determination, the Board considered the transactions described below under the heading “Related Person Transactions Policy”.

Related Person Transactions Policy

The Board has adopted a “Related Person Transactions Policy” for the review and approval of “related person transactions,” which is defined under such policy as any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which CIT was or is to be a participant, the amount involved exceeds or is expected to exceed $120,000 in a single calendar year, and an executive officer, director, director nominee, or a 5% beneficial owner of any class of CIT’s voting securities (or any of their respective immediate family members) had or will have a direct or indirect material interest, other than the following:

•	interests arising solely from the related person’s position as a director or limited partner, or from the direct or indirect ownership by the related person, and all other related persons, in the aggregate of less than a 10% equity interest in another corporation or organization that is a participant in the transaction;

•	amounts due from related persons to CIT for purchases of goods and services subject to usual trade terms, for ordinary business travel and expense payments, and for other indebtedness transactions in the ordinary course of business;

•	interests arising solely from the ownership of a class of CIT’s equity securities, if all holders of that class of equity securities receive the same benefit on a pro rata basis;

•	transactions where price is determined by competitive bid, or where the service is rendered as a common carrier or public utility at rates fixed pursuant to law;

•	transactions that involve compensation to a director, or compensation to executive officers, approved by the Board;

•	interests arising solely from the related person’s position as an executive officer or director of another entity that is a participant in the transaction, where (a) the related person and his or her immediate family members own in the aggregate less than a 5% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction, and (c) the amount involved in the transaction equals less than 2% of the annual gross revenues of each of CIT and the other entity that is a participant in the transaction.

Under this written policy, any proposed related person transaction will be considered at the next meeting of the Governance Committee, but if it is not desirable for CIT to wait until the next meeting, the transaction will be submitted to the Chairperson of the Governance Committee for approval, subject to reporting any such approval at the next Governance Committee meeting. In either case, the benefits to CIT, the availability of other sources of comparable products or services, the terms of the transaction, the terms available to unrelated third parties, and whether the transaction was undertaken in the ordinary course of business, will be considered. The Governance Committee will approve only those related person transactions that are in, or are not inconsistent with, the best interests of CIT and its stockholders, as the Governance Committee determines in good faith. In certain circumstances, if the Chief Executive

Officer, Chief Financial Officer or General Counsel of CIT becomes aware of a related person transaction that has not been previously approved or ratified under the policy, the Governance Committee will determine if rescission of the transaction is appropriate, and will request that the Chief Financial Officer evaluate CIT’s controls and procedures to ascertain the reason the transaction was not submitted to the Governance Committee or its Chairperson for prior approval.

We have in the past and may in the future enter into certain transactions with affiliates, other than directors and executive officers. Such transactions have been, and it is anticipated that such transactions will continue to be, entered into on an arm’s length basis at a fair market value for the transaction.

There were no transactions reviewed by the Governance Committee in 2012 under the Related Person Transactions Policy.

Appointment of Directors

Each of CIT’s eleven nominees for director is standing for re-election.

Diversity of Directors

Under our Corporate Governance Guidelines, the Board has adopted a diversity policy and seeks diversity in its members with respect to background, skills and expertise, industry knowledge, and experience. Our Corporate Governance Guidelines set forth general criteria for nomination and renomination to the Board, including:

•	judgment, integrity, commitment, and candor;

•	leadership and decision-making experience in complex organizations, including corporations, banking and financial institutions, and government, education, and military institutions;

•	expertise, knowledge, and skills useful for overseeing our business; and

•	diversity of background, perspectives, skills and experience.

When considering directors for re-nomination, the Governance Committee also considers attendance, preparedness, participation and candor.

The Governance Committee reviews with the Board the skills, characteristics and diversity of background appropriate for CIT’s directors. When seeking to fill Board vacancies, the Governance Committee evaluates the skills and characteristics of the existing directors, including the diversity of background, perspectives, and experience of the directors, to identify any gaps that should be filled. The Governance Committee then utilizes that information to guide its search for new director nominees.

Majority Voting for Directors

Under our By-Laws and Corporate Governance Guidelines, if the nominees are all nominated by CIT, a nominee for director is elected if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election; however, directors are elected by a plurality of the votes cast at any meeting of stockholders for which (i) the Corporate Secretary of CIT receives a notice that a stockholder has nominated a person for election to the Board in compliance with the advance notice requirements for stockholder nominees set forth in our By-Laws, and (ii) such nomination has not been withdrawn by such stockholder on or before the tenth day before CIT first mails its notice of meeting for such meeting to the stockholders. If directors are to be elected by a plurality of the votes cast, as permitted under Delaware law and our By-Laws, stockholders shall not be permitted to vote “against” a nominee. Votes cast shall not include abstentions with respect to the election of directors. Under our Corporate Governance Guidelines, if a majority vote is required, any nominee who fails to receive the required vote “for” his or her election or re-election must promptly tender his or her resignation to the Chairman of the Board. If an incumbent director fails to receive the required vote for re-election, the Governance Committee will promptly consider the resignation submitted by such director and will recommend to the full Board whether to accept such resignation. The Governance Committee will consider all factors that it deems relevant in making its recommendation, including any stated reasons why stockholders voted “against” the director, the length of service and qualifications of the director, the director’s contributions to CIT and CIT’s Corporate Governance Guidelines.

The Board will act on the recommendation of the Governance Committee no later than 90 days following the date of the stockholders’ meeting at which the election occurred. The Board will review the factors considered by the Governance Committee and such other information and factors as the Board deems relevant. We will promptly disclose the Board’s decision whether to accept the resignation as tendered, and provide a full explanation of the process by which the decision was reached and, if applicable, the reasons the Board rejected the tendered resignation, in a Form 8-K filed with the SEC.

If one or more directors’ resignations are accepted by the Board, the Governance Committee will recommend to the Board whether to fill such vacancy or vacancies or to reduce the size of the Board.

Board Leadership Structure

The positions of Chief Executive Officer and Chairman are held by one person, currently John A. Thain. In deciding to continue CIT’s practice of combining the Chief Executive Officer and Chairman positions, the primary factors considered by the Board were the importance of a unified strategic and operating focus, the benefits of clarity in the management structure of the organization, and the need for consistent communications to stockholders, customers, regulators and other constituencies. This structure also best assures that Mr. Thain is able to use his in-depth knowledge and perspective gained from running CIT to effectively and efficiently guide our Board. By being closely connected with both CIT’s senior level managers and the Board, Mr. Thain is better able to appreciate and balance the perspectives of both groups.

To establish a liaison between the non-management directors and the Chairman and Chief Executive Officer and foster effective communication between them, the independent directors on CIT’s Board also appoint a Lead Director who is independent of management. This position is currently held by Vice Admiral John R. Ryan. The Board has structured the role of our independent Lead Director to strike an appropriate balance to the combined Chairman and Chief Executive Officer role and to fulfill the important requirements of independent leadership on the Board. As Lead Director, Mr. Ryan:

•	presides over all meetings of the Board at which the Chairman is not present;

•	presides at executive sessions of the Board;

•	approves meeting agendas for the Board to ensure that management is addressing all matters of concern or interest to the Board and that sufficient time for discussion is allocated for each matter; and

•	serves as a liaison between the Chairman and the independent directors.

The Board’s Role in Risk Oversight

The Board believes that evaluating how CIT’s executive team manages the various risks confronting CIT is one of the most important areas of its oversight responsibilities and that effectively balancing risk and return is critical to the long-term success of CIT. CIT has a comprehensive enterprise risk management program that governs the policies and procedures used by management to monitor, evaluate and manage the risks we assume in conducting our business activities. Our Board’s oversight of this risk management process is conducted primarily by our Audit Committee and our Risk Management Committee; however, each of the other Board Committees also considers risk within its area of responsibility.

Audit Committee

The duties of the Audit Committee include reviewing and discussing with the appropriate members of management CIT’s major financial risk exposures, including interest rate, liquidity, foreign currency exposure, cash investment, funding, swap-counterparty, and asset-liability management risks, as well as overseeing CIT’s internal controls over financial reporting. In addition, the Audit Committee is responsible for the oversight of, and receives regular reports regarding, CIT’s internal audit and compliance functions and risks related to litigation, compliance and legal matters as well as enterprise, operations and market risks. The Audit Committee and Risk Management Committee meet together quarterly in joint sessions to ensure appropriate communications regarding areas of overlap in overseeing risk.

Risk Management Committee

The duties of the Risk Management Committee include overseeing CIT’s risk management functions and processes, including (a) reviewing and recommending to the Board an annual risk appetite statement, (b) ensuring that management has established processes and an enterprise risk management framework and governance structures designed to identify, bring to the Board’s and/or the Risk Management Committee’s attention, and appropriately manage, monitor, control and report exposures to the major risks affecting CIT, (c) monitoring the performance, quality and trends associated with CIT’s credit portfolio, (d) assessing, jointly with the Audit Committee, the adequacy of CIT’s allowance for loan losses and management’s methodology for determining such allowance, and (e) receiving, jointly with the Compensation Committee, management’s assessment of the effectiveness of the design and operation of CIT’s incentive compensation programs. The Risk Management Committee also oversees CIT’s loan review function, information security processes, business continuity planning, and the use of insurance to manage certain of CIT’s risks.

Compensation Committee

The duties of the Compensation Committee include regularly assessing risks related to our compensation programs, including our executive compensation practices. Management provides information on a regular basis to the Compensation Committee regarding compensation elements and features that could mitigate or encourage excessive risk-taking. In assessing compensation related risks, the Compensation Committee, together with the Risk Management Committee, considers the balance between annual and longer-term performance incentives, performance measures that motivate sustained performance while prudently managing risk, stock ownership guidelines that align executives’ interests with those of our stockholders, and our clawback policy to recoup compensation.

Nominating & Governance Committee

The duties of the Governance Committee include reviewing and minimizing risks by ensuring appropriate policies and practices exist and are implemented to avoid or manage conflicts of interest by and among CIT, its executive officers, directors, director nominees and stockholders, overseeing an effective succession planning process, and adopting prudent governance policies. For more information, see “Corporate

Governance — Related Person Transactions Policy” in this Proxy Statement.

Succession Planning

The Board is actively engaged and involved in talent management. The Board reviews the Company’s human resources strategy in support of its business strategy at least annually. This process includes a detailed discussion of the Company’s leadership bench strength and succession plans with a focus on key positions at the senior officer level. In addition, the Board Committees regularly discuss the talent depth for specific critical roles. High potential leaders are given exposure and visibility to Board members through formal presentations and informal events. For more information on CIT’s Board Committees, see “Corporate Governance — Board Committees” below.

Director and Senior Executive Officer Stock Ownership Policy

CIT believes that significant stock ownership by its directors and senior executive officers further aligns their and CIT stockholders’ interests. Accordingly, under our Corporate Governance Guidelines, within a specified period of time, directors are required to own shares of CIT’s common stock at least equal in value to five times the amount of the directors’ annual retainer fee. “Value” is generally calculated as the number of shares owned multiplied by the greater of (i) the current stock price or (ii) the 3-year average stock price of CIT’s common stock. This minimum stock ownership must be maintained for as long as both (a) such director remains on the Board and (b) CIT’s common stock is publicly traded on a national securities exchange. Senior executive officers of CIT are also required to own a minimum amount of CIT shares as further described in the “Compensation Discussion and Analysis” portion of this Proxy Statement.

Board Committees

During 2012, our Board maintained an Audit Committee, a Compensation Committee, a Governance Committee and a Risk Management Committee as standing committees. Our Board also maintained a Special Compliance Committee, as an ad hoc committee required by the terms of our Written Agreement, dated August 12, 2009, between the Federal Reserve Bank of New York and CIT (“Written Agreement”). Each of the Board Committees is currently comprised of three directors. Each director serving on the Audit Committee, the Compensation Committee, the Governance Committee, the Risk Management Committee, and the Special Compliance Committee is independent as defined by the NYSE and applicable law. Each Board Committee has a separate chair and operates under a written charter. The current version of the written charter of each standing Board Committee is available on our website at http://www.cit.com/about-cit/corporate-governance /board-committees/index.htm.

Board Committee Assignments

Director	Audit Committee	Compensation Committee	Nominating & Governance Committee	Risk Management Committee	Special Compliance Committee

Michael J. Embler	•		•
William M. Freeman		•
David M. Moffett	•
R. Brad Oates				•
Marianne M. Parrs	CHAIR				•
Gerald Rosenfeld				CHAIR
Vice Admiral John R. Ryan		•	•
Seymour Sternberg		CHAIR
Peter J. Tobin				•	CHAIR
Laura S. Unger			CHAIR		•
2012 Meetings	9	10	6	4	7

Board Committee Duties, Generally

Each Board Committee:

•	conducts its duties consistent with its written charter, which it reviews and updates (if appropriate) at least annually;

•	conducts a self-evaluation annually;

•	cooperates and coordinates with the other Board Committees on areas where the substance of their activities overlap; and

•	regularly reports to the Board.

Audit Committee

The Audit Committee’s duties include:

•	monitoring the quality and integrity of our financial reporting process, financial statements and systems of internal controls regarding finance and accounting;

•	monitoring compliance with our “Code of Business Conduct,” other compliance policies, and legal and regulatory requirements;

•	reviewing the budget, plan and activities of the Internal Audit Department and the appointment, performance and replacement of the Chief Auditor;

•	retaining, determining the compensation of, and monitoring the qualifications, independence and performance of the independent auditors, including approving in advance all audit and non-audit engagements; and

•	overseeing the management of our financial, litigation and compliance risks.

The Board has determined that Ms. Parrs meets the standard of “Audit Committee Financial Expert,” as defined by the rules of the SEC, and that each member of the Audit Committee is independent from management and financially literate, as defined by the NYSE listing standards.

Compensation Committee

The Compensation Committee evaluates, oversees and approves the compensation and benefits for our executive officers and other employees, and is responsible for the following:

•	oversight, review and approval of the overall goals and purposes of CIT’s incentive compensation programs for all employees, to ensure that such programs appropriately balance risk and financial results and do not encourage excessive risk taking;

•	reviewing and recommending to the Board for approval the corporate goals and objectives relevant to CEO compensation;

•	recommending to the Board the compensation and benefits for the CEO considering CIT’s and his performance relative to financial, strategic and other goals and objectives approved by the Board and the value of compensation granted to CEO’s at comparable or peer companies;

•	approving the compensation for our executive officers and reviewing the compensation for all employees (other than our executive officers) whose annual compensation exceeds $1 million;

•	meeting at least annually to discuss and evaluate employee compensation plans with CIT’s Chief Risk Officer in light of an assessment of any risk posed to CIT, to ensure that such plans do not encourage employees to take unnecessary and excessive risks and to ensure that such plans do not encourage the manipulation of CIT’s reported earnings to enhance the compensation of any of CIT’s employees;

•	receiving and reviewing, jointly with the Risk Management Committee, management’s assessment of the effectiveness of the design and operation of CIT’s incentive compensation programs in providing risk-taking incentives that are consistent with the safety and soundness of CIT;

•	maintaining compensation practices that are consistent with applicable market standards and compliant with applicable regulatory requirements;

•	approving significant amendments to the retirement, severance and other compensation and benefit plans in which our executive officers participate;

•	discussing, reviewing with management and approving the disclosure regarding compensation and benefit matters and the “Compensation Discussion and Analysis” in CIT’s annual proxy statement; and

•	approving the “Compensation Committee Report” for inclusion in our annual proxy statement.

The Compensation Committee may form and delegate authority to subcommittees comprised of one or more members of the Compensation Committee. It may also delegate to CIT’s employee benefits committee the responsibility to review and recommend material revisions to retirement plans, severance plans, plans permitting deferral of compensation, or any other benefit plan in which the executive officers are participants. The Compensation Committee also has the authority to engage such consultants and independent counsel as it determines is appropriate to assist it in the performance of its responsibilities.

In 2012, the Compensation Committee engaged the independent, external consulting firm Pay Governance LLC (“Pay Governance”) to advise the Compensation Committee on all matters relating to the compensation of our executive officers. The Compensation Committee directly retained Pay Governance independently from CIT management, and CIT does not utilize Pay Governance for any other purpose. The Compensation Committee has assessed the independence of Pay Governance pursuant to SEC rules and concluded that Pay Governance’s work for the Compensation Committee does not raise a conflict of interest.

Nominating & Governance Committee

The Governance Committee oversees CIT’s governance policies and processes for nominating directors, which duties include:

•	identifying and recommending qualified candidates to fill positions on the Board and its Board Committees;

•	reviewing and recommending to the Board the compensation and benefits for directors (other than directors who are also employees of CIT);

•	overseeing the evaluation of the structure, duties, size, membership and functions of the Board and its Board Committees;

•	overseeing the self-evaluation of the Board and its Board Committees;

•	overseeing Corporate Governance Guidelines and related policies;

•	overseeing the succession planning process for CIT’s Chief Executive Officer, executive officers and senior managers; and

•	reviewing disclosures in CIT’s annual proxy statement regarding the Governance Committee and the director nominating process, as well as any stockholder proposals and statements in opposition.

The Governance Committee considers and evaluates all director candidates recommended by our stockholders in accordance with the procedures set forth in our Corporate Governance Guidelines. Stockholders may propose qualified nominees for consideration by the Governance Committee by submitting the names and supporting information in writing to: Office of the General Counsel, CIT Group Inc., One CIT Drive, Livingston, New Jersey 07039. Such supporting information shall include (1) a statement containing the notarized signature of the nominee whereby such nominee consents to being nominated to serve as a director of CIT and to serving as a director if elected by the stockholders; (2) information in support of the nominee’s qualifications to serve on the Board and the nominee’s independence from management; (3) the name or names of the stockholders who are submitting such proposal, the number of shares of CIT common stock held by each such stockholder, and the length of time such shares have been beneficially owned by such stockholders; and (4) any other information that the stockholder believes to be pertinent. To be considered for nomination, any such nominees shall be proposed as described above no later than December 15th of the calendar year immediately preceding the applicable annual stockholders meeting.

Risk Management Committee

The Risk Management Committee oversees CIT’s risk management functions and processes. It assists our Board in fulfilling its responsibilities for overseeing many of the major risks inherent to CIT’s business, including credit risk, market risk, reputation risk, business continuity, and operational risk and is responsible for the following:

•	overseeing our enterprise risk management functions and processes, including reviewing and recommending to the Board an annual risk appetite statement, overseeing CIT’s risk monitoring programs and processes, and monitoring the performance and quality of CIT’s credit portfolio, reviewing and assessing CIT’s risk grading methodology, and confirming that sufficient and appropriate resources are dedicated to risk management;

•	reviewing the plan, budget, activities, organizational structure, staffing, scope of authority and qualifications of the loan review organization responsible for auditing compliance with CIT’s credit policies and practices;

•	reviewing and ensuring the adequacy of CIT’s business continuity and disaster recovery plans, training programs, and threat analysis;

•	reviewing and ensuring the adequacy of CIT’s information security policies and technology risk management program; and

•	reviewing CIT’s corporate insurance program at least annually.

Special Compliance Committee

On August 12, 2009, the Board established an ad hoc Special Compliance Committee to monitor and coordinate CIT’s compliance with the Written Agreement. The Special Compliance Committee is responsible for reviewing and approving certain plans required by the terms of the Written Agreement, including (i) a corporate governance plan, focusing on strengthening internal audit, risk management, and other control functions, (ii) a credit risk management plan, (iii) a written program to review and revise, as appropriate, its program for determining, documenting and recording the allowance for loan and lease losses, (iv) a capital plan for CIT and CIT Bank, (v) a liquidity plan, including meeting short term funding needs and longer term funding, and (vi) business plans. The Special Compliance Committee is also responsible for monitoring CIT’s efforts to implement the action items described in each of the plans submitted to the Federal Reserve Bank of New York.

Stockholder Communications with the Board

Any person who has a concern about CIT’s governance, corporate conduct, business ethics or financial practices may communicate that concern to the non-management directors. In addition, CIT’s stockholders may communicate with the Board regarding any topic of current relevance to CIT’s business. Any of the foregoing communications should be submitted in writing to the Lead Director, the Audit Committee, or the non-management directors as a group by writing to them, c/o CIT’s General Counsel and Secretary, One CIT Drive, Livingston, New Jersey 07039, or by email to directors@cit.com. Concerns and stockholder communications may also be directed to the Board by calling the CIT Hotline in the U.S. or Canada at 1-877-530-5287. To place calls from other countries in which CIT has operations, individuals may call the toll free numbers listed in our Code of Business Conduct, which is available on our website at http://www.cit.com/about-cit/corporate-governance/index.htm. These concerns can be reported confidentially or anonymously. Concerns and issues communicated to the Board will be addressed through CIT’s regular procedures:

•	depending on the nature of the concern or issue, your communication may be referred to CIT’s Chief Auditor, General Counsel, Head of Human Resources or other appropriate executive for processing, investigation, and follow-up action;

•	concerns relating to CIT’s accounting, internal accounting controls or auditing matters will be referred to the Audit Committee; and

•	other concerns may be referred to either CIT’s Lead Director or to one or more non-management members or Board Committee.

CIT’s General Counsel reserves the right not to forward to Board members any abusive, threatening or otherwise inappropriate materials or any other communications intended solely to market services or products to directors or CIT.

Compensation Committee Interlocks, Insider Participation and Banking Interlocks

There are no interlocking relationships between any member of our Compensation Committee and any of our executive officers that would require disclosure under SEC rules. No member of our Compensation Committee is a current or former officer or employee of CIT. No member of our Board and none of our “senior executive officers” (as defined in 12 C.F.R. §303.101) is a management official of an unaffiliated depository organization.

Legal Proceedings

On May 4, 2011, the board of directors of Dynegy Inc. (“Dynegy”) elected Mr. Embler to serve as a director of Dynegy and Dynegy Holdings Inc., predecessor of Dynegy Holdings, LLC (“Dynegy Holdings”), and appointed him to the Finance and Restructuring Committee, which was responsible for undertaking a comprehensive review of Dynegy’s restructuring alternatives. On November 7, 2011, Dynegy Holdings and four of its subsidiaries, and on July 6, 2012, Dynegy, filed for Chapter 11 bankruptcy protection with the United States Bankruptcy Court for the Southern District of New York. On September 10, 2012, the Bankruptcy Court confirmed Dynegy’s Plan of Reorganization, pursuant to which each of the independent directors, including Mr. Embler, resigned from the board on September 30, 2012.

There are no other known legal proceedings or events in the past ten years that are material to an evaluation of any director, executive officer, or person nominated to become a director or executive officer of CIT, other than CIT’s bankruptcy in 2009.

Hedging, Margin Accounts and Pledged Securities

CIT’s directors and employees are prohibited from entering into financial transactions to hedge their ownership interest in CIT’s securities, including trading in publicly traded options, puts, calls, collars or other derivative instruments related to CIT’s stock or debt. CIT’s directors and employees are also prohibited from holding CIT’s securities in a margin account or otherwise pledging CIT securities as collateral for a loan.

DIRECTOR COMPENSATION

The Governance Committee recommends to the Board the compensation and benefits for CIT’s non-employee directors. The objectives of the director compensation program are to attract highly qualified individuals to serve on the Board and to align their interests with our stockholders. Employee directors do not receive compensation for their services as a director.

CIT’s director compensation plan (the “Director Compensation Plan”), which was effective as of May 11, 2011, is described below. Directors’ compensation is earned for each twelve-month period beginning in May and ending in April, but is disclosed in the annual proxy statement on a fiscal year basis. Effective May 2011, CIT amended its Director Compensation Plan to change its director equity-based awards from a uniform amount to a variable amount as described below under the heading “Annual Compensation”.

Initial Equity Awards

A one-time grant of restricted stock units (“RSUs”) valued at $100,000 at the time of grant is awarded to directors in connection with their appointment to the Board, subject to applicable black-out periods and applicable vesting terms.

Annual Compensation

The following table outlines the elements of compensation paid annually to directors for each twelve-month period beginning in May and ending in April of the following calendar year, and determined by each director’s role on the Board, pursuant to the Director Compensation Plan.

	Lead Director, Board Committee Chairs and Directors Serving on more than one Board Committee	All Other Directors

Cash Retainer	$60,000	$60,000
Equity-Based Award (1)	$105,000 to $145,000	$95,000
Total	$165,000 to $205,000	$155,000

(1)	CIT’s Director Compensation Plan provides for director equity-based awards in the form of RSUs as follows: $25,000 for serving as Audit Committee Chair, $15,000 for serving as Risk Management, Compensation or Special Compliance Committee Chair, $10,000 for serving as Governance Committee Chair, $15,000 for serving as Lead Director and $10,000 for serving on more than one Board Committee. The range of compensation listed in the “Equity-Based Award” and “Total” rows of the table represent the foregoing amounts. The maximum amounts in such ranges presume that a director serves as Audit Committee Chair and Lead Director and serves on more than one Board Committee.

Annual Cash Retainer

An annual cash retainer of $60,000 is payable semi-annually in May and October of each year. Alternatively, directors may elect to receive their cash retainer in any combination of cash and RSUs that settle 100% in shares of CIT stock. RSUs granted in lieu of cash as part of the annual retainer vest in full on the first anniversary of the grant date.

Annual Equity Awards

Directors’ equity-based awards are granted in May of each year in the form of RSUs that settle 50% in cash and 50% in shares and vest in three equal installments beginning on the first anniversary of the date of the grant. Directors may elect to receive 100% of vested RSUs in shares of CIT stock.

Pro-Ration Upon Joining the Board

Annual cash retainers and the value of annual equity-based awards payable to directors with respect to the compensation year during which they are named to the Board are prorated, based on the number of months remaining in the compensation year at the time they are appointed to the Board divided by twelve.

Meeting Fees

No additional fees are paid for attendance at Board or Board Committee meetings.

Out-of-Pocket Expenses

Directors are reimbursed for reasonable out-of-pocket expenses incurred in attending Board or Board Committee meetings and functions and for continuing education related to serving as a director of CIT.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash (2) ($)	Stock Awards (3)(4) ($)	Total ($)
(a)	(b)	(c)	(d)
John A. Thain (1)	$–	$–	$–
Michael J. Embler	$60,000	$105,000	$165,000
William M. Freeman	$60,000	$95,000	$155,000
David M. Moffett	$60,000	$95,000	$155,000
Marianne Miller Parrs	$60,000	$130,000	$190,000
R. Brad Oates	$60,000	$95,000	$155,000
Gerald Rosenfeld	$60,000	$110,000	$170,000
Vice Admiral John R. Ryan	$60,000	$120,000	$180,000
Seymour Sternberg	$60,000	$110,000	$170,000
Peter J. Tobin	$60,000	$120,000	$180,000
Laura S. Unger	$60,000	$115,000	$175,000

(1)	Mr. Thain’s compensation during 2012 was based solely on his role as CEO of CIT, as disclosed in the “Summary Compensation Table” and discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement.

(2)	During 2012, directors received an annual retainer of $60,000, which was payable in cash or converted to a number of RSUs at each director’s election. The grant date fair value of RSUs received at each director’s election did not exceed the value of the foregone cash retainer, and no amount related to such awards is therefore included in the “Stock Awards” column. RSUs received at each director’s election during 2012 as part of their retainer are itemized as follows:

Annual Retainer
	Cash	RSUs
Mr. Rosenfeld	$ –	$ 60,000

RSUs received at each director’s election were converted to a number of units based on the closing price of CIT common stock on each grant date and are scheduled to vest 100% on the first anniversary of the date of the award. The number of RSUs granted and the grant date fair value of awards granted at each director’s election, corresponding to the values above, are as follows:

	Grant Date	# RSUs	Grant Date Fair Value
Mr. Rosenfeld	5/15/12	838	$ 30,000
	10/24/12	800	$ 30,000

(3)	Represents the aggregate grant date fair value of RSUs granted during 2012 for each director, other than for RSUs granted as part of the annual retainer and described in footnote 2 above. These amounts do not represent the actual value realized by each director. The grant date fair value is determined in accordance with FASB ASC 718 (“ASC 718”) based on the closing price of CIT common stock on the date of grant. The number of RSUs granted during 2012 was determined based on the closing price of CIT common stock on each grant date and are scheduled to vest in equal installments on the first, second, and third anniversaries of the date of the award. The number of RSUs and grant date fair value of awards granted to each director are as follows:

	Grant Date	# RSUs	Grant Date Fair Value
Mr. Embler	5/15/2012	2,933	$105,000
Messrs. Freeman, Moffett and Oates	5/15/2012	2,654	$95,000
Ms. Miller Parrs	5/15/2012	3,631	$130,000
Messrs. Rosenfeld and Sternberg	5/15/2012	3,073	$110,000
Messrs. Ryan and Tobin	5/15/2012	3,352	$120,000
Ms. Unger	5/15/2012	3,212	$115,000

The RSUs listed above are scheduled to either settle 50% in cash and 50% in shares, or 100% in shares based on director elections.

(4)	The following table sets forth the aggregate number of equity-based awards outstanding at December 31, 2012.

	Stock Options	Restricted Stock Shares	RSUs
Mr. Embler	7,506	17	5,461
Mr. Freeman	4,558	507	4,941
Mr. Moffett	-	-	6,488
Ms. Miller Parrs	4,558	507	6,574
Mr. Oates	7,506	-	4,941
Mr. Rosenfeld	7,870	648	8,171
Mr. Ryan	4,558	507	7,061
Mr. Sternberg	5,217	507	5,685
Mr. Tobin	4,902	545	7,061
Ms. Unger	5,815	648	5,907

RSUs were the only form of equity-based awards granted to directors during 2012. The use of stock options and restricted stock shares was discontinued in April 2010. The number of RSUs that are vested as of December 31, 2012 but deferred at the election of the directors, included in the number of RSUs outstanding presented above, are as follows: Mr. Moffett – 732; Mr. Rosenfeld – 850; Messrs. Ryan and Tobin – 932; Messrs. Embler, Freeman, Oates, Sternberg, Ms. Parrs and Ms. Unger – 0 (none).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table shows the name and address of each person or company known to CIT that beneficially owns 5% or more of any class of voting stock. Information in this table is as of December 31, 2012, based upon reports on Schedule 13G filed with the SEC on or before February 14, 2013.

Title of Class of Stock	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock

Common Stock	OppenheimerFunds, Inc. Two World Financial Center 225 Liberty Street New York, NY 10281	(1) 11,529,028	5.74%

Common Stock	AllianceBernstein L.P. 1345 Avenue of the Americas New York, NY 10105	(2) 10,091,666	5.00%

(1)	OppenheimerFunds, Inc. reports shared voting power over 11,529,028 shares and shared dispositive power over 11,529,028 shares.

(2)	AllianceBernstein L.P. reports sole voting power over 8,589,209 shares and sole dispositive power over 10,091,666 shares.

Security Ownership of Directors and Executive Officers

The table below shows, as of March 1, 2013, the number of shares of CIT common stock owned by each director, by the named executive officers, and by the directors and executive officers as a group.

Name of Individual	Amount and Nature of Beneficial Ownership (CIT Common Stock and Exchangeable Shares) (2)(3)(4)(5)(6)	Percentage of Class
John A. Thain (1) (7)	346,276	*
Michael J. Embler	16,772	*
William M. Freeman	7,264	*
David M. Moffett	2,548	*
R. Brad Oates	11,559	*
Marianne Miller Parrs	7,491	*
Gerald Rosenfeld	12,837	*
John R. Ryan	6,984	*
Seymour Sternberg	22,251	*
Peter J. Tobin	7,807	*
Laura S. Unger	9,105	*
Nelson J. Chai	33,352	*
C. Jeffrey Knittel	32,907	*
Scott T. Parker	30,229	*
Lisa K. Polsky	21,465	*
All Directors and Executive Officers as a group (24 persons)	656,175	*

*	Represents less than 1% of our total outstanding Common Stock.

(1)	Includes RSUs awarded to Mr. Thain that are fully vested, including 68,865 that are subject to a three year holding period, none of which have voting rights, and 35,089 that have voting rights due to the expiration of the RSU holding period and settlement in stock (less shares withheld to cover tax obligations).

(2)	Includes RSUs awarded under our equity compensation plans which have voting rights due to the expiration of the holding period and their settlement in stock (less shares withheld to cover tax obligations), in the following amounts: Mr. Thain — 45,486, Mr. Embler — 1,715, Mr. Freeman — 1,186, Mr. Moffett — 2,548, Mr. Oates — 1,552, Ms. Parrs — 1,413, Mr. Rosenfeld — 3,242, Mr. Ryan — 906, Mr. Sternberg — 2,212, Mr. Tobin — 906, Ms. Unger — 1,351, Mr. Chai — 33,352, Mr. Knittel — 24,640, Mr. Parker — 30,229, Ms. Polsky — 21,465 and 67,594 to all other executive officers as a group.

(3)	Includes RSUs awarded under our equity compensation plans which are scheduled to settle 100% in stock within 60 days after March 1, 2013 in the following amounts: Mr. Knittel — 8,267, and 19,634 to all other executive officers as a group.

(4)	Includes shares of CIT common stock issuable pursuant to stock options awarded under our equity compensation plan that have vested or are scheduled to vest within 60 days after March 1, 2013 in the following amounts: Mr. Embler —7,506, Mr. Freeman — 4,558, Mr. Oates — 7,506, Ms. Parrs — 4,558, Mr. Rosenfeld — 7,870, Mr. Ryan — 4,558, Mr. Sternberg — 5,216, Mr. Tobin — 4,902, and Ms. Unger — 5,815.

(5)	Excludes RSUs issued under our equity compensation plans that will settle 100% in stock, for which the holders do not have voting rights, and for which ownership has not vested, in the following amounts: Mr. Thain — 123,698, Mr. Moffett — 913, Mr. Rosenfeld — 1,637, Mr. Chai — 119,203, Mr. Knittel — 64,451, Mr. Parker — 110,188, Ms. Polsky — 73,253 and 246,140 to all other executive officers as a group.

(6)	Excludes RSUs issued under our equity compensation plans, for which the holders do not have voting rights, for which ownership has not vested, and for which settlement shall be made 50% in cash and 50% in stock, in the following amounts: Mr. Embler — 5,460 (4,552 of which Mr. Embler elected to settle 100% in stock), Mr. Freeman — 4,941 (2,653 of which Mr. Freeman elected to settle 100% in stock and to defer settlement until he is no longer a member of the Board), Mr. Moffett — 5,574 (4,850 of which Mr. Moffett elected to settle 100% in stock and to defer settlement until he is no longer a member of the Board), Mr. Oates — 4,941 (4,118 of which Mr. Oates elected to settle 100% in stock), Ms. Parrs — 6,573, Mr. Rosenfeld — 6,533 (5,624 of which Mr. Rosenfeld elected to settle 100% in stock and to defer settlement until he is no longer a member of the Board), Mr. Ryan — 7,060 (2,800 of which Mr. Ryan elected to settle 100% in stock and to defer settlement until he is no longer a member of the Board), Mr. Sternberg — 5,685 (3,072 of which Mr. Sternberg elected to settle 100% in stock), Mr. Tobin — 7,060 (6,152 of which Mr. Tobin elected to settle 100% in stock and to defer settlement until he is no longer a member of the Board), and Ms. Unger — 5,907 (3,212 of which Ms. Unger elected to settle 100% in stock and to defer settlement until she is no longer a member of the Board).

(7)	Includes 126,836 shares of CIT common stock held in a GRAT trust for which Mr. Thain has disclaimed beneficial ownership.

EXECUTIVE OFFICERS

The following table sets forth certain information as of February 15, 2013 regarding CIT’s executive officers. The executive officers were appointed by and hold office at the discretion of the Board. No family relationship exists among CIT’s executive officers or with any director. The executive officers, like all directors and employees, are subject to CIT’s

Code of Business Conduct, which is available on our website at http://www.cit.com/about-cit/corporate-governance/code-of-conduct/index.htm. Certain executive officers may also be directors or trustees of privately held or not-for-profit organizations that are not referred to below.

Name	Age	Position

John A. Thain (1)	57	Chairman of the Board and Chief Executive Officer
Ron Arrington	51	President, Global Vendor Finance
Andrew T. Brandman	43	Executive Vice President and Chief Administrative Officer
Nelson J. Chai	47	President
Peter Connolly	47	President and Co-Head, Corporate Finance
Carol Hayles	52	Executive Vice President and Controller
James L. Hudak	49	President and Co-Head, Corporate Finance
Robert J. Ingato	52	Executive Vice President, General Counsel and Secretary
C. Jeffrey Knittel	54	President, Transportation Finance
Jonathan A. Lucas	53	President, Trade Finance
Scott T. Parker	45	Executive Vice President and Chief Financial Officer
Lisa K. Polsky	55	Executive Vice President and Chief Risk Officer
Raymond J. Quinlan	60	Executive Vice President — Banking
Margaret D. Tutwiler	61	Executive Vice President — Communications and Government Relations

(1)	See “Directors — Nominees” in this Proxy Statement for Mr. Thain’s biographical information.

Ron Arrington has served as President of CIT Global Vendor Finance since August 2009. Previously, Mr. Arrington served as President of CIT Vendor Finance, Americas since September 2008, President of CIT US Vendor Finance since April 2006, President of Technology Financing Services since July 2001, Executive Vice President of Consumer Finance since April 1996, and in various positions of increasing responsibility in areas of sales, credit and operations since beginning his career with CIT in January 1984.

Andrew T. Brandman has served as Executive Vice President and Chief Administrative Officer since April 2012. Previously, Mr. Brandman served as Chief Administrative Officer and Executive Vice President at NYSE Euronext. Before this, he held a number of positions of increasing responsibility at NYSE Euronext since 2004, including Chief of Staff to the Chief Executive Officer, Head of Financial Planning & Administration and Head of Business Controlling. Prior to NYSE Euronext, he was a Director at Credit Suisse First Boston’s Infrastructure Group. Before this, Mr. Brandman was Chief of Staff for the Global Fixed Income and Treasury Division at Banco Santander Central Hispano. From 1991 to 1997, he held various positions at Union Bank of Switzerland.

Nelson J. Chai has served as President since August 2011. Previously, Mr. Chai served as Executive Vice President, Chief Administrative Officer and Head of Strategy from June 2010 to August 2011. Prior to joining CIT, Mr. Chai served as President Asia-Pacific for Bank of America Inc. from

December 2008 to February 2009, as a result of the merger between Bank of America Inc. and Merrill Lynch & Co., Inc. From December 2007 to December 2008, Mr. Chai was Executive Vice President and Chief Financial Officer of Merrill Lynch & Co., Inc. From January 2006 to December 2007, Mr. Chai was Executive Vice President and Chief Financial Officer of NYSE Euronext and its predecessor company NYSE Group, Inc. and, from 2005, he was Chief Financial Officer of Archipelago Holdings, a predecessor to NYSE Group, Inc., where he was responsible for Finance, Strategy, Human Resources, and Marketing functions since first joining Archipelago in June 2000. Mr. Chai serves as a director of Thermo Fisher Scientific since December 2010, serving on its audit and nominating & governance committees, and a director for the US Fund for UNICEF since 2005, serving as chair of its finance committee and a member of its executive committee.

Peter Connolly has served as President and Co-Head of Corporate Finance since October 2008. Previously, Mr. Connolly served as Managing Director of the Syndicated Loan Group since March 2006. Prior to joining CIT, from 2004 to March 2006, he led GE Corporate Finance Services Distressed Debt business, overseeing a 20-member team, and held a number of senior-level positions in Capital Markets, Corporate Finance and Structured Finance since joining GE Capital in 1994. Before GE, Mr. Connolly held a management role in the audit practice of Arthur Andersen.

Carol Hayles has served as Executive Vice President and Controller since July 2010. Prior to joining CIT, Ms. Hayles served as Deputy Controller of Citigroup, Inc. since January 2008, leading the SEC and regulatory reporting functions. Previously, she served as Chief Operating Officer of Citigroup Commercial Business since August 2007, in Investor Relations for Citigroup from January 2005 to August 2007, and in various finance roles of increasing responsibility since 1986, including as Chief Financial Officer of Citibank’s e-Business, Chief Financial Officer of Citigroup’s Global Relationship Bank, Chief Financial Officer of Citibank Canada and in various internal audit positions, real estate lending and other finance positions. Ms. Hayles began her career at PricewaterhouseCoopers LLP.

James L. Hudak has served as President and Co-Head of Corporate Finance since October 2008. Previously, Mr. Hudak was President of CIT’s Communications, Media and Entertainment business since 2001. In 1994 he co-founded the Telecom Financing Group at AT&T Capital, a predecessor of CIT. Mr. Hudak originally joined AT&T Capital in 1991 in its Capital Markets Division, focusing on large project financings and leveraged leases. He started his career at Philadelphia National Bank, completing a formal bank training program and initially concentrated on commercial real estate projects, and thereafter had roles at both Merrill Lynch and Citibank, where he worked in the Leveraged Finance division.

Robert J. Ingato has served as Executive Vice President and General Counsel since June 2001, and as Secretary since August 14, 2002. Previously, Mr. Ingato served as Executive Vice President and Deputy General Counsel since November 1999. Mr. Ingato also served as Executive Vice President of Newcourt Credit Group Inc., which was acquired by CIT, since January 1998, as Executive Vice President, General Counsel and Secretary of AT&T Capital Corporation, which was acquired by Newcourt, since 1996, and in a number of other legal positions with AT&T Capital since 1988.

C. Jeffrey Knittel has served as President of Transportation Finance since April 2007 and CIT Aerospace since 1998. Previously, Mr. Knittel served as Executive Vice President of CIT Group/Capital Finance since 1992, and in several other senior management positions within CIT Group/Capital Finance since 1986. Mr. Knittel also served in various senior management positions with Manufacturers Hanover Leasing Corporation since 1982 and Cessna Finance since 1980.

Jonathan A. Lucas has served as President of Trade Finance since July 2012. Mr. Lucas previously served since 2004 as Senior Vice President and since 1998 as Northeast Regional Manager for CIT Trade Finance and was responsible for client service and retention, business development and client credit quality. Before becoming Regional Manager in 1998, he was head of business development for the Northeast Region. Before joining CIT, Mr. Lucas was a Team Leader and Market Manager in Fleet Bank’s middle market lending group. He also spent five years with Chemical Bank, where he began his career and received credit training.

Scott T. Parker has served as Executive Vice President and Chief Financial Officer since July 2010. Prior to joining CIT, Mr. Parker served as Chief Operating Officer and Chief Financial Officer of Cerberus Operations and Advisory Company LLC, an affiliate of Cerberus Capital Management, L.P., from 2006 to 2010. Before joining Cerberus, he served as Chief Financial Officer of GE Capital Solutions from 2005 to 2006, as Chief Financial Officer of GE Corporate Financial Services from 2003 to 2005, and in various other financial roles within General Electric Company since 1989.

Lisa K. Polsky has served as Executive Vice President and Chief Risk Officer since May 2010. Prior to joining CIT, from 2009 to May 2010, Ms. Polsky was at Jane Street Capital, a quantitative proprietary trading firm. She joined Jane Street from Duff Capital Advisors, where she was a Partner and Head of Risk & Investment Solutions from 2008 to 2009. Prior to joining Duff, from 2002 to 2008, Ms. Polsky managed her own consulting firm, specializing in portfolio solutions, risk management and valuation policy. Before founding her consulting firm, Ms. Polsky served as Managing Director and Head of Client Financing Services with Merrill Lynch & Co., Inc. from 2000 to 2002, and as Managing Director and Chief Risk Officer at Morgan Stanley from 1995 to 2000. Ms. Polsky also served as Head of the Hedge Fund Business and Head of Derivatives in the US and Europe at Bankers Trust Company from 1990 to 1995. She began her career at Citibank NA in 1980, where she started the FX Options business and later Co-Headed Citibank’s Derivative Business in North America. Since 2007, Ms. Polsky has served on the board of directors of Piper Jaffray Companies.

Raymond J. Quinlan has served as Executive Vice President — Banking since December 2010. Prior to joining CIT, Mr. Quinlan served as the Executive Chairman of Coastal South Bancshares, Inc., a bank holding company based in South Carolina, and as a director of Coastal States Bank, Islandsbanki, based in Reykjavik, Iceland, and Doral Financial Company and Doral Bank, based in Puerto Rico. Previously, he was a Business Manager at Goldman Sachs from 2007 to 2008. From 2005 to 2007, Mr. Quinlan was Chief Executive Officer, Retail Division North America, for Citigroup including all bank branches in the U.S., Canada and Puerto Rico and its online banking, Managing Director of M&A Execution for Citigroup Inc. from 2002 to 2005, Chief Executive Officer of International Cards Division for Citigroup, Inc. from 2000 to 2002, and various other roles since beginning his career with Citigroup in 1977.

Margaret D. Tutwiler has served as Executive Vice President and Head of Communications and Government Relations since August 2010. Prior to joining CIT, Ms. Tutwiler served as Senior Vice President and Head of Global Communications and Public Affairs of Merrill Lynch and Bank of America Corporation from December 2007 to February 2009. Before that she was Head of Global Communications and Government Relations of NYSE Euronext (NYSE: NYX) and its predecessor company NYSE Group, Inc. from 2004 to

December 2007. Ms. Tutwiler has also spent 16 years in government service, including various senior level positions in the Reagan and both Bush Administrations.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), requires CIT’s directors, certain officers and persons who own more than 10% of a registered class of CIT’s equity securities, to file reports of securities ownership and changes in such ownership with the SEC. Certain officers, directors and greater than 10% stockholders also are required by SEC rules to furnish CIT with copies of all Section 16(a) forms they file.

Mr. Rosenfeld filed one late Form 4 in 2012 with respect to one transaction regarding the acquisition of CIT common stock pursuant to a grant of RSUs vesting in 2013. This late filing resulted from an administrative error by CIT. Based solely upon a review of the copies of Forms 3, 4 and 5 and any amendments thereto furnished to CIT and written representations made to CIT, CIT believes that all other Section 16(a) filing requirements were timely met during 2012.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee of the Board of Directors (the “Compensation Committee”), composed entirely of independent directors as determined under the criteria established by NYSE and CIT’s Corporate Governance Guidelines, oversees our executive compensation program and administers certain aspects of the program. Information about our Compensation Committee and our executive officers who participate in executive compensation decisions can be found in this Proxy Statement under the heading “Corporate Governance — Board Committees”. This Compensation Discussion and Analysis (“CD&A”) describes the material components of our compensation programs for our named executive officers (“NEOs”) and the basis for decisions regarding their compensation for 2012, along with certain changes for 2013. The determination of NEOs, as well as the compensation information presented in the tables following this discussion, is made in accordance with SEC rules. Pursuant to these rules, NEOs may vary from year to year. Our NEOs for 2012, each of whom is a member of our executive management committee (“Executive Management Committee”), are:

John A. Thain	Chairman of the Board and Chief Executive Officer
Nelson J. Chai	President
Scott T. Parker	Executive Vice President and Chief Financial Officer
C. Jeffrey Knittel	President, Transportation Finance
Lisa K. Polsky	Executive Vice President and Chief Risk Officer

This CD&A is organized into the following sections:

I.	Executive Summary
II.	Compensation Philosophy and Key Principles
III.	Structure of Executive Compensation Program for 2012
IV.	Compensation Decisions for 2012
V.	Compensation Decisions for 2013
VI.	Compensation Policies and Practices
VII.	Compensation Decision Process

I. EXECUTIVE SUMMARY

2012 Executive Compensation Program

2012 represents the first year since our emergence from bankruptcy in 2009 that our executive compensation program was not impacted by restructuring-related constraints. Accordingly and consistent with our compensation philosophy and strong risk management framework, our 2012 program is substantially more performance-based than in 2011. Our 2012 program consisted of the following features:

▪
Target Total Compensation — A target total compensation level was established at the start of the year for each executive officer, consisting of three components:

–       Annual Base Salary. Set at $500,000 for all executive officers other than the Chief Executive Officer (“CEO”) and President, which were set at $1,000,000 and $750,000, respectively. We believe this structure is consistent with our team-based approach and appropriately reflects regulatory guidance with respect to a balanced compensation program.

–       Short-Term Incentive. Payout opportunity ranges from 0-200% of target based on the achievement of a balanced scorecard of previously-established goals, along a five-point rating scale, and delivered in a mix of cash and RSUs that vest over three years. The percentage deferred in the form of RSUs increases with the amount of total compensation actually earned each year.

– Long-Term Incentive. In the form of performance share units (“PSUs”) with payout opportunities ranging from 0-200% based on lending volume and net finance margin over a three-year period.

▪
Performance-Based / Compensation At Risk — All incentives are tied directly to the achievement of annual or long-term performance goals; each NEO received a minimum of 83% of their 2012 total compensation in performance-based awards — short term incentive, consisting of cash and RSUs, and long-term incentive, consisting of PSUs. Under our program, no RSUs are awarded unless an executive earns a short-term incentive.

▪
Percentage of Compensation Deferred / Subject to Clawback — Between 49% and 69% of total compensation for each NEO is deferred over three years (in the form of PSUs and RSUs), and subject to forfeiture/recoupment provisions both during, and for a minimum of 12 months following, the vesting period.

▪	Best Practices — In addition, for 2012 we continued the following best practices:

–       Executive stock ownership requirements are set at the greater of: (1) a specific multiple of base salary—6x for the CEO, 3x for other NEOs, and 1x for other executives; or (2) at least 50% of the shares received upon vesting or exercise of CIT equity-based awards for the duration of their employment with CIT;
–       The Company does not provide tax gross-ups to our NEOs;
–       Our NEOs are prohibited from engaging in hedging or monetization transactions related to CIT securities, including their stock awards (both PSUs and RSUs);
–       The Company has not entered into any new employment contracts with NEOs or other executives since emerging from bankruptcy;
–       Change of Control provisions for all equity-based awards granted after 2010 are “double trigger”; and
–       NEOs and other executives hired after 2006 do not participate in executive pension arrangements.

2013 Executive Compensation Program

While approximately 80% of the votes cast in respect of CIT’s May 2012 Say on Pay Vote were in favor of the proposal, CIT strives for a higher level of support from shareholders. During 2012, CIT reached out to more than 30 institutional shareholders and other stakeholders to engage in constructive dialogue on executive compensation and as a result, specific changes for 2013 are listed below.

▪
Formulaic Short-Term Incentive Pool — We are introducing a formula tied directly to Company profitability (pre-tax income), with threshold, target and maximum performance levels to determine the aggregate short-term incentive compensation pool for the Company, from which short-term cash and equity-based incentives for all employees, including executive officers, are awarded, subject to approval by the Compensation Committee and/or Board.

▪
Additional Emphasis on Quantitative Goals — We are establishing straight-forward goals for each executive officer, across fewer goal categories, with explicit sub-weightings for each goal, whether quantitative or qualitative, to ensure further alignment of the goals with their overall strategic importance. A significant portion of the goals for our executive officers will be based on objective, quantitative measures, with specific levels defined for threshold, target, and maximum performance along a five-point scale.

▪
Reduced PSU Leverage and Enhanced Clawback — We reduced the maximum leverage in our PSUs to 150%, and strengthened the risk-based provisions by adding a clawback for materially inaccurate financials/performance metrics.

2012 Compensation Decisions

Business highlights during 2012 that are tied directly to the achievement of annual or long-term performance goals are presented below, along with the total compensation amounts approved by the Compensation Committee and awarded to our NEOs for 2012 performance, without regard to when paid or granted.

2012 Business Highlights
Strong Income Growth and Balance Sheet
–    Pre-tax Income Excluding Debt Redemption Charges, Fresh Start Accounting (“FSA”) Net Accretion and Original Issue Discount (“OID”) Acceleration[1] more than doubled ($292 million in 2011 to $639.5 million in 2012).
–    Tier 1 and Total Capital Ratios remained strong, at 16.3% and 17.0%, respectively.
–    Eliminated over $15 billion of high cost debt.

	Increased Loan and Lease Volumes	– Funded new business commercial loan and lease volume increased 23% ($7.8 billion in 2011 to $9.6 billion in 2012).
Improved Credit Quality and Metrics
–    Net charge-offs declined 72% ($265 million in 2011 to $74 million in 2012).
–    Provision for credit losses declined 80% ($270 million in 2011 to $52 million in 2012).
–    Non-accrual balances declined by over 50%.

	Grew CIT Bank Deposit Base	– Increased to 31% of total funding in 2012, up from 19% in 2011.
	Improved Debt Ratings	– Corporate long-term debt was upgraded during 2012 by all three ratings agencies that rate the Company’s debt.
Significant Achievements in CIT Bank
–    Funded over 90% of total U.S. loan and lease volume in 2012 (up from 72% in 2011).
–    Total assets increased 36% (to $12.2 billion), and deposits increased 57% (to $9.6 billion).
–    Maintained strong liquidity and capital.

1 Pre-tax Income Excluding Debt Redemption Charges, FSA Net Accretion and OID Acceleration is a non-GAAP measure. The following table presents pre-tax results as reported, and adjusts for FSA accretion and debt-related transaction costs.

(dollars in millions)	Years Ended December 31,
	2012	2011
Pre-tax Income (Loss) — Reported	$(454.8)	$178.4
Accelerated FSA Net Discount/(Premium) on Debt Extinguishments and Repurchases	1,450.9	279.2
Accelerated Original Issue Discount on Debt Extinguishments related to the GSI facility	(52.6)	—
Debt Related — Loss on Debt Extinguishments	61.2	134.8
Debt Related—Prepayment Costs	—	114.2
Pre-tax Income (Loss) — Excluding Debt Redemption Charges and OID Acceleration	1,004.7	706.6
Net FSA Accretion (excluding Debt-Related Acceleration)	(365.2)	(414.4)
Pre-tax Income (Loss)—Excluding Debt Redemption Charges, FSA Net Accretion and OID Acceleration	639.5	292.2

See “Non-GAAP Financial Measurements” and “Fresh Start Accounting” in our Annual Report on Form 10-K filed with the SEC on March 1, 2013 for additional information.

2012 Total Compensation for NEOs
$000s		Performance-Based/Comp. at Risk
		Short Term Incentive				Long- Term Incentive				% of 2012 Total Comp.
Name	Annual Base Salary (1)	Cash	RSUs (2)	Total	% of Target	PSUs (3)	2012 Total Comp. (4)	% Chg. From 2011		Perf.- Based	Deferred Equity
Thain, John A.	$1,000	$1,522.5	$4,227.5	$5,750	115%	$1,500	$8,250	+	6%	88%	69%
Chai, Nelson J.	$750	$1,160.0	$1,915.0	$3,075	119%	$675	$4,500	+	13%	83%	58%
Parker, Scott T.	$500	$1,185.0	$1,415.0	$2,600	113%	$500	$3,600	+	9%	86%	53%
Knittel, C. Jeffrey	$500	$1,097.5	$1,277.5	$2,375	127%	$375	$3,250	+	18%	85%	51%
Polsky, Lisa K.	$500	$1,035.0	$1,090.0	$2,125	113%	$375	$3,000	+	9%	83%	49%

Total Compensation values above differ from the presentation of Total Compensation in the “Summary Compensation Table” later in this Proxy Statement in the following respects:

(1)    Base salary is included as an annual rate, which may differ from the amounts actually paid and reported in the Summary Compensation Table due to salary adjustments during the year;
(2)    The values above reflect RSUs granted during February 2013 in respect of performance during 2012, and differ from the amounts reported under Stock Awards in the Summary Compensation Table which include RSUs granted during 2012 in respect of performance during 2011;
(3)    PSUs were granted during February 2012 and were awarded as a portion of total compensation for 2012. They also are reported in the Summary Compensation Table under Stock Awards, along with RSUs granted during 2012 in respect of 2011 performance; and
(4)    The amounts above exclude values reported in columns (g) Non-Equity Incentive Plan Compensation, (h) Change in Pension Value and Nonqualified Deferred Compensation Earnings and (i) All Other Compensation of the Summary Compensation Table.

We believe the Total Compensation values above fairly represent the components of compensation awarded to each executive in respect of performance during 2012. Additional information regarding compensation for each NEO is further described in this CD&A, as well as in the footnotes and narrative accompanying the Summary Compensation Table and other required tables that follow.

II. COMPENSATION PHILOSOPHY AND KEY PRINCIPLES

The principles that guide our executive compensation programs and philosophy are:

1.	Attract, retain and motivate high quality executives and staff — compensation structure and levels should be prudent and aligned with performance and competitive with the market.

2.	Pay for performance / meritocracy — reward executives and employees based on a combination of short-term and long-term company, business and individual performance, using external competitive market data and trends as a reference.

3.	Reinforce long-term view of CIT performance and value creation — through the significant use of deferred equity-based awards and long-term equity ownership requirements, provide alignment with shareholders over an extended three-year performance period.

4.	Make compensation decisions in accordance with strong governance, oversight, and risk management — evaluate performance over relevant performance cycles, and ensure incentive compensation is appropriately balanced and does not encourage unnecessary and excessive risk; fixed and variable components should be appropriate for the roles and responsibilities of individuals or groups of employees.

The principles above are applicable to all of our employees, including our executive officers. Our executive compensation and benefits programs are structured around these principles and are comprised of the components described below. Our annual compensation decisions for our NEOs focus on the sum of annual base salary, annual short-term incentive (consisting of both a cash incentive and a deferred equity-based incentive) and an annual long-term equity-based incentive (PSUs), which we refer to as annual “total compensation.”

III. STRUCTURE OF EXECUTIVE COMPENSATION PROGRAM FOR 2012

A target-based compensation structure was introduced for our executive officers for 2012. In addition to annual base salary, which generally represents less than 20% of target total compensation, the new structure provides for a targeted annual short-term incentive opportunity that is earned from 0-200% based on the achievement of a balanced scorecard of previously-established goals and is delivered in a mix of cash and restricted stock units. Incentive compensation also includes an annual grant of performance share units to our NEOs and other members of the Executive Management Committee that is earned from 0-200% based on the achievement of pre-established quantitative metrics measured over a three-year period. The target-based total compensation structure for the NEOs is designed to ensure that the greatest portion of the executive’s total compensation remains “at risk” and is subject to the executive’s performance over both the short and long-term.

Annual Base Salary

Annual base salary forms a fixed part of total compensation and is meant to provide a level of predictable income that reflects each executive’s level of responsibility, expertise and experience. Annual base salaries are capped at $500,000 for all employees, other than for the CEO and President as described more fully below under the heading “Compensation Decisions for 2012”. For 2012, annual base salary represented no more than 17% of the CEO or NEOs’ respective total compensation. Annual base salary contributes to a total compensation opportunity that is appropriately balanced with short- and long-term incentive opportunities such that executives are not encouraged to expose CIT to imprudent risks.

Annual Short-Term Incentive

Annual short-term incentive awards are performance-based, determined at year end, and payable partially in cash and partially in deferred RSUs. Under our program, no RSUs are awarded unless an executive earns a short-term incentive. Short-term incentives may be earned only to the extent individual performance meets or exceeds the executive’s annual goals and objectives, which are set at the beginning of the year. An individual’s short-term incentive award may range from 0% to a maximum of 200% of target based on their year-end assessment, using a five-point performance scale. The Compensation Committee retains discretion to adjust formulaic short-term incentives in light of overall business performance, macroeconomic conditions, and unforeseen or other business justifications.

Annual short-term incentives for all employees, including our executive officers, are subject to the same formulaic weighting between cash and RSUs. The performance-based annual short-term incentive is awarded in the form of RSUs and cash, with an increasingly larger portion allocated to RSUs at higher annual short-term incentive values, subject to a minimum deferral of 50% of overall incentive compensation for our executive officers, which we established in anticipation of the implementation of the rules currently proposed under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”). This weighting helps both to align compensation over several years with the creation of value for shareholders and to balance incentive compensation with prudent risk management. Both cash and RSUs are typically awarded within the first two months of the calendar year following the performance year to which they relate.

RSU awards granted in respect of 2012 performance are subject to forfeiture and/or recoupment. All or a portion of unvested RSUs may be canceled, and RSUs that have vested within the prior 12 months may be recovered, as described more fully below under the heading “Clawback Provisions”. In each case, any determination will be made in the sole discretion of the Compensation Committee or its designee based on the underlying facts and circumstances. Additionally, unvested awards may be forfeited if a participant solicits clients and/or other CIT employees within one year following termination of employment.

Long-Term Incentive

A significant portion (ranging from 10% to 20% of total target compensation and approximately 30% of total equity-based awards) of our CEO’s and other NEOs’ total compensation is awarded at the beginning of the year in the form of PSUs, which augment the other elements of total compensation by incenting them for the achievement of pre-established long-term goals, aligned with the Company’s strategic plan, over a three-year period.

PSUs link executive compensation with the Company’s financial performance over a three-year period while maintaining a significant portion of total compensation in equity ownership. The awards become payable only if CIT achieves specific long-term targets for the three-year performance period, while also managing risk. PSU share payouts may increase or decrease from the target grant, with the actual number of shares ranging from 0% to a maximum of 200% of the target grant based on performance against pre-established performance measures. In 2013, the maximum payout on future PSU grants was reduced to 150% of the target.

PSU performance measures have a 75% minimum threshold level of performance that must be achieved to trigger any payout and are subject to a risk-based clawback for a period of 2 years following the end of the performance period (approximately 5 years from the award date).

PSU awards linked to Company performance for 2012-2014 are subject to forfeiture and/or recoupment. All or a portion of PSUs may be canceled during the performance period, and vested PSUs may be recovered for up to 24 months following the end of the performance period, as described more fully below under the heading “Clawback Provisions”. In each case, any determination will be made in the sole discretion of the Compensation Committee or its designee based on the underlying facts and circumstances.

Clawback Provisions

Recoupment of incentive compensation remains a key issue for shareholders and banking regulators as an appropriate balancing mechanism. CIT has had cancellation / recoupment provisions on equity-based awards in place since 2010, and the firm’s use of such recovery mechanisms was expanded during 2012. These provisions are broadly similar for each type of equity-based award:

RSUs — Both unvested awards and awards that have vested within the prior 12 months are subject to forfeiture/recoupment in the event of: (1) a material restatement of the Company’s financials; (2) circumstances resulting from Detrimental Conduct2; (3) violation of CIT’s risk policies and practices; and/or (4) materially inaccurate financials or other performance metrics. Additionally, unvested awards may be forfeited if a participant solicits clients and/or other CIT employees within one year following termination of employment. In each case, any determination will be made in the sole discretion of the Compensation Committee or its designee based on the underlying facts and circumstances.

PSUs — During the three-year performance period, unvested awards are subject to forfeiture in the event of: (1) a material restatement of the Company’s financials; and/or (2) circumstances resulting from Detrimental Conduct, including violation of CIT’s risk policies and practices. Additionally, vested awards may be recovered for two years following the end of the three-year performance period in the event of the following: (1) a material restatement of the Company’s financials; (2) circumstances resulting from Detrimental Conduct, including violation of CIT’s risk policies and practices; (3) if the Company’s total classified3 loans as a percentage of total Finance Receivables4 exceeds a pre-determined threshold; and/or (4) a consolidated, pre-tax GAAP loss5 for either the fiscal year ending 2015 or the fiscal year ending 2016 as a result of credit losses incurred with respect to loan and lease transactions originated and booked during the Performance Period. CIT may also cancel PSU awards or recover proceeds underlying vested awards in the event a participant solicits clients and/or other CIT employees

2 As defined in the Award Agreement, Detrimental Conduct generally includes conduct that constitutes Cause, commission of a crime, fraud or negligence that has caused harm or can reasonably cause harm to the Company, or the violation of banking laws or regulations.

3 See “Regulatory Credit Classifications” in the Glossary of Terms in our Annual Report on Form 10-K filed with the SEC on March 1, 2013 for a description of classified loans.

4 Finance Receivables include loans and capital lease receivables. In certain instances, we also use the term “Loans” to mean loans and capital lease receivables, as presented on the balance sheet.

5 For this purpose, pre-tax GAAP losses are determined after excluding the impact of (a) adjustments to or impairment of goodwill or other intangible assets, (b) changes in accounting principles during the performance period, (c) FSA charges and prepayment charges related to the prepayment or early within one year following termination of employment. In each case, any determination will be made in the sole discretion of the Compensation Committee or its designee based on the underlying facts and circumstances.

Other Benefits

Our benefits programs are comparable to the programs provided generally by companies in our peer group and in the financial services industry. Executives participate in CIT’s benefits plans on the same basis as other employees, including retirement arrangements, healthcare coverage, life and accident insurance and disability coverage. CIT’s retirement arrangements are further described in this CD&A under the heading “Narrative Information Relating to Retirement Arrangements for Named Executive Officers” following the “Pension Benefits” table that appears later in this Proxy Statement. Mr. Knittel is the only one of our NEOs for 2012 who participates in the Executive Retirement Plan, which has been closed to new participants since 2006. Other than grandfathered benefits under the Executive Retirement Plan, benefits payable under the CIT Retirement and Supplemental Retirement Plans were frozen as of December 31, 2012.

Since 2010, executive perquisites, such as financial planning, executive physicals and benefits programs have not been made available to executives. Other than a company-provided car and driver for Mr. Thain, no perquisites are provided to executives as part of the executive compensation program.

Severance and Change of Control Arrangements

In the event of a qualifying termination of employment, our NEOs, other than Mr. Knittel, are all eligible to receive severance on the same basis as other employees. Mr. Knittel is the only one of our NEOs who is party to an employment agreement with CIT that includes provisions for enhanced severance and Change of Control protections. The principal provisions of Mr. Knittel’s employment agreement, which is subject to annual review and renewal by the Compensation Committee, are described in this Proxy Statement under the heading “Narrative Information Relating to Potential Payments Upon Termination or Change of Control”.

However, CIT remains subject to certain restrictions on severance payments under Section 18(k) of the Federal Deposit Insurance Act and Part 359 of the FDIC’s regulations (the “FDIC Regulations”) pursuant to the Written Agreement. The FDIC Regulations generally prohibit paying excessive severance and making certain other payments that are triggered by a separation of employment.

extinguishment of CIT’s debt, (d) restructuring or business recharacterization activities, including, but not limited to, terminations of office leases, or reductions in force, that are reported by CIT, or (e) any other extraordinary or unusual items as determined by the Compensation Committee.

IV. COMPENSATION DECISIONS FOR 2012

A target-based incentive structure was introduced for our executive officers for 2012. The new structure established parameters around both annual and long-term incentives, including more broadly applicable recoupment and recovery provisions. Management worked with the Compensation Committee to revise both cash- and equity-based components of total compensation while remaining consistent with our key compensation principles discussed above.

2012 Target Total Compensation for NEOs

Each executive officer set forth specific, measurable goals and objectives for 2012, which were reviewed and approved by the CEO and the Compensation Committee and the Board, as applicable. These goals and objectives were used as the basis for assessing performance in order to determine the 2012 annual short-term incentive (consisting of both cash and deferred equity), which was capped at 200% of target. Pre-determined weightings for these goals and objectives were established at the start of 2012 to reflect their relative importance. Each goal is subject to a 5-point rating scale at year end to measure performance attainment.

The Compensation Committee established, at the target value, the following elements as part of each executive officer’s total compensation for 2012:

▪	Annual Base Salary
▪	Annual Long-Term Incentive (awarded at the start of the year, and extending across multiple years)
–	Performance Share Units
▪	Annual Short-Term Incentive (determined after the end of the performance year)
–	Cash Incentive
–	Restricted Stock Units

$000s
Name	Salary	Long- Term Incentive	Short- Term Incentive	Target Total Comp.
John A. Thain	$1,000.0	$1,500.0	$5,000.0	$7,500.0
Nelson J. Chai	$750.0	$675.0	$2,575.0	$4,000.0
Scott T. Parker	$500.0	$500.0	$2,300.0	$3,300.0
C. Jeffrey Knittel	$500.0	$375.0	$1,875.0	$2,750.0
Lisa K. Polsky	$500.0	$375.0	$1,875.0	$2,750.0

Target total compensation levels were established consistent with reference to market pay levels for similar positions and scope of responsibilities, as well as with reference to prior year compensation. The Compensation Committee believes this structure appropriately balances total compensation with both the short- and long-term strategies and the risk appetite and framework of the Company, while emphasizing certain key performance objectives.

Changes to Base Salary in 2012

In January 2012, the Compensation Committee reviewed the base salaries of NEOs at our peer group companies and determined that the base salaries for Messrs. Thain and Chai were below the median of the peer group for their respective positions.

At the recommendation of Pay Governance, and in order to reduce the ratio of variable to fixed compensation, Mr. Thain’s salary was adjusted to $1 million, which is more in line with the market median of peer companies for his position as CEO. In addition, Mr. Chai’s salary was increased to $750,000 to reflect his additional responsibilities as President, a role into which he was promoted during 2011.

The increases to the base salaries have been made with a corresponding decrease to annual incentive targets, resulting in a total compensation target that did not increase as a result of the change in base salary. A maximum annual salary limit of $500,000 was maintained for all other executive officers during 2012.

2012 Short-Term Incentive

For 2012, short-term incentive awards were determined at year end based on annual performance, and were paid partially in cash and partially in deferred RSUs. No RSUs were awarded unless an individual earned a short-term incentive award, since the RSUs were not determined independently. Short-term incentives were earned only to the extent individual performance met or exceeded the executive’s annual goals and objectives, which were set at the beginning of the year. An individual’s short-term incentive award could range from 0% to a maximum of 200% of target based on their year-end assessment, using a five-point performance scale, as described further below.

During January 2013, the Compensation Committee reviewed and approved funding of an annual short-term incentive pool for 2012 performance consisting of cash and equity-based incentive awards for all eligible employees. Individual cash and RSU awards, together comprising annual short-term incentive awards, including those for our NEOs, were determined and allocated from the pool based on an assessment of the individual’s performance against the goals and objectives described below.

The performance of the CEO was assessed by the Compensation Committee and its independent advisers, along with the Board, during January 2013. The CEO’s performance was measured against each of the goals using a five-point scale (Does Not Meet; Partially Meets; Meets;

Exceeds; Significantly Exceeds), with each rating corresponding to a performance multiplier for the respective category ranging from 0% (Does Not Meet) to 200% (Significantly Exceeds) of the target. The maximum short-term incentive payout is thereby capped at 200% of the target value.

Similarly, our CEO assessed the other NEOs’ performance using the same five-point rating scale and payout factors and reviewed his recommendations with the Compensation Committee in January 2013. Recommendations for all executive officers were also reviewed by the full Board in January 2013. Actual 2012 goals and objectives, together with the resulting performance assessment and calculated short-term incentive payout, are summarized below under the headings “CEO 2012 Goals and Objectives, Performance Assessment and Short-Term Incentive Determination” and “2012 Goals and Objectives, Performance Assessment and Short-Term Incentive Determination for NEOs, other than the CEO”.

Annual short-term incentives for all employees, including our executive officers, were subject to the same formulaic weighting between cash and RSUs, which allocates an increasingly larger portion to RSUs at higher annual short-term incentive values, subject to a minimum deferral of 50% of overall incentive compensation for our executive officers, which we established in anticipation of the implementation of the rules currently proposed under the Dodd-Frank Act. This weighting helps both to align compensation over several years with the creation of value for shareholders and to balance incentive compensation with prudent risk management.

2012 RSUs were granted to all NEOs after the end of the performance year, and only to the extent the executive earned a short-term incentive. The RSUs were awarded and deferred over a period of three years and will increase or decrease in value in connection with the price of CIT’s common stock, as well as any cumulative dividends that may become issuable during the vesting period. RSUs are scheduled to vest in three equal installments over three years. On January 30, 2013, we granted RSUs with the following grant date values to our CEO and other NEOs: Mr. Thain– $4,227,500, Mr. Chai – $1,915,000, Mr. Parker – $1,415,000, Mr. Knittel – $1,277,500, Ms. Polsky – $1,090,000.

In the event of a Change of Control (as defined in the applicable award agreements), the majority of unvested awards for all employees (currently 95%; will increase to 100% by the end of 2013) will be accelerated only in the event a participant is involuntarily terminated without Cause (as defined in the applicable award agreements), within two years of the Change of Control (“double trigger”).

CEO 2012 Goals and Objectives, Performance Assessment and Short-Term Incentive Determination

Mr. Thain’s 2012 goals, objectives and relative weightings were set at the beginning of the year by the Compensation Committee and directly aligned with the Company’s primary goals. A combination of quantitative (40%) and qualitative (60%) goals was established across four broad categories, each of which was weighted in accordance with their overall importance.

After the end of the performance year, Mr. Thain’s performance was reviewed by the Compensation Committee in executive session in January 2013. The Committee in turn discussed their assessment with the full Board of Directors. As a result, Mr. Thain was awarded a short-term incentive of $5,750,000 for 2012 performance, which equates to 115% of his short-term incentive target of $5,000,000, resulting in $8,250,000 in total compensation for the year, a 6% increase over 2011.

The material considerations identified by the Compensation Committee in making its determination were:

CEO Quantitative Goals (40%)

Financial/Credit Objectives (20%)

▪	Significantly outperformed target on two out of five pre-established goals (Pre-FSA Pre-Tax Income and Classified Loan %), with Pre-FSA Pre-Tax Income considered to be the most important goal in this category.
▪	Maintained strong Tier 1 Capital Ratio, met the company’s expense target for the year, and slightly underperformed on funded new business volume, which was nonetheless 23% higher than in 2011.
▪	Rating: “Exceeds Expectations,” resulting in a 1.5x multiplier on this portion of the short-term incentive (“STI”) target.

Strategic/Business Development (20%)

▪	Underperformed in three of four pre-established goals (Grow Equipment Finance, Grow Latin America, and Grow Asia).
▪	Year-over year growth in Equipment Finance, Latin America and Asia improved over 2011, but still trailed targets.
▪	Commercial real estate business successfully expanded during 2012.
▪	Rating: “Partially Meets,” resulting in a 0.5x multiplier for this portion of the STI target.

CEO Qualitative Goals (60%)

Risk/Regulatory/Governance (30%)

▪	Did not fully accomplish two of five pre-established goals (Lift Written Agreement, Move Trade Finance into Bank), with lifting of the Written Agreement considered the most critical objective in this category.
▪	While the Company feels that it has satisfied the terms of the Written Agreement, it had not yet been lifted at the end of 2012.
▪	Successfully accomplished three of the remaining five pre-established goals (Strengthen Compliance Program in
CIT Bank, Reduce # of Overdue Audit Items, Provide Transparency to the Board).
▪	Rating: “Partially Meets,” resulting in a 0.5x multiplier on this portion of the STI target.

Liability Management (30%)

▪	All three pre-established goals (Repay Series A Debt, Debt Rating Upgrade, Increase funding in CIT Bank) were successfully completed, with the repayment of the Series A debt (ahead of schedule) and ratings upgrades (from three ratings agencies) considered the most important in this category.
▪	Rating: “Significantly Exceeds,” resulting in a 2.0x multiplier for this portion of the STI target.

Goal Category / Weighting	Achievement vs. Target	Category Target STI	Rating	Multiplier	Calculated STI Value
1. Financial / Credit (20%) A. Pre-FSA Pre-Tax Income B. Classified Loan % C. Funded New Business Volume D. Operating Expenses E. Tier 1 Capital Ratio (*Represents favorable achievement vs. Target)	270% 132%* 94% 104%* Ö	$1,000,000	Exceeds	1.5x	$1,500,000
2. Strategic/Business Development (20%) A. Grow Equipment Finance B. Grow Real Estate Finance C. Grow Latin America D. Grow Asia	70% 122% 79% 77%	$1,000,000	Partially Meets	0.5x	$500,000
3. Risk / Regulatory / Governance (30%) A. Lift Written Agreement B. Strengthen Compliance Program in CIT Bank C. Move Trade Finance into Bank D. Reduce # of Overdue Audit Items E. Provide Transparency to the Board on Risk and Financial Performance	X Ö X Ö Ö	$1,500,000	Partially Meets	0.5x	$750,000
4. Liability Management (30%) A. Repay Series A Debt B. Debt Rating Upgrade C. Increase Funding in CIT Bank	Ö Ö Ö	$1,500,000	Significantly Exceeds	2.0x	$3,000,000
Total		$5,000,000			$5,750,000
(115% of Target)

2012 Goals and Objectives, Performance Assessment and Short-Term Incentive Determination for NEOs, other than the CEO

Goals and objectives for each of the NEOs, other than for the CEO, were also pre-determined by the Compensation Committee at the start of 2012 and aligned with the overall company goals for the year. Individual and business goals represented 80% of the overall weighting; the remaining 20% reflected company-wide / shared goals among Executive Management Committee members, including the NEOs, with the following objectives:

▪	Funded New Business Volume
▪	Overall Company Operating Expenses
▪	Credit Quality Metrics (Non-Performing Assets and Classified Loan %)
▪	Growing CIT Bank consistent with the bank’s risk framework
▪	Improving employee engagement and teamwork
▪	Encouraging risk transparency, and
▪	Achieving Corrective Action Plan objectives to lift the Written Agreement.

The CEO reviewed the performance of each member of the Executive Management Committee, including each NEO, and his assessment of performance across each goal /objective category was reviewed and approved by the Compensation Committee. The resulting assessment, calculated and actual STI values for each of the NEOs, other than the CEO, are summarized below:

		2012 Goal/Objective
Name	STI Target	Financial/ Credit	Risk/Reg./ Govern.	Liability Mgmt.	Strategic/ Bus. Develop.	Operational	Talent	Shared/ Company	Calc. STI Value	Actual STI Amount	% of Target
Nelson J. Chai	$2,575,000	20% Exceeds	20% Exceeds		15% Meets	15% Meets	10% Meets	20% Meets	$3,090,000	$3,075,000	119%
Scott T. Parker	$2,300,000	10% Meets	20% Meets	20% Exceeds		20% Meets	10% Exceeds	20% Meets	$2,645,000	$2,600,000	113%
C. Jeffrey Knittel	$1,875,000	20% Exceeds	20% Meets	15% Exceeds	15% Meets		10% Signif. Exceeds	20% Meets	$2,390,625	$2,375,000	127%
Lisa K. Polsky	$1,875,000	10% Exceeds	20% Exceeds		30% Meets	10% Meets	10% Meets	20% Meets	$2,156,250	$2,125,000	113%

In exercising discretion, the resulting calculated STI values for each NEO were adjusted lower by the CEO and Compensation Committee to the following rounded amounts: $3,075,000 for Mr. Chai; $2,600,000 for Mr. Parker; $2,375,000 for Mr. Knittel; and $2,125,000 for Ms. Polsky.

Specific 2012 accomplishments for each of the NEOs are highlighted below:

Mr. Chai

▪	Exceeded pre-tax income targets for Corporate Finance and Real Estate Finance and slightly underperformed targets for Vendor and Trade Finance; met or exceeded expense budget goals for all businesses.
▪	Grew Equipment Finance, Real Estate Finance, and Vendor Finance in Asia and Latin America and further aligned organization against strategic priorities; reviewed and optimized international Vendor Finance platform.
▪	Maintained strong underwriting standards and credit quality for new business volume that was better than Plan.
▪	Hired a new Chief Information Officer and drove corporate technology and procurement efficiencies.

Mr. Parker

▪	Repaid high cost debt ahead of plan; received debt ratings upgrade from all agencies; significantly reduced weighted average coupon of CIT debt; improved CIT Bank funding and liquidity profile.
▪	Improved regulatory reporting control processes, bank holding company source of strength metrics and led the development and submission of CIT capital plan.

▪	Successfully enhanced messaging and expanded outreach to equity and fixed income investors.
▪	Managed operating expenses below budget for finance organization; significantly improved and reduced complexity of legal entity structures; improved capital and cash efficiency; and enhanced transfer pricing process.

Mr. Knittel

▪	Significantly exceeded pre-tax income target for Transportation Finance and met funded new business volume and expense budget targets.
▪	Diversified funding sources, including substantial leveraging of CIT Bank, for most operating leases in Rail, all new business in Business Air and Transportation Lending, and numerous Commercial Aerospace loans.
▪	Grew Business Air assets; launched new Maritime Lending business.
▪	Managed non-accruals well below Plan; continued to promote a strong risk and compliance culture and successfully executed a talent management strategy for Transportation Finance.

Ms. Polsky

▪	Significantly exceeded on portfolio risk performance metrics (credit grading error rate, non-performing assets, classified loans), and maintained credit quality of new business volume consistent with Plan.
▪	Rolled out enhanced credit grading platform and risk reporting; built stress testing model and risk tolerance for capital at risk; developed enhanced risk-based compensation framework.

▪	Strengthened governance in CIT Bank, including hiring a new Chief Risk Officer; fostered and enhanced a strong, ongoing risk and compliance culture across CIT.
▪	Remediated regulatory risk issues in the Bank Holding Company and CIT Bank; strengthened relationship with regulators.

2012 Long-Term Incentive

For performance year 2012, our Compensation Committee approved a new PSU design for members of our Executive Management Committee, including our NEOs.

PSUs complement the other elements of total compensation by incenting our NEOs to focus on growth and profitability over a three-year period, with clawbacks designed to discourage inappropriate or excessive risk. The performance metrics and underlying targets associated with PSUs granted during 2012 were aligned with the Company’s strategic plan. Both our Chief Risk Officer and Pay Governance provided direct input into the design of our PSUs.

PSUs link executive compensation with the Company’s financial performance over a three-year period while maintaining a significant portion of total compensation in equity ownership. The awards become payable only if CIT achieves certain growth and finance margin targets for the 2012-2014 performance period, while also managing risk. PSU share payouts may increase or decrease from the target grant, with the actual number of shares ranging from 0% to a maximum of 200% of the target grant based on performance against pre-established performance measures: Aggregate Committed Lending Volume6 and Average Net Finance Margin7 (excluding FSA accretion associated with voluntary prepayments of debt).

Both performance measures have a 75% minimum threshold level of performance that must be achieved to trigger any payout; if the threshold level of performance is not achieved for either performance measure, then no portion of the PSU target will be payable. Achievement against each performance measure is calculated independently of the other performance measure, and when added together can amount to up to 200% of the PSU target. For the 2012-2014 performance period, each measure is weighted equally.

6 Committed Lending Volume represents the dollar amount of funding CIT is committed to lend under the terms of an agreement, including amounts that may be drawn down or due to be contractually funded in the future.

7 Net Finance Revenue as a percentage of Average Earning Assets (“Net Finance Margin”), each as referenced or defined in our Annual Report on Form 10-K filed with the SEC on March 1, 2013. Net Finance Revenue and Average Earning Assets are non-GAAP measures. See “Non-GAAP Financial Measurements” in our Annual Reports on Form 10-K for a reconciliation of non-GAAP to GAAP financial information.

All or a portion of PSUs may be canceled during the performance period, and vested PSUs may be recovered for up to 24 months following the performance period, as described more fully above under the heading “Clawback Provisions”. In each case, any determination will be made in the sole discretion of the Compensation Committee or its designee based on the underlying facts and circumstances.

On February 16, 2012, we granted PSUs for the 2012-2014 performance period with the following grant date target values to our CEO and other NEOs: Mr. Thain — $1,500,000, Mr. Chai — $675,000, Mr. Parker — $500,000, Mr. Knittel — $375,000, Ms. Polsky — $375,000.

The balance of equity-based incentives for performance during 2012 was awarded in the form of RSUs as part of the 2012 Short-Term Incentive.

Extension of Mr. Knittel’s Employment Agreement

Other than Mr. Knittel, none of our NEOs is party to an employment agreement with CIT. Mr. Knittel’s employment agreement includes a provision that allows him to terminate his employment with CIT for “Good Reason,” including but not limited to the failure by CIT to offer to renew his employment agreement prior to its expiration. On December 3, 2012, the Compensation Committee approved the extension of Mr. Knittel’s employment agreement until December 31, 2013 with no changes to any other provisions. Both the CEO and Compensation Committee intend to review the employment agreement annually. The principal provisions of Mr. Knittel’s employment agreement are described in the section entitled “Narrative Information Relating to Potential Payments Upon Termination or Change of Control” that appears later in this Proxy Statement.

V. COMPENSATION DECISIONS FOR 2013

Our executive compensation program will continue to evolve in support of CIT’s transformation and to help position the Company for future profitability. For 2013, the Compensation Committee has introduced the following changes to our executive compensation program, including improvements to strengthen the linkage between the achievement of annual performance goals and short-term incentive awards for NEOs.

2013 Short-Term Incentive Funding Formula

In February 2013, the Compensation Committee determined that for 2013 the amount of the company-wide annual short term incentive funding for all employees globally, including NEOs, should be calculated based on a specified percentage of Pre-Tax Income. The use of Pre-Tax Income as the metric for determining the amount of the annual short-term incentive pool for 2013 provides a transparent, objective measure that strengthens the link between the Company’s overall performance and overall employee compensation levels and expense. The Company anticipates minimal FSA accounting-

related impact to our reported results prospectively, and feels that Pre-Tax Income, rather than Net Income, is an appropriate measure due to CIT’s net operating loss carry-forwards.

Using a discretionary funding model provided flexibility for CIT following the emergence from bankruptcy, and during a period of significant focus on realigning the firm’s capital structure through 2012. Beginning in 2013, a top-down funding approach based on Pre-Tax Income represents a shift to a sustainable performance measure, and fosters transparency to shareholders and other stakeholders. Actual performance thresholds, targets and maximum levels are to be established by the Compensation Committee at the start of each performance year. For 2013, the short-term incentive pool payout percentage is directly aligned with the achievement versus a Pre-Tax Income target, with the maximum annual short-term incentive pool capped at 135% of target.

Annual short-term incentive funding will cover all employees (including all of our executive officers), other than those employees who participate in business segment commission-based incentive plans, and will fund both the cash and deferred RSU elements of total compensation. While we expect the pool to be determined annually in accordance with the pre-established formula, the Compensation Committee will retain discretion to adjust the annual short-term incentive pool for performance based on unforeseen external events or under extraordinary circumstances.

2013 Executive Officer Goals and Objectives

In order to provide greater transparency to shareholders, the Committee determined that a significant portion of the 2013 goals and objectives for each executive officer will be based on measurable, objective goals. Goals (and any sub-goals), whether quantitative or qualitative, will be assigned a weighting, and rated on a five-point scale (from Does Not Meet to Significantly Exceeds), with each rating corresponding to an associated payout level for that goal (0% to a maximum of 200%).

For 2013, the relative weighting of Mr. Thain’s quantitative goals and objectives has been increased to 60% (from 40% in 2012) of the overall total. Each quantitative goal has specific measures (including a threshold, target, and maximum) corresponding to the rating scale and associated payout levels, described above.

Mr. Thain’s 2013 goals and objectives, along with associated weightings, as approved by the Compensation Committee and the Board in February 2013, are provided in the chart below:

Goal/Objective	Weighting
1.   Quantitative Criteria
       A.  Pre-Tax Income
       B.  Operating Expenses
       C.  Funded New Business Volume
       D.  Total Capital Ratio
       E.  Liquidity (Stressed Cash)
       F.  Credit Provision (% of Commercial AEA)
       G.  CIT Bank Asset Growth
60% 10% 10% 10% 5% 5% 10% 10%
2. Qualitative Criteria A. Risk / Regulatory / Compliance B. Strategic Vision C. Talent Management / Employee Engagement	40% 20% 10% 10%

Reduced Leverage and Enhanced Clawback on 2013 Long-Term Incentive

For performance year 2013, the Compensation Committee awarded PSUs to the fourteen members of the Executive Management Committee, including our NEOs. The awards become payable only if CIT achieves certain growth and margin targets for the 2013-2015 performance period, while also managing risk. PSU share payouts may increase or decrease from the target grant, with the actual number of shares ranging from 0% to a maximum of 150% of the target grant—reduced from 200% in 2012. The number of PSUs ultimately vesting is based on performance against two equally-weighted pre-established performance measures: Aggregate Committed Lending Volume and Average Net Finance Margin.

Both performance measures have minimum threshold levels of performance that must be achieved to trigger any payout; if the threshold level of performance is not achieved for either performance measure, then no portion of the PSU target will be payable. Achievement against each performance measure is calculated independently of the other performance measure, and when added together can amount to up to 150% of the PSU target. For the 2013-2015 performance period, each measure is weighted equally.

PSUs awarded for 2013-2015 performance period include clawback provisions similar to those described for PSUs under the heading “Clawback Provisions” in Section III above, as well as an additional trigger for materially inaccurate financials or other performance metrics.

On March 5, 2013, we granted PSUs for the 2013-2015 performance period with the following grant date target values to our CEO and other NEOs: Mr. Thain – $1,500,000, Mr. Chai – $675,000, Mr. Parker – $500,000, Mr. Knittel – $375,000, Ms. Polsky – $375,000.

The balance of equity-based incentives for performance during 2013 will be awarded in the form of RSUs as part of the 2013 Short-Term Incentive.

VI. COMPENSATION POLICIES AND PRACTICES

No New Employment Agreements

Other than Mr. Knittel, neither the CEO nor other NEOs (nor other executive officers) is party to an employment agreement with CIT, and as such their employment with the Company is “at will.” For a discussion of Mr. Knittel’s employment agreement, see “Compensation Decisions for 2012” above.

Equity Ownership and Retention

Our Executive Equity Ownership and Retention Policy requires executives to own a minimum level of CIT stock equal to the greater of: (1) a specific multiple of base salary (i.e., 6x for the CEO, 3x for other NEOs, and 1x for other executives), or (2) 50% of the shares received upon vesting or exercise of CIT equity-based awards for the duration of his/her employment with CIT, after any shares withheld to cover income tax withholding obligations. The value of stock owned is calculated using the greater of: (1) the closing price of CIT common stock, or (2) a calculated per-share value based on the 3-year average closing price of CIT common stock (or the average stock price for such shorter period of time that CIT’s common stock has been continuously publicly traded on a national securities exchange) on any given measurement date.

The policy applies to a broad group of senior executives, including all of our executive officers. Executives have five years to meet the minimum ownership requirement. Each of our NEOs meets the requirements of this policy.

Timing of Annual Equity Incentive Grants

Since 2006, CIT has maintained a written Equity Compensation Award Policy that governs the timing for granting all equity-based awards, which may be approved at any regularly scheduled meeting of the Compensation Committee or the Board. Grants approved at any meeting of the Compensation Committee or the Board that coincides with a quarterly earnings release shall be granted effective as of the close of trading on the NYSE on the second trading day after CIT publicly announces such earnings.

Equity-based awards may also be granted in connection with an employee’s hiring. Such grants are generally made on the first day of employment of the recipient of such equity award provided such date does not occur during a securities trading black-out period; in such cases, the grant shall be made on the day on which the applicable black-out period expires.

Tax Deductibility of Compensation Expense

Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the “Tax Code”) limits the tax deduction for compensation in excess of $1 million paid to the Company’s CEO and to each of the other three highest paid executive officers, not including the Company’s chief financial officer. However, the $1 million deduction limit generally does not apply to compensation that is “performance-based” and provided under a shareholder-approved plan. The Compensation Committee considers the tax deductibility of compensation an important factor in determining annual and long-term incentives, but retains the flexibility to grant awards consistent with the principles above, even if a portion of total compensation is not tax-deductible.

VII. COMPENSATION DECISION PROCESS

Role of the Compensation Committee

The Compensation Committee is composed entirely of independent directors, as determined under the criteria established by NYSE and CIT corporate governance guidelines. The Compensation Committee oversees compensation and benefits policies for our executive officers and other employees, the performance and compensation of CIT’s executive officers, and succession planning. A key function of Compensation Committee oversight is to ensure, together with the Risk Management Committee, that such programs appropriately balance risk and financial results and do not encourage excessive risk taking. The responsibilities of the Compensation Committee are outlined in the Compensation Committee’s charter, which can be found on CIT’s website at http://www.cit.com/about-cit/corporate-governance/board-committees/index.htm.

Compensation recommendations for our NEOs, other than for the CEO, are made by our CEO to the Compensation Committee. These recommendations reflect his assessment of each executive based on business or functional results, as well as the achievement of strategic corporate priorities, overall company results and individual performance. The role of management in supporting the CEO in making such recommendations is more fully described below under the heading “Role of Management”. The Compensation Committee reviews the recommendations of the CEO, assesses the recommendations for reasonableness, and approves all compensation changes affecting our executive officers in its sole discretion.

The Compensation Committee separately considers the performance of our CEO, and following a review and discussion, submits a compensation recommendation to the full Board for approval.

Role of Independent Compensation Advisers

The Compensation Committee engages the independent, external consulting firm Pay Governance to advise it on all matters relating to the compensation and benefits of our executive officers, including the determination of annual NEO compensation described above. The Compensation Committee directly retains Pay Governance independently from CIT management, and CIT does not utilize Pay Governance or any of its affiliates for any other purpose. No specific instructions or directions were provided to Pay Governance by CIT regarding the performance of their duties. Representatives from Pay Governance attend the Compensation Committee meetings regularly and conduct studies of compensation issues related to the design of our executive officer compensation programs at the request of the Compensation Committee. Pay Governance and the Compensation Committee rely on data from multiple sources to provide a frame of reference for compensation decisions made for each executive officer, such as: multiple third-party competitive market surveys (including McLagan and Towers Watson); publicly available information (peer group proxy statements); and historical compensation data for executive officers.

The Compensation Committee has authorized Pay Governance to interact with CIT’s management to obtain or confirm information, as needed, on behalf of the Compensation Committee. During 2012, CIT did not engage any other external consulting firm to support management in generating data and analysis for its presentations and recommendations to the Compensation Committee related to total compensation decisions for our executive officers.

Role of Management

The recommendation for overall 2012 annual short-term incentive funding was made by our senior management team, including our Chief Executive Officer, President, Chief Financial Officer, Chief Administrative Officer, Chief Human Resources Officer, and Chief Risk Officer. Business segment and corporate function pool allocations were recommended based on management’s assessment of performance against pre-established 2012 goals and objectives, a quantitative and qualitative risk assessment, as well as market competitiveness. Overall incentive funding and pool allocations were both approved by the Compensation Committee and reviewed with the Risk Management Committee. Members of the Executive Management Committee, as well as other senior managers, are responsible for making incentive recommendations for eligible employees. The annual recommendation process is coordinated by Corporate Human Resources personnel.

Role of Risk Management

Our Chief Risk Officer and other senior members of the Risk Management Group play an integral role in the overall design and funding of incentive compensation arrangements, including coordinating joint oversight meetings of the Compensation Committee and Risk Management Committee. Since 2009, CIT has conducted an assessment of the risks associated with our incentive compensation arrangements. During 2012, the Risk Management Group partnered with Human Resources on the following key initiatives: (1) introduced formal risk competencies into the employee performance evaluation process; (2) identified specific 2012 risk goals for senior executives, including our NEOs; (3) identified credit/risk metrics and other qualitative risk factors to be evaluated with financial performance, used to determine incentive funding and allocation to businesses; (4) developed equity-based awards with risk-based clawback provisions; and (5) coordinated with the Chief Executive Officer, President, Chief Financial Officer, Chief Administrative Officer, Chief Human Resources Officer and Chief Risk Officer in assessing segment performance and determining preliminary incentive pool funding recommendations. Prior to finalizing incentive recommendations as described above, risks were assessed to determine if any employees: (1) failed to show due regard for the risk inherent in their business activity; (2) failed to balance risk with financial results; or (3) exposed the firm to imprudent risks.

During 2012, the Risk Management Group, together with Internal Audit, evaluated each business segment focusing on four broad risk categories: outsized losses, fostering risk transparency, balancing risk, and support for long-term risk initiatives. Overall rankings for each segment were determined based on a five-point scale, with input solicited from across the risk and audit organizations, including: Credit, Enterprise Risk, Operational Risk, Loan Risk and Review, Problem Loan Management, Compliance and Internal Audit. Based on this assessment, our Chief Risk Officer and the Head of Enterprise Risk Management independently determined that none of CIT’s incentive compensation plans encourage unnecessary or excessive risk and presented their findings at two joint meetings of the Compensation and Risk Management Committees, prior to both the determination of initial short-term incentive pools and the finalization of the short-term incentive pools.

CIT and the Compensation and Risk Management Committees have reviewed CIT’s compensation policies and plans as they apply to all employees across all business segments to determine whether CIT’s employee compensation plans encourage excessive risk-taking that may expose CIT to material business risks. In addition to reviewing the annual short-term incentive structure funding and process, including CIT’s equity-based award design, the long-term incentive structure and four business segment sales incentive plans were reviewed. Based on a discussion of the review, the Compensation and Risk Management Committees concluded that CIT’s compensation plans for employees do not encourage risk-taking that is reasonably likely to have a material adverse effect on CIT.

Shareholder Advisory Vote on Compensation of NEOs

In 2011, pursuant to the compensation disclosure rules of the SEC, and implemented in connection with the Dodd-Frank Act, our shareholders determined that the Company should hold a non-binding advisory vote on the compensation of the Company’s NEOs (“Say on Pay Vote”) every year, consistent with the recommendation by management. Our next Say on Pay Vote will be held at the Annual Meeting.

While such votes are not binding on CIT, the Compensation Committee values the opinions of shareholders and will continue to consider the voting results, along with other relevant factors including corporate governance best practices and research, when making future compensation decisions for NEOs and other executive officers. At the Company’s 2012 Annual Meeting, approximately 80% of the votes cast on the

Say on Pay Vote were voted in favor of the proposal, a similar total to the Say on Pay Vote conducted at our 2011 annual meeting of stockholders. However, CIT strives for a higher level of support from our shareholders.

The compensation decisions for 2012 and 2013 described in this CD&A reflect the results of the Say on Pay Vote, and address direct feedback provided to the Company by shareholders. Specifically:

1.	Establishment of a target-based total compensation structure, with specific goals and objectives for the CEO, other NEOs and other executive officers;
2.	Five-point performance rating scale for the determination of the annual short-term incentive, capped at 200% of target for exceptional performance;
3.	Introduction of PSUs, which ties executives to Company long-term performance;
4.	Addition of risk-based clawbacks to both RSUs and PSUs; and
5.	Formulaic aggregate short-term incentive pool tied to Company profitability for 2013.

CIT and the Compensation Committee intend to continue to evaluate our executive compensation program annually and to take into account shareholder feedback.

Peer Companies and Benchmarking

With the assistance of Pay Governance, in 2011 the Compensation Committee identified a group of peer companies, which remained unchanged for 2012, to use for benchmarking purposes. This group of companies, listed below, represents a cross section of U.S.-based, publicly traded financial services companies with a generally non-proprietary focus, i.e., whose primary business is to serve institutional and/or retail clients. Due to the varied nature of CIT’s businesses, certain of the peer companies are classified differently from CIT under the Global Industry Classification Standard, broadly used in the financial community to group similar companies. To assess the competitiveness of our executive compensation program, we analyze compensation data for peer companies as it is presented in annual proxy materials, as well as multiple third-party competitive market surveys provided by compensation consulting firms such as McLagan and Towers Watson (“market data”).

While the Compensation Committee does consider external market data, it does not target a specific market position when determining executive compensation levels. In addition to referencing market data, as described above, the Compensation Committee considered current year performance, prior year compensation history and compensation levels of other Company executives to provide context for 2012 compensation recommendations.

The following seventeen companies are included in our list of peer companies for 2012:

• Ameriprise Financial Inc.	• First Horizon National	• M&T Bank Corp.
• BB&T Corp.	• Fiserv, Inc.	• New York Community Bancorp
• City National Corp.	• Genworth Financial Inc.	• Northern Trust Corp.
• Comerica Inc.	• Hudson City Bancorp, Inc.	• NYSE Euronext, Inc.
• Discover Financial Services	• Huntington Bancshares Inc.	• Regions Financial Corp.
• Fifth Third Bancorp	• KeyCorp

SUMMARY COMPENSATION TABLE

The table below sets forth the annual compensation earned during 2010, 2011 and 2012 (as applicable) by the Principal Executive Officer, the Principal Financial Officer, and each of the next three most highly compensated executive officers of CIT, our NEOs, as of December 31, 2012 in accordance with SEC rules. Pursuant to these rules, NEOs may vary from year to year.

Name and Principal Position	Year	Salary (1) ($)	Bonus (2) ($)	Stock Awards (3) ($)	Non-Equity Incentive Plan Compensation (4) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (5)(6) ($)	All Other Compen- sation (7) ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(g)	(h)	(i)	(j)
John A. Thain (8)	2012	$971,154	$1,522,500	$1,500,000	$—	$134,085	$65,135	$4,192,874
Chairman and Chief	2011	$500,000	$1,875,000	$5,775,000	$—	$20,136	$50,279	$8,220,415
Executive Officer	2010	$451,923	$—	$6,196,154	$—	$—	$41,068	$6,689,145
Nelson J. Chai	2012	$736,538	$1,160,000	$3,008,333	$—	$79,530	$8,460	$4,992,861
President,	2011	$500,000	$1,166,667	$—	$—	$11,574	$8,352	$1,686,593
CIT Group	2010	$296,154	$—	$2,500,000	$—	$—	$5,421	$2,801,575
Scott T. Parker	2012	$501,923	$1,185,000	$2,366,667	$—	$58,953	$13,460	$4,126,003
Executive Vice President	2011	$500,000	$933,333	$247,500	$—	$9,800	$13,252	$1,703,885
Chief Financial Officer	2010	$251,923	$252,500	$2,000,000	$—	$—	$457,668	$2,962,091
C. Jeffrey Knittel	2012	$501,923	$1,097,500	$1,875,000	$—	$857,545	$13,460	$4,345,428
President, Transportation	2011	$497,981	$750,000	$1,322,500	$1,000,000	$1,193,391	$13,252	$4,777,124
Finance	2010	$460,096	$677,500	$600,000	$—	$1,003,335	$17,513	$2,758,444
Lisa K. Polsky (9)	2012	$501,923	$1,035,000	$1,875,000	$—	$58,150	$13,460	$3,483,533
Chief Risk Officer	2011	$500,000	$750,000	$247,500	$—	$13,751	$13,252	$1,524,503
	2010	$317,308	$252,500	$1,500,000	$—	$—	$5,644	$2,075,452

(1)	Messrs. Thain and Chai received an increase resulting in an annual base salary of $1,000,000 for Mr. Thain and $750,000 for Mr. Chai effective January 25, 2012. Messrs. Parker, Knittel and Ms. Polsky each receive an annual base salary of $500,000. The amounts shown represent the salaries earned through December 31 each year.

(2)	The bonus amounts shown in respect of performance during 2012 are more fully described in the Compensation Discussion and Analysis.

(3)	Represents the aggregate grant date fair value of stock awards granted during 2010, 2011 and 2012 computed in accordance with ASC 718, for each named executive officer. These amounts do not represent the actual value realized by each named executive officer in each year. The grant date fair value is determined based on the closing price of CIT common stock on the date of grant. The amounts shown for Mr. Thain include the grant date fair value of stock salary awards granted during 2010 and 2011.

(4)	The amount shown for Mr. Knittel represents a retention award granted during January 2009 in the form of a fixed cash payment that vested over two years and became 100% payable in January 2011.

(5)	Amounts shown in this column represent the difference between the cumulative actuarial present value of accumulated pension benefits on December 31, 2012 and December 31, 2011 under three retirement arrangements maintained by CIT: the New Executive Retirement Plan of CIT Group Inc. (the “Executive Retirement Plan” which has been closed to new participants since 2006), of which

Mr. Knittel is the only named executive officer to participate, the CIT Group Inc. Supplemental Retirement Plan (the “Supplemental Retirement Plan”), and the CIT Group Inc. Retirement Plan (the “Retirement Plan”). The Executive Retirement Plan and the Supplemental Retirement Plan are nonqualified plans. The Retirement Plan is a tax-qualified defined benefit pension plan that covers eligible salaried employees in the United States. Effective December 31, 2012, participation in and employer contributions to the Retirement Plan and Supplemental Retirement Plan were frozen for all employees, including the NEOs. These retirement arrangements are discussed in further detail under the heading “Narrative Information Relating to Retirement Arrangements for Named Executive Officers” that follows the Pension Benefits Table in this Proxy Statement.

(6)	None of our named executive officers participated in the CIT Group Inc. Deferred Compensation Plan (the “DCP”) in 2012, 2011 and 2010, and did not receive any above-market or preferential earnings in respect of any plan or benefit provided by the Company. The amount shown for Mr. Knittel includes $236 of earnings in the CIT Supplemental Savings Plan (“SSP”), as disclosed and further described in the Nonqualified Deferred Compensation Table and accompanying footnotes that appear later in this Proxy Statement. The amount shown for Mr. Thain does not include the value of vested RSUs that remain subject to transfer restrictions.

(7)	The following supplemental table sets forth for 2012 the components of income reported as All Other Compensation above, based on the incremental cost to CIT of providing the benefit:

Name	Car and Driver	401(k) Match	Life Insurance	Total
John A. Thain	$51,675	$12,500	$960	$65,135
Nelson J. Chai	$—	$7,500	$960	$8,460
Scott T. Parker	$—	$12,500	$960	$13,460
C. Jeffrey Knittel	$—	$12,500	$960	$13,460
Lisa K. Polsky	$—	$12,500	$960	$13,460

Car and Driver

The amount shown above for Car and Driver represent the proportional cost to CIT associated with the personal usage of a company-provided car and driver. For income tax purposes, income is imputed without any tax gross-up reimbursement.

401(k) Match

Matching employer contributions under the CIT Group, Inc. Savings Plan, our 401(k) plan (the “Savings Incentive Plan”), consist of up to a 5% match of pre-tax and Roth contributions by each executive, up to the annual limits established by the Internal Revenue Service. Effective January 1, 2013, the Savings Incentive Plan was modified to increase the matching contribution from up to 5% to up to 6%, as well as to introduce a supplemental employer contribution feature.

Life Insurance

Amounts shown above represent company-paid life insurance premiums on behalf of each named executive officer. The named executive officers are covered by life insurance policies under the same terms as other full-time and part-time U.S. employees working at least 20 hours per week. The life insurance benefit for covered employees is equal to one times annual benefits pay up to a maximum benefit of $500,000. Benefits pay is generally equal to a covered employee’s base salary plus an average of other pay during the preceding 36 months.

See the 2011 and 2010 Summary Compensation Tables for underlying detail of amounts reported as All Other Compensation in those years.

(8)	Mr. Thain’s compensation was based solely on his role as CEO of CIT. Mr. Thain did not receive additional compensation for serving as a director of CIT.

(9)	Ms. Polsky was not a named executive officer in 2011. While not mandated by SEC rules, we have voluntarily elected to disclose in the Summary Compensation Table the 2011 compensation data for Ms. Polsky.

EQUITY AND NON-EQUITY INCENTIVE PLANS

The table below sets forth equity and non-equity compensation awards granted to our named executive officers during the year ended December 31, 2012.

GRANTS OF PLAN-BASED AWARDS

Estimated Future Payouts Under Equity Incentive Plan Awards (2)
Name	Grant Date	Award Approval Date (1)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (3) (#)	Grant Date Fair Value of Stock and Option Awards (4) ($)
(a)	(b)		(f)	(g)	(h)	(i)	(l)
John A. Thain	2/16/12	2/16/12	18,156	36,311	72,622	—	$1,500,000
Nelson J. Chai	2/1/12	1/17/12	—	—	—	59,752	$2,333,333
	2/16/12	2/15/12	8,170	16,340	32,680	—	$675,000
Scott T. Parker	2/1/12	1/17/12	—	—	—	47,802	$1,866,667
	2/16/12	2/15/12	6,052	12,104	24,207	—	$500,000
C. Jeffrey Knittel	2/1/12	1/17/12	—	—	—	38,412	$1,500,000
	2/16/12	2/15/12	4,539	9,078	18,155	—	$375,000
Lisa K. Polsky	2/1/12	1/17/12	—	—	—	38,412	$1,500,000
	2/16/12	2/15/12	4,539	9,078	18,155	—	$375,000

(1)	Equity compensation awards are granted by action of the Compensation Committee and/or the full Board of Directors. During 2012, approvals for RSU and PSU awards and the associated grant dates are indicated in the table above. RSU awards were granted effective on the 2nd trading day after CIT publicly announced earnings for the prior quarter.

(2)	Represents PSUs granted in 2012 for the 2012-2014 performance period. PSUs payouts may increase or decrease from the target grant, with actual payouts ranging from 0% to 200% of the target grant based on performance against pre-established growth and margin targets. The threshold amount shown assumes the lowest thresholds attainable of 75% are met, resulting in a payout of 50% of the target number of PSUs granted. If either of the growth or margin performance thresholds is not met, then the payout would be 0% of the PSUs granted.

(3)	Represents the portion of 2011 annual short-term incentives in the form of RSUs granted to Messrs. Parker, Chai, Knittel and Ms. Polsky. These RSUs are scheduled to vest one-third per year on each of the first, second and third anniversaries of the date of grant.

(4)	Stock awards are valued in accordance with ASC 718, based on the closing price of CIT common stock on each respective date of grant.

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED EQUITY AWARDS TABLE

Total Compensation

Total Compensation values shown in the Summary Compensation Table are presented in accordance with SEC rules. The Total Compensation amounts approved by the Compensation Committee and awarded to our NEOs for 2012 performance, regardless of when paid or granted, are presented in and further described in the CD&A.

Restricted Stock Units

Messrs. Parker, Chai, Knittel, and Ms. Polsky, each received a grant of RSUs on February 1, 2012 in respect of performance during 2011. Unvested awards are forfeited on termination of employment, except in certain circumstances, such as death, disability, following a qualifying termination within two years of a Change of Control, or if employment is terminated by Mr. Knittel for “Good Reason” or by CIT “Without Cause” (in each case, as defined in Mr. Knittel’s employment agreement and more fully described below under the heading, “Employment Agreements, Non-Competition, Non-Solicitation and Confidentiality Agreements and Double Trigger Change of Control”), in which case awards will immediately vest in full.

Each RSU includes a dividend equivalent right, pursuant to which the holder of the award is entitled to receive a cumulative amount upon vesting/settlement equal to any dividends paid to the holder of a share of CIT common stock during the vesting period. CIT currently remains subject to certain regulatory restrictions including those that prohibit the payment of dividends without prior regulatory approval.

Performance Share Units

Each of the named executive officers received a target grant of PSUs on February 16, 2012 for the 2012 – 2014 performance period. PSUs are not earned or vested until the end of the performance period, and only if certain quantitative performance metrics are met. Actual payouts will range from 0% to 200% of target. Unvested awards are forfeited on termination of employment, except in certain circumstances, such as death, disability, following a qualifying termination within two years of a Change of Control, in which case the target number of awards will immediately vest in full.

PSU awards for 2012 – 2014 are subject to forfeiture during the performance period and to a clawback for a period of two years following the end of the performance period. Such forfeiture and clawback provisions are further described in the CD&A.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table summarizes information on equity-based awards that were unvested and outstanding for each named executive officer at December 31, 2012. The table does not include RSU awards granted to Mr. Thain that are fully vested, but the underlying shares have not yet been delivered.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested (1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (2) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (1) ($)
(a)	(g)		(h)	(i)	(j)
John A. Thain	82,602	(3)	$3,191,733	36,311	$1,403,050
Nelson J. Chai	94,283	(4)	$3,643,104	16,340	$631,373
Scott T. Parker	78,917	(5)	$3,049,356	12,104	$467,683
C. Jeffrey Knittel	66,543	(6)	$2,571,203	9,078	$350,763
Lisa K. Polsky	62,395	(7)	$2,410,961	9,078	$350,763

(1)	Shares are valued based on a $38.64 share price, the closing price of CIT common stock on December 31, 2012.

(2)	PSU granted during 2012 and linked with the 2012-2014 performance period. Actual payouts will be determined at such time that the Compensation Committee certifies following the end of the performance period that the relevant performance measures were achieved. PSU awards are generally expected to be reviewed by the Committee in January or February 2015. The amount shown assumes a payout at 100% of target.

(3)	RSUs granted on February 16, 2011, scheduled to vest in three equal installments. The amount shown represents two unvested installments as of December 31, 2012, with remaining vesting dates of February 16, 2013 and February 16, 2014.

(4)	The amount shown includes 34,530 RSUs representing one unvested installment granted on June 1, 2010 that is scheduled to vest June 1, 2013, and 59,752 RSUs granted on February 1, 2012 that are scheduled to vest one-third per year on each of the first, second, and third anniversaries of the date of grant.

(5)	The amount shown includes 27,398 RSUs representing one unvested installment granted on July 29, 2010 that is scheduled to vest July 29, 2013, 3,718 RSUs representing two unvested installments granted on February 16, 2011 that are scheduled to vest in equal installments on February 16, 2013 and February 16, 2014, and 47,802 RSUs granted on February 1, 2012 that are scheduled to vest one-third per year on each of the first, second, and third anniversaries of the date of grant.

(6)	The amount shown includes 8,267 RSUs representing one unvested installment granted on March 16, 2010 that is scheduled to vest March 16, 2013, 19,863 RSUs representing two unvested installments granted on February 16, 2011 that are scheduled to vest in equal installments on February 16, 2013 and February 16, 2014, and 38,412 RSUs granted on February 1, 2012 that are scheduled to vest one-third per year on each of the first, second, and third anniversaries of the date of grant.

(7)	The amount shown includes 20,266 RSUs representing one unvested installment granted on May 17, 2010 that is scheduled to vest May 17, 2013, 3,717 representing two unvested installments granted on February 16, 2011 that are scheduled to vest in equal installments on February 16, 2013 and February 16, 2014, and 38,412 RSUs granted on February 1, 2012 that are scheduled to vest one-third per year on each of the first, second, and third anniversaries of the date of grant.

OPTION EXERCISES AND STOCK VESTED (1)

The following table provides information about stock options that were exercised and stock units and/or awards that vested during 2012.

Name	Number of Shares Acquired on Vesting (1) (#)		Value Realized On Vesting ($) (4)
(a)	(d)		(e)
John A. Thain	82,396	(2)	$3,135,829 (5)
Nelson J. Chai	—		$—
Scott T. Parker	1,858	(3)	$76,754
C. Jeffrey Knittel	9,930	(3)	$410,208
Lisa K. Polsky	1,858	(3)	$76,754

(1)	None of the NEOs have outstanding stock options, and no stock options were exercised by any of the named executive officers during 2012.

(2)	Includes 41,096 RSUs that vested on July 29, 2012, and are scheduled to deliver upon the expiration of a one-year transfer restriction that expires on July 29, 2013. The amount shown also includes 41,300 RSUs that vested on February 16, 2012.

(3)	Represents RSUs that vested on February 16, 2012.

(4)	The value shown was determined by multiplying the aggregate number of RSUs on each specific vesting date by the closing price of CIT common stock on that date. The RSUs described in footnote 2 that vested on July 29, 2012 are based on a $34.79 share price, the closing price of CIT common stock on that date. The amounts represented described in footnotes 2 and 3 that vested on February 16, 2012 are based on a $41.31 share price, the closing price of CIT common stock on that date.

(5)	The actual future value to be realized, of vested RSUs that have not yet been delivered, may differ from the amount shown based on the closing price of CIT common stock on the respective dates the RSUs are actually delivered.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit (1) ($)
(a)	(b)	(c)	(d)
John A. Thain	CIT Group Inc. Retirement Plan (2)	1.92	$22,921
	Supplemental Retirement Plan (3)	1.92	$131,300
	Executive Retirement Plan (4)	n/a	n/a
			$154,221
Nelson J. Chai	CIT Group Inc. Retirement Plan (2)	1.58	$20,284
	Supplemental Retirement Plan (3)	1.58	$70,820
	Executive Retirement Plan (4)	n/a	n/a
			$91,104
Scott T. Parker	CIT Group Inc. Retirement Plan (2)	1.50	$19,858
	Supplemental Retirement Plan (3)	1.50	$48,895
	Executive Retirement Plan (4)	n/a	n/a
			$68,753
C. Jeffrey Knittel	CIT Group Inc. Retirement Plan (2)	29.17	$344,994
	Supplemental Retirement Plan (3)	29.17	$602,915
	Executive Retirement Plan (4)	29.17	$4,464,875
			$5,412,784
Lisa K. Polsky	CIT Group Inc. Retirement Plan (2)	1.67	$22,645
	Supplemental Retirement Plan (3)	1.67	$49,256
	Executive Retirement Plan (4)	n/a	n/a
			$71,901

(1)	The actuarial present value of accumulated benefits was computed on the basis of the same actuarial assumptions, with the exception of turnover, retirement, and pre-retirement mortality, as used to compute the accumulated benefit obligation as of December 31, 2012 and as stated in our Annual Report on Form 10-K filed with the SEC on March 1, 2013, in “Note 18 — Retirement, Other Postretirement and Other Benefit Plans” to the consolidated financial statements. With regard to turnover, retirement, and pre-retirement mortality, the present values of the accumulated benefits payable under the Retirement Plan and the Supplemental Retirement Plan have been computed based on the assumption that the executive would remain employed by CIT until age 65 (the normal retirement age as defined in both plans) and then retire and collect the accumulated benefit. The present values of the accumulated benefits payable under the Executive Retirement Plan (which has been closed to new participants since 2006) assumes Mr. Knittel would remain employed by CIT through age 60 (the youngest age at which benefits can be received without any reduction) or the youngest age of benefit eligibility, and then retire and collect the accumulated benefit. Eligibility to receive early retirement benefits are more fully described under Narrative Information Relating to Retirement Arrangements for Named Executive Officers in this Proxy Statement.

(2)	The Retirement Plan is our tax-qualified plan and is further described under the heading “Narrative Information Related to Retirement Arrangements for Named Executive Officers” in this Proxy Statement.

(3)	The Company maintains the Supplemental Retirement Plan for employees, including the named executive officers, whose benefit in the Retirement Plan is subject to limitations imposed under the Tax Code. The Supplemental Retirement Plan is further described under “Narrative Information Related to Retirement Arrangements for Named Executive Officers” in this Proxy Statement.

(4)	The Executive Retirement Plan is a nonqualified plan and is further described under “Retirement Arrangements for Named Executive Officers” in this Proxy Statement. Messrs. Thain, Parker, Chai, and Ms. Polsky are not participants in the Executive Retirement Plan.

NARRATIVE INFORMATION RELATING TO RETIREMENT ARRANGEMENTS FOR NAMED EXECUTIVE OFFICERS

In addition to the Savings Incentive Plan, we maintained two retirement arrangements during 2012 in which our named executive officers are eligible to participate: the Retirement Plan and the Supplemental Retirement Plan. Effective December 31, 2012, participation in and employer contributions to the Retirement Plan and Supplemental Retirement Plan were frozen for all employees, including the named executive officers. We also maintain a third retirement arrangement, the Executive Retirement Plan, which has been closed to new participants since 2006. Mr. Knittel is the only named executive officer eligible to participate in the Executive Retirement Plan. The Retirement Plan is a tax-qualified defined benefit pension plan that covers eligible employees in the United States. The Executive Retirement Plan and the Supplemental Retirement Plan are nonqualified plans.

Each of the named executive officers either has or will become eligible to receive retirement benefits, that have accumulated through December 31, 2012, under the Retirement and Supplemental plans as follows: Mr. Thain will become eligible on February 8, 2013; Mr. Chai will become eligible on June 1, 2013; Mr. Parker will become eligible on July 2, 2013; Mr. Knittel became eligible upon conversion of his accrued benefit effective January 1, 2001; and Ms. Polsky will become eligible on May 17, 2013.

Under the Executive Retirement Plan, participating named executive officers will be eligible for early retirement benefits upon reaching 55 years of age with ten years of benefit service. Mr. Knittel will become eligible on September 6, 2013.

Retirement Plan

At December 31, 2012, the Retirement Plan covered all officers and employees in the United States who have one year of service and are 21 years of age or older. The Retirement Plan was revised in 2000 to convert to a “cash balance” formula, which became effective January 1, 2001. Under the cash balance formula, except for certain grandfathered participants, each participant’s accrued benefit as of December 31, 2000 was converted to a lump sum amount and each year thereafter the participant’s account balance is to be credited with a percentage of the participant’s benefit pay depending on the participant’s period of service as follows:

Period of Service	% of Benefits Pay

1 – 9 years	5
10 – 19 years	6
20 – 29 years	7
30 years or more	8

For purposes of the Retirement Plan, benefits pay generally means base salary, certain annual incentive awards, sales incentives and commissions, subject to certain limits under the plan and imposed under the Tax Code. Account balances under the cash balance portion of the Retirement Plan also receive annual interest credits, subject to certain government limits. For 2012, the interest crediting rate was 2.5%. Upon termination after three years of employment or upon retirement, a participant’s benefit under the Retirement Plan is generally payable, at the election of the participant, in an annuity or lump sum.

Mr. Knittel began earning benefits under the cash balance formula effective January 1, 2001. Each of Messrs. Thain, Chai and Parker, and Ms. Polsky became earning benefits under the cash balance formula in 2011.

Prior to the conversion to a “cash balance” formula, certain participants elected in 2000 not to participate in the Retirement Plan cash balance program. Such participants are eligible instead to receive grandfathered benefits under the Traditional Retirement Formula, determined as 1.25% of final average annual compensation, multiplied by final years of benefit service up to a maximum of 40 years. Final average annual compensation is determined to be the annual compensation for the 60 consecutive months (five years) during which annual compensation is highest within the last 120 months (ten years) of benefit service. Benefits may be reduced by 1/2% for each month (6% per year) in the event a grandfathered participant elects to retire and start receiving payments before age 60, but after attaining age 55. None of the executive officers are eligible to receive benefits under the Traditional Retirement Formula.

Effective December 31, 2012 participation in and contributions to the Retirement Plan were frozen.

Supplemental Retirement Plan

At December 31, 2012, the Supplemental Retirement Plan covered executives of CIT whose benefits under the Retirement Plan are limited by operation of the Tax Code. Each of the named executive officers participates in the Supplemental Retirement Plan. Any benefits under the Supplemental Retirement Plan are paid in a lump sum following a participant’s termination of employment with CIT. However, in order to comply with Section 409A of the of the Tax Code (“Section 409A”), benefits accrued under the Supplemental Retirement Plan through December 31, 2008 for active participants in the Executive Retirement Plan will be “frozen” and remain payable, according to the operation of the plan, as a lump-sum payment upon separation from service. Supplemental Retirement Plan benefits will continue to accrue after December 31, 2008, according to the operation of the plan, but that portion earned after 2008 will be payable in the form of an annuity.

Effective December 31.2012 participation and contributions to the Supplemental Retirement Plan were frozen.

Mr. Knittel generally is entitled to receive an additional two years of age and service credit under the Supplemental Retirement Plan, in the event Mr. Knittel’s employment is terminated by him for “Good Reason” or by CIT “Without Cause” (in each case, as defined in his employment agreement and as further described under the heading, “Potential Payments Upon Termination or Change of Control” in this Proxy Statement).

Executive Retirement Plan

The Executive Retirement Plan has been closed to new participants since 2006. Mr. Knittel participates in the Executive Retirement Plan; Messrs. Thain, Chai and Parker, and Ms. Polsky do not participate in the Executive Retirement Plan. The Executive Retirement Plan provides for an annual retirement benefit based upon a formula that takes into account the executive’s final base compensation and years of benefit service with CIT. The annual retirement benefit under the Executive Retirement Plan formula is determined as final base compensation multiplied by the sum of 50% for the first 10 years of benefit service, plus 2% for each of the following years of benefit service up to maximum of 20 years. Final base compensation is defined as the highest base compensation for any consecutive twelve-month period in the five years prior to retirement. Benefit service generally means service taken into account for purposes of the Retirement Plan. The benefit under the Executive Retirement Plan formula is reduced by the actuarial equivalent value of the benefits payable under the Supplemental Retirement Plan, the Retirement Plan, the Supplemental Savings Plan, the Flexible Retirement Contribution Account under the Savings Incentive Plan, and certain predecessor plans of CIT.

Benefits under the Executive Retirement Plan are paid in the form of an annuity for life beginning at an executive’s normal retirement date. Normal retirement date is defined as age 65 with at least ten years of benefit service. An executive who is age 55 and who has at least ten years of benefit service may also elect to retire early with a benefit determined under the Executive Retirement Plan formula that is reduced by 1/2% for each month that payments begin before reaching age 60. Executives may elect to have benefits under the Executive Retirement Plan paid in the form of a joint and survivor annuity over the combined lives of the executive and the executive’s beneficiary, or as a life annuity.

No benefits are payable under the Executive Retirement Plan if an executive terminates employment prior to attaining ten years of benefit service, except in situations where the Board elects to terminate the plan or a Change of Control has occurred. Under certain circumstances, if an executive terminates employment with ten years of service and prior to attaining age 55, the benefit under the plan is paid in a lump sum.

The Executive Retirement Plan also provides a death benefit for participating executives in the event he dies while actively employed by CIT. The amount of this benefit is generally equal to three times base salary. CIT has purchased corporate-owned life insurance to fund this benefit and the retirement benefits payable under the Executive Retirement Plan. Mr. Knittel remains eligible to receive a death benefit under the Executive Retirement Plan.

Mr. Knittel generally is entitled to receive an additional two years of age and service credit under the Executive Retirement Plan, in the event Mr. Knittel’s employment is terminated by him for “Good Reason” or by CIT “Without Cause” (in each case, as defined in his employment agreement and as further described under the heading, “Potential Payments Upon Termination or Change of Control” in this Proxy Statement).

Other Plans

The Savings Incentive Plan covers all officers and employees in the United States who have at least 60 days of service and are 18 years of age or older. Under this plan, CIT matches 100% of a participant’s own pre-tax and Roth contributions to the plan up to the first 5% of eligible pay. Additionally, certain participants who were eligible and elected to remain covered under the Retirement Plan’s Traditional Retirement Formula receive flexible retirement contributions by CIT under the Savings Incentive Plan. Flexible Retirement Contributions of up to 3% of eligible pay are made as of December 31 each year, provided the participant is employed by CIT on December 31, left the company at or after age 55, or died or became disabled during the year. The excess of any Flexible Retirement Contributions limited by operation of the Tax Code are contributed under the SSP, further described under the narrative information to the Nonqualified Deferred Compensation Table. Effective January 1, 2013, the Savings Incentive Plan was modified to increase the matching contribution from up to 5% to up to 6%, as well as to introduce a supplemental employer contribution feature. A 60-day eligibility waiting period for new hires was also removed.

Section 409A of the Tax Code requires the payment of the portion of benefits earned after December 31, 2004 for executive officers under the Executive Retirement Plan, the Supplemental Retirement Plan and the Supplemental Savings Plan (including potentially each of the named executive officers) to be delayed for six months if the officer’s employment ends for any reason other than death or disability. Payments that are delayed as a result of this tax law earn interest at a short-term rate until paid to the officer.

NONQUALIFIED DEFERRED COMPENSATION (1)

The following table contains information with respect to the participation of the named executive officers in the Company’s unfunded cash nonqualified deferred compensation plans, as well as with respect to stock salary RSUs granted to Mr. Thain that are vested but have not yet converted to shares of CIT common stock.

Name	Registrant Contributions in Last FY (2) ($)	Aggregate Earnings in Last FY ($)		Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)
(a)	(c)	(d)		(e)	(f)
John A. Thain	$1,429,726	$420,528	(3)	$93,934	$4,276,434	(4)
Nelson J. Chai	$–	$–		$–	$–
Scott T. Parker	$–	$–		$–	$–
C. Jeffrey Knittel	$–	$159	(5)	$–	$6,100	(5)
Lisa K. Polsky	$–	$–		$–	$–

(1)	None of the named executives elected to participate in the CIT Group Inc. Deferred Compensation Plan, which is described below under the heading, “Narrative Information Relating to Nonqualified Deferred Compensation”.

(2)	Represents the fair value of incentive RSUs granted to Mr. Thain in 2010, that vested during 2012 but remain subject to transfer restrictions through July 29, 2013. The amounts shown are included in “Value Realized on Vesting” in the Option Exercises and Stock Vested table.

(3)	Represents the value of vested stock salary RSUs and incentive RSUs subject to transfer restrictions based on the closing price of CIT common stock on December 30, 2012 (or, if applicable, the earlier settlement date during 2012), compared with the closing price of CIT common stock on December 31, 2011 (or, if applicable, the later contribution date).

(4)	Represents the value of vested RSUs subject to transfer restrictions as of December 31, 2012, multiplied by the $38.64 closing price of CIT common stock on that date.

(5)	The amounts shown represents earnings during 2012 and the balance at December 31, 2012 in the SSP. SSP balances reflect accrued benefits prior to the conversion of the Retirement Plan to a “cash balance” formula in 2001. Mr. Knittel is the only named executive who participates in the SSP.

NARRATIVE INFORMATION RELATING TO NONQUALIFIED DEFERRED COMPENSATION

Deferred Compensation Plan

In 2005, we adopted the CIT Group, Inc. Deferred Compensation Plan (the “DCP”) which allows approximately 175 U.S.-based senior officers (including all of the named executive officers) the opportunity to defer payment of a portion of their base salary, up to a maximum of 50%, and certain incentive payments, up to a maximum of 75%. Deferred amounts are notionally invested in various investment benchmarks selected by the participant from those offered under the plan and that are aligned with actual investments under company-owned life insurance policies used by CIT to administer the plan. Changes to notional investment selections may be made on a daily basis. Participant deferrals under this plan are payable upon separation from service or in an elected calendar year, or in the event of a participant’s death, disability or unforeseeable emergency. Our obligations under the DCP are unsecured general obligations.

Effective January 1, 2013, participation in the DCP was frozen.

Supplemental Savings Plan

Participants in the SSP receive an allocation of amounts that were not able to be contributed to the flexible retirement contribution account under the Savings Incentive Plan as a result of limits imposed under the Tax Code. Such amounts are notionally invested in the same investments as the participant’s flexible retirement contributions under the Savings Incentive Plan. However, in order to comply with Section 409A, the notional investment return under the SSP will change for active participants in the Executive Retirement Plan only, from the rate of investment return under the Savings Incentive Plan to a fixed rate of return as of December 31, 2008. The interest rate that will be used to determine such notional investment return under the SSP will be equal to the interest on 20-year Treasury Constant Maturities. Payments are made in a lump sum following the participant’s separation from service.

NARRATIVE INFORMATION RELATING TO POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Employment Agreements, Non-Competition, Non-Solicitation and Confidentiality Agreements and Double Trigger Change of Control

Other than Mr. Knittel, neither the CEO nor other NEOs (nor other executive officers) is party to an employment agreement with CIT, and as such their employment with the Company is “at will.” We do not have any agreements, other than with Mr. Knittel described below, that provide for cash severance payments upon termination of employment or in connection with a Change of Control for the named executive officers.

Mr. Thain

Mr. Thain is subject to certain non-solicitation and non-disparagement obligations that became effective when he joined CIT. While employed by CIT and then for one year after the date of termination of Mr. Thain’s employment for any reason, Mr. Thain may not, without the written consent of the Board, (i) directly or indirectly attempt to solicit any client to transact business with a competitor of CIT or reduce or refrain from doing any business with CIT, (ii) directly or indirectly attempt to solicit anyone who is then an employee of CIT (or who was such an employee within the prior six months) to resign from CIT or to apply for or accept employment with any competitor of CIT or (iii) directly or indirectly disparage or publicly criticize CIT or any of its affiliates.

Messrs. Chai and Parker and Ms. Polsky

Messrs. Chai and Parker and Ms. Polsky are party to the Company’s standard Non-Competition, Non-Solicitation and Confidentiality Agreement covering senior executives. Under the terms of such agreement, an executive shall not, (i) during employment with CIT and for one year thereafter, without CIT’s prior written consent, engage directly or indirectly in any competing business, (ii) directly or indirectly attempt to solicit any client to transact business with a competitor of CIT or reduce or refrain from doing any business with CIT, (iii) directly or indirectly attempt to solicit anyone who is then an employee of CIT (or who was such an employee within the prior six months) to resign from CIT or to apply for or accept employment with any competitor of CIT, or (iv) during and after employment will take reasonable measures to protect CIT confidential information from unauthorized use or disclosure.

Mr. Knittel

Compensation and Benefits

Mr. Knittel’s employment agreement, as amended and restated on December 3, 2012, provides for the payment of an annual base salary to be reviewed when the salaries of all CIT executive officers are reviewed. Once Mr. Knittel’s salary is increased, it may not later be reduced. Mr. Knittel is also entitled to an annual bonus opportunity based on the performance of CIT and his business unit, in accordance with CIT’s incentive plans and programs (with a target bonus of at least 100% of annual base salary). Mr. Knittel’s employment agreement provides for his participation in all employee pension, welfare, perquisites, fringe benefit, and other benefit plans generally available to senior executives. In addition, Mr. Knittel’s employment agreement provides for continued participation in CIT’s Executive Retirement Program and all other supplemental and excess retirement plans on terms no less favorable than provided immediately prior to the effective date of Mr. Knittel’s employment agreement. Mr. Knittel is also eligible to receive benefits under the CIT retiree medical and life insurance plans.

Termination and Change of Control Arrangements

In the event Mr. Knittel’s employment is terminated by him for “Good Reason” or by CIT “Without Cause” (in each case, as defined in his employment agreement), Mr. Knittel generally is entitled to receive a prorated bonus, continued salary and bonus for two years, continued benefits for up to two years, two years of age and service credit under all relevant CIT retirement plans, and outplacement services. In addition, all of Mr. Knittel’s outstanding equity compensation awards will fully vest and he generally will have two years to exercise outstanding options. Without limitation, none of the aforementioned items will be payable to the extent they are limited by restrictions imposed by FDIC Regulations.

In the event of a termination due to death or disability, Mr. Knittel (or his estate) is entitled to a lump sum payment equal to the sum of his annual base salary, a prorated bonus payment, full accelerated vesting with respect to outstanding equity compensation awards, and amounts due under CIT’s general benefits plans and programs, if any. In addition, for a termination due to disability, Mr. Knittel is entitled to continue to accrue age and service credit through retirement for purposes of CIT’s retirement plans. In the event of a termination due to retirement, Mr. Knittel is entitled to a pro-rated bonus payment, except as limited by the restrictions imposed by FDIC Regulations.

Change of Control

In the event of a Change of Control (as defined in Mr. Knittel’s employment agreement), the term of his employment agreement will be extended to the second anniversary of the Change of Control. In addition, should his employment be terminated “Without Cause” or by Mr. Knittel for “Good Reason” (each as defined in his employment agreement) during the two-year extension period, Mr. Knittel will receive the same severance payments and benefits described above for a termination “Without Cause” except that an amount equal to two and one-half times salary and bonus will become payable in lieu of continued salary and bonus for two years. Without limitation, none of the aforementioned items will be payable to the extent they are limited by restrictions imposed by FDIC Regulations.

Restrictive Covenants

Mr. Knittel’s employment agreement also contains certain non-competition and non-solicitation obligations. While employed by CIT and for one year following termination of employment for any reason, Mr. Knittel may not, without the written consent of the Board, (i) knowingly engage or be interested in any business in the United States which is in competition with any lines of business actively being conducted by CIT on the date of termination, or (ii) disparage or publicly criticize CIT or any of its affiliates. In addition, while employed by CIT and for two years following termination of employment for any reason, Mr. Knittel may not, without the written consent of the Board, hire any person who was employed by CIT or one of its subsidiaries or affiliates (other than persons employed in a clerical or other non-professional position) within the six-month period preceding the date of such hiring or solicit, entice, persuade, or induce any person or entity doing business with CIT to terminate such relationship or to refrain from extending or renewing the same.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

As described above, we have entered into certain agreements and maintain certain plans that will require CIT to provide compensation to certain of our named executive officers in the event of a termination of employment of the named executive officer or a Change of Control of CIT. The amount of compensation payable to each named executive officer in each situation is listed in the table below, based on the assumption that the triggering event took place on December 31, 2012.

Amounts shown below do not include payments and benefits to the extent they are generally provided to all U.S. employees under each situation listed including severance, disability benefits, life insurance payable upon death during employment, retiree medical and life insurance benefits, and vested balances under the 401(k) plan. The amounts also do not include pension benefits, set forth in the Pension Plan Table, or DCP and SSP balances shown in the Nonqualified Deferred Compensation Table.

FDIC Regulations continue to prohibit CIT from making any “golden parachute” payments to named executive officers on account of an applicable severance from employment. CIT will only make such payments as allowed by FDIC Regulations and available regulatory guidance. The amounts shown in the table below assume that the FDIC Regulations do not apply.

Termination Reason	Name	Incremental Severance (1)	Value of Unvested Equity-Based Awards (2)	Present Value of Incremental Pension Benefits (3)	Present Value of Incremental Health/ Welfare Benefits (4)	Total (5)
Retirement	John A. Thain	n/a	n/a	n/a	n/a	n/a
	Nelson J. Chai	n/a	n/a	n/a	n/a	n/a
	Scott T. Parker	n/a	n/a	n/a	n/a	n/a
	C. Jeffrey Knittel	$713,750	n/a	n/a	n/a	$713,750
	Lisa K. Polsky	n/a	n/a	n/a	n/a	n/a
Good Reason or	John A. Thain	n/a	n/a	n/a	n/a	n/a
Involuntary	Nelson J. Chai	n/a	n/a	n/a	n/a	n/a
Without Cause	Scott T. Parker	n/a	n/a	n/a	n/a	n/a
	C. Jeffrey Knittel	$3,141,250	$2,921,966	$4,875,882	$91,596	$11,030,694
	Lisa K. Polsky	n/a	n/a	n/a	n/a	n/a
Death	John A. Thain	n/a	$4,594,783	n/a	n/a	$4,594,783
	Nelson J. Chai	n/a	$4,274,477	n/a	n/a	$4,274,477
	Scott T. Parker	n/a	$3,517,039	n/a	n/a	$3,517,039
	C. Jeffrey Knittel	$1,213,750	$2,921,966	n/a	$1,500,000	$5,635,716
	Lisa K. Polsky	n/a	$2,761,724	n/a	n/a	$2,761,724
Disability	John A. Thain	n/a	$4,594,783	n/a	n/a	$4,594,783
	Nelson J. Chai	n/a	$4,274,477	n/a	n/a	$4,274,477
	Scott T. Parker	n/a	$3,517,039	n/a	n/a	$3,517,039
	C. Jeffrey Knittel	$1,213,750	$2,921,966	n/a	n/a	$4,135,716
	Lisa K. Polsky	n/a	$2,761,724	n/a	n/a	$2,761,724
Change of	John A. Thain	n/a	$4,594,783	n/a	n/a	$4,594,783
Control	Nelson J. Chai	n/a	$4,274,477	n/a	n/a	$4,274,477
	Scott T. Parker	n/a	$3,517,039	n/a	n/a	$3,517,039
	C. Jeffrey Knittel	$3,748,125	$2,921,966	$4,875,882	$91,596	$11,637,569
	Lisa K. Polsky	n/a	$2,761,724	n/a	n/a	$2,761,724

(1)	Represents the value payable in a lump-sum of Mr. Knittel’s average annual bonus for the two preceding calendar years, plus one-times his annual base salary in the event of death or disability, plus two times his combined annual base salary plus average bonus in the event of a termination for “Good Reason” or “Without Cause” (each as defined in his employment agreement), or two and one-half times his combined salary plus average bonus in the event of his termination following a Change of Control, pursuant to terms of his employment agreement. Messrs. Thain, Chai and Parker, and Ms. Polsky are eligible to receive un-enhanced severance benefits pursuant to arrangements that generally cover all U.S. employees, which are not included in the table above.

(2)	Generally, represents unvested equity-based awards that are calculated based on $38.64, the closing price of our common stock on December 31, 2012. The amount shown for Mr. Thain also includes vested salary stock and incentive RSUs that remain subject to holding periods. The treatment upon termination for each type of equity award is further described under the heading, “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Equity Awards Table” following the Grants of Plan-Based Awards table that appears earlier in this Proxy Statement.

(3)	Amounts shown represent the present value of incremental two years age and service credit above the pension benefits set forth in the Pension Plan table, in the event of an involuntary termination of employment other than for cause, pursuant to Mr. Knittel’s employment agreement. Present values of the under the Executive Retirement Plan and Supplemental Retirement Plan are based on FASB ASC Topic 715 assumptions of a discount rate of 3.75%, and the Generational PPA Sex Distinct Annuitant table.

(4)	Includes, as applicable to Mr. Knittel pursuant to his employment agreement (a) the estimated value of medical or dental coverage premiums for individual policies to provide coverage for a period of two years; (b) the estimated cost of company provided basic group life insurance that provides one times base salary plus the cost of accidental death and dismemberment insurance that provides one times base salary (the base salary is capped at $500,000 under the plan); and (c) the estimated cost to purchase individual disability insurance policy coverage for a period of two years. In the event of death, the amount shown for Mr. Knittel represent three times annual base salary pursuant to the Executive Retirement Plan.

(5)	Mr. Knittel’s employment agreement was amended in December 2009 to remove his contractual gross-up related to any excise taxes pursuant to Section 280G of the Tax Code and the related based on the value of amounts and benefits payable under each termination scenario. Therefore, no estimate for any such gross-up calculation is included in the amounts shown in the table above.

2013 COMPENSATION COMMITTEE REPORT

The information contained in this report shall not be deemed “soliciting material” or otherwise considered “filed” with the SEC, and such information shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that CIT specifically incorporates such information by reference in such filing.

Management prepared the CD&A presented in this Proxy Statement, which was reviewed by our Chief Risk Officer. The Compensation Committee has discussed and reviewed the CD&A with management and based on this discussion and review has recommended to the full Board that the CD&A be included in this Proxy Statement.

March 21, 2013	Compensation Committee Seymour Sternberg, Chair William M. Freeman John R. Ryan

2013 AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to CIT’s audited financial statements for the year ended December 31, 2012. The information contained in this report shall not be deemed “soliciting material” or otherwise considered “filed” with the SEC, and such information shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that CIT specifically incorporates such information by reference in such filing.

Under the terms of its charter, the Audit Committee (i) monitors the quality and integrity of CIT’s financial reporting process, financial statements and systems of internal controls regarding finance and accounting, (ii) reviews CIT’s corporate compliance policies and monitors the compliance by CIT with its Code of Business Conduct, and its other compliance policies, as well as with legal and regulatory requirements, (iii) monitors the qualifications, independence and performance of CIT’s internal audit function and independent registered public accounting firm, (iv) retains and determines the compensation of the independent auditors, and (v) monitors CIT’s financial, litigation and compliance risks. It is not the Audit Committee’s responsibility to conduct auditing or accounting reviews or procedures. Management has primary responsibility for the preparation and integrity of the financial statements and the reporting process. CIT’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the audited financial statements to accounting principles generally accepted in the United States of America.

The Audit Committee reviewed CIT’s audited financial statements and related SEC filings for the year ended December 31, 2012 and met with management and PricewaterhouseCoopers LLP (“PwC”), CIT’s independent registered public accounting firm, to discuss those financial statements. Management has represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles.

The Audit Committee has discussed with PwC the matters required to be discussed by auditing standard AU 380 as adopted by the Public Company Accounting Oversight Board, as amended. In addition, the Audit Committee has received from PwC its written disclosures and letter regarding its independence from CIT, as required by the applicable requirements of the Public Company Accounting Oversight Board, and has discussed with PwC its independence from CIT and management. The Audit Committee has also determined, based on such disclosures, letter and discussions, that PwC’s provision of other non-audit services to CIT is compatible with the auditors’ independence.

Based upon these reviews and discussions, the Audit Committee has recommended to the Board that the audited financial statements be included in CIT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

February 20, 2013	Audit Committee Marianne Miller Parrs, Chair Michael J. Embler David M. Moffett

OVERVIEW OF PROPOSALS

This Proxy Statement contains three proposals requiring stockholder action. Proposal 1 requests the election of eleven directors to the Board. Proposal 2 seeks the ratification of the appointment of PricewaterhouseCoopers LLP as CIT’s independent registered public accounting firm for 2013. Proposal 3 requests a non-binding advisory vote on executive compensation. Each of the proposals is discussed in more detail below.

PROPOSAL 1 – ELECTION OF DIRECTORS

The Board has nominated directors Thain, Embler, Freeman, Moffett, Oates, Parrs, Rosenfeld, Ryan, Sternberg, Tobin and Unger to be elected to continue to serve as directors until the next annual meeting of stockholders and until their successors are duly elected and qualified.

The above named eleven CIT directors, each of whom is listed in the table under the heading “Directors — Nominees” in this

Proxy Statement and whose biographical information and qualifications are set forth immediately following such table, are nominated for election at the Annual Meeting.

At the Annual Meeting, proxies cannot be voted for a greater number of individuals than the eleven nominees named in this Proxy Statement. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made and the proxy does not represent shares reflecting a “broker non-vote,” for the election of the Board’s eleven nominees. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote for a nominee designated by the present Board, if any, to fill the vacancy.

Vote Required

A majority of the votes cast at the Annual Meeting is required to elect directors to the Board. A nominee for director shall be elected to the Board if the votes cast FOR such nominee’s election exceed the votes cast AGAINST such nominee’s election.

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR.

PROPOSAL 2 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as CIT’s Independent Registered Public Accounting Firm and as external auditors of CIT’s consolidated financial statements for 2013, to review management’s assessment of the effectiveness of internal control over financial reporting as of and for the year ending December 31, 2013, and to perform appropriate auditing services. While the Audit Committee is responsible for the appointment, compensation, retention, termination and oversight of the independent registered public accounting firm, the Board, as a matter of policy, is requesting that CIT’s stockholders ratify the appointment of PwC. The Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal; however, if our stockholders do not ratify the appointment of PwC, the Audit Committee may investigate the reasons for stockholder rejection and may consider whether to retain another independent registered public accounting firm if it determines such change would be in the best interests of CIT’s stockholders.

PwC has audited our financial statements since June 2001. A member of PwC will be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to stockholders’ questions.

Fees for Professional Services Paid to Auditors

The following table sets forth the aggregate fees, including out-of-pocket expenses, for professional services billed by PwC related to the years ended December 31, 2012 and December 31, 2011:

	Year ended December 31, 2012	Year ended December 31, 2011
Audit Fees (a)	$13,941,000	$13,642,000
Audit-Related Fees (b)	852,000	775,000
Tax Fees (c)	435,000	357,000
All Other Fees (d)	10,000	420,000
Total Fees	$15,238,000	$15,194,000

(a)	Audit fees include fees in connection with professional services rendered for audit of CIT’s consolidated financial statements and effectiveness of internal controls over financial reporting, limited reviews of CIT’s unaudited interim consolidated financial statements included in Forms 10-Q, and as appropriate, statutory and regulatory audits, issuances of comfort letters, consents, income tax provision procedures and assistance with review of documents filed with the SEC. The audit fees in the 2011 column have been updated compared to those disclosed in CIT’s 2012 proxy statement, primarily to include fees for non-recurring procedures related to fiscal 2011 that were agreed to after the filing of the 2012 proxy statement.

(b)	Audit related fees include fees for assurance and related services that are reasonably related to the audit or review of financial statements, including agreed upon procedures for various transactions, audits of employee benefit plans, and guidance related to emerging accounting standards.

(c)	Tax fees include fees for tax services rendered for tax return preparation, tax compliance and tax advice.

(d)	All other fees include fees for permitted services and user licenses for access to a technical reference library. The 2011 amount also reflects fees for assisting in improving corporate-related reporting processes.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services Performed by the Independent Registered Public Accounting Firm

CIT will not retain PwC for any professional services without the prior approval of the Audit Committee, except that the Audit Committee has delegated to its Chairman the authority to authorize management to retain PwC for professional services in which the aggregate fees are expected to be less than $150,000 in any calendar quarter, subject to ratification by the Audit Committee at its next meeting. In general, CIT does not retain PwC to provide information systems, tax consulting, or other consulting services. The Audit Committee has determined that the professional services provided by PwC as quantified in the table above are compatible with the independent auditor maintaining its independence. The Audit Committee gave prior approval to all audit and non-audit professional services provided by PwC in 2012.

Vote Required

The affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote is required to ratify the appointment of PwC as our independent registered public accounting firm.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF PWC AS CIT’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND AUDITORS FOR 2013.

PROPOSAL 3 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by Section 14A of the Exchange Act, CIT is submitting to stockholders a non-binding advisory vote to approve the compensation of our named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC. CIT will include this non-binding advisory vote at each annual meeting of stockholders at least until the next advisory vote on the frequency of advisory votes on executive compensation which shall occur no later than our 2017 annual meeting of stockholders.

CIT has a “pay-for-performance” philosophy that forms the foundation of decisions regarding incentive compensation of CIT’s employees, including its named executive officers. This compensation philosophy, and the program structure approved by the Compensation Committee, is central to CIT’s ability to attract, retain and motivate individuals who can achieve superior long-term financial results. Please refer to the “Compensation Discussion and Analysis” section in this Proxy Statement (including the Summary Compensation Table), for a detailed discussion of the compensation of CIT’s named executive officers.

CIT strives for a higher level of support from our stockholders on executive compensation. In direct response to feedback received by the Company during 2012 from our stockholders, our Compensation Committee took several specific actions to continue to make our executive compensation structure more performance-based, and our compensation decisions more transparent, by:

1.	Establishing a target-based total compensation structure, with specific goals and objectives for the CEO, other NEOs and other executive officers;
2.	Using a five-point performance rating scale for the determination of the annual short-term incentive, capped at 200% of target for exceptional performance;
3.	Introducing PSUs, which ties executives to the Company’s long-term performance;

4.	Adding risk-based clawbacks to both RSUs and PSUs; and
5.	Creating an aggregate short-term incentive pool tied formulaically to Company profitability for 2013.

These enhancements complement our other best practices, which are described in the Executive Summary portion of the “Compensation Discussion and Analysis” section of this Proxy Statement.

The Board is providing you, as a stockholder, the opportunity to endorse CIT’s compensation of its named executive officers and recommends that you approve, in an advisory vote, the following resolution:

“RESOLVED, that the compensation paid to CIT’s named executive officers, as disclosed in CIT’s Proxy Statement for the 2013 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, and narrative discussion, is hereby APPROVED.”

As an advisory vote, this proposal is not binding upon CIT; however, the Compensation Committee, which is responsible for designing and administering CIT’s executive compensation program, values the opinions of stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

Vote Required

The affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote is required to approve, on a non-binding basis, the compensation for our named executive officers.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVING THE COMPENSATION OF CIT’S NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THIS PROXY STATEMENT.

OTHER BUSINESS

CIT’s management does not intend to bring any business before the Annual Meeting other than the matters referred to in this Proxy Statement. If, however, any other matters properly come before the Annual Meeting, it is intended that the persons named in the proxy will vote pursuant to the proxy in accordance with their best judgment on such matters to the extent permitted by applicable law and regulations. The discretionary authority of the persons named in the proxy extends to matters which the Board does not know are to be presented at the meeting by others and any proposals of stockholders that were submitted after the deadline to submit such proposals.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE 2014 ANNUAL MEETING

Consistent with SEC regulations, to be eligible for inclusion in the proxy statement for CIT’s next annual meeting, stockholder proposals must be received by CIT’s Corporate Secretary at One CIT Drive, Livingston, NJ 07039, not later than 5:00 p.m. Eastern Standard Time on December 5, 2013, which is 120 calendar days prior to the one-year anniversary of the date of this Proxy Statement. We will determine whether or not to include any eligible stockholder proposals in the related proxy statement and proxy materials in accordance with applicable SEC regulations.

Under CIT’s By-Laws, nominations for director or other business proposals to be addressed at the meeting may be made by a stockholder entitled to vote who has delivered a notice to the Corporate Secretary of CIT not later than the close of business on February 13, 2014 and not earlier than January 14, 2014. The notice must contain all of the information required by CIT’s By-Laws.

These advance notice provisions are in addition to, and separate from, the requirements that a stockholder must satisfy to have a proposal included in the proxy statement under the rules of the SEC. Copies of CIT’s By-Laws are available on CIT’s website at www.cit.com or may be obtained from the Corporate Secretary.

ATTENDANCE AT THE ANNUAL MEETING

Attendance at the Annual Meeting is limited to stockholders and their proxies. Admission to the meeting will be on a first-come, first-served basis.

By Order of the Board of Directors

Robert J. Ingato Executive Vice President General Counsel and Secretary April 4, 2013

*** Exercise Your Right to Vote ***
Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held on May 14, 2013.
Meeting Information
CIT GROUP INC.
	Meeting Type:	Annual Meeting
	For holders as of:	March 18, 2013
	Date: May 14, 2013	Time: 11:00 AM EDT
	Location:	CIT GROUP INC.
One CIT Drive
Livingston, NJ 07039

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

M55630-P33616

— Before You Vote —
How to Access the Proxy Materials
Proxy Materials Available to VIEW or RECEIVE:
NOTICE AND PROXY STATEMENT ANNUAL REPORT
How to View Online:
Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
1) BY INTERNET:	www.proxyvote.com
2) BY TELEPHONE:	1-800-579-1639
3) BY E-MAIL*:	sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 30, 2013 to facilitate timely delivery.

— How To Vote —
Please Choose One of the Following Voting Methods

Vote In Person: If you choose to vote these shares in person at the meeting, you must request a "legal proxy." To do so, please follow the instructions at www.proxyvote.com or request a paper copy of the materials, which will contain the appropriate instructions. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form.

M55631-P33616

Voting Items
The Board of Directors recommends you vote FOR the following proposals:

1.	To elect 11 directors to serve for one year or until the next annual meeting of stockholders;
				1i.	Seymour Sternberg
The 11 director nominees are:
				1j.	Peter J. Tobin
	1a.	John A. Thain
				1k.	Laura S. Unger
	1b.	Michael J. Embler
			2.	To ratify the appointment of PricewaterhouseCoopers LLP as
	1c.	William M. Freeman		CIT’s independent registered public accounting firm and
external auditors for 2013.
	1d.	David M. Moffett
			3.	Advisory vote to approve named executive officer
	1e.	R. Brad Oates		compensation.

	1f.	Marianne Miller Parrs	NOTE: Such other business as may properly come before the annual meeting.
	1g.	Gerald Rosenfeld

	1h.	John R. Ryan

M55632-P33616

Voting Instructions

M55633-P33616

CIT GROUP INC. ONE CIT DRIVE LIVINGSTON, NJ 07039
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Saving Time on May 13, 2013. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Saving Time on May 13, 2013. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	M55618-P34312	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

CIT GROUP INC.

The Board of Directors recommends you vote FOR the following proposals:

1.	To elect 11 directors to serve for one year or until the next annual meeting of stockholders;

	The 11 director nominees are:		For	Against	Abstain				For	Against	Abstain

	1a.	John A. Thain	☐	☐	☐		1i.	Seymour Sternberg	☐	☐	☐

	1b.	Michael J. Embler	☐	☐	☐		1j.	Peter J. Tobin	☐	☐	☐

	1c.	William M. Freeman	☐	☐	☐		1k.	Laura S. Unger	☐	☐	☐

	1d.	David M. Moffett	☐	☐	☐	2.	To ratify the appointment of PricewaterhouseCoopers LLP		☐	☐	☐
as CIT’s independent registered public accounting firm
	1e.	R. Brad Oates	☐	☐	☐		and external auditors for 2013.

	1f.	Marianne Miller Parrs	☐	☐	☐	3.	Advisory vote to approve named executive officer compensation.		☐	☐	☐
	1g.	Gerald Rosenfeld	☐	☐	☐

	1h.	John R. Ryan	☐	☐	☐
									Yes	No
						Please indicate if you plan to attend this meeting.			☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M55619-P34312

CIT GROUP INC.

Proxy solicited by the Board of Directors for use at the
Annual Meeting of Stockholders of CIT Group Inc. on May 14, 2013

The undersigned stockholder appoints each of Robert J. Ingato, Christopher H. Paul and James P. Shanahan, attorney and proxy, with full power of substitution, on behalf of the undersigned and with all powers the undersigned would possess if personally present, to vote all shares of Common Stock of CIT Group Inc. that the undersigned would be entitled to vote at the above Annual Meeting and any adjournment thereof.The shares represented by this Proxy will be voted as instructed by you and in the discretion of the proxies on all other matters. If not otherwise specified, shares will be voted in accordance with the recommendations of the Directors as indicated in our Proxy Statement.

(Continued and to be signed on reverse side)